                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by Registrant: /X/

      Filed by a Party other than the Registrant: / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Materials Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             HARRINGTON FINANCIAL GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed per Exchange Act Rules 0-11 and 14a-6(i)(1).

/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, par value $0.125 per share
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                3,129,670 shares of common stock and options to purchase
                209,900 shares of common stock at an average exercise
                price of $8.1792
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                (3,129,670 X $12.4916) + 209,900 X ($12.4916-$8.1792) =
                $39,999,757--Sale Price
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $40,000,000
                ----------------------------------------------------------
           (5)  Total fee paid:
                $8,000.00
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        HARRINGTON FINANCIAL GROUP, INC.
                              722 EAST MAIN STREET
                                  P.O. BOX 968
                            RICHMOND, INDIANA 47375
                                 (765) 962-8531

                                           , 2001

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of Harrington Financial Group, Inc., an Indiana corporation and the holding company
for Harrington Bank, FSB, to be held at             located at             , on
            ,               , 2001 at         .m., Eastern Time.

    The attached Notice of Special Meeting of Shareholders and proxy statement describe the formal business to be transacted at the special meeting. The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt a merger agreement which Harrington Financial Group, Inc. ("Harrington") has entered into with Hasten Bancshares ("Hasten"), Al Acquisition Corp. ("Acquisition") and Douglas T. Breeden. The merger agreement provides for the merger of Acquisition, a wholly-owned subsidiary of Hasten, with and into Harrington.

    In connection with the merger, each share of Harrington's common stock outstanding at the time of the merger would be converted into the right to receive an amount of cash equal to $12.4916. The merger will be a taxable transaction to shareholders generally. Shareholders of Harrington will have no equity interest in either Harrington or Hasten after completion of the merger. The closing price per share for the Harrington common stock as reported on the Nasdaq National Market on May 30, 2001, the last full trading day prior to the public announcement of the proposed merger, was $9.10. The accompanying proxy statement more fully describes the proposed merger.

    Consummation of the merger is subject to certain conditions, including the approval by all applicable regulatory authorities and the approval of our shareholders. The Board of Directors believes that the proposed merger is in the best interests of Harrington and its shareholders and has unanimously approved the merger agreement and the merger. Pursuant to the Indiana Business Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Harrington common stock is required to approve and adopt the merger agreement. The Board of Directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement. You are urged to carefully read the accompanying proxy statement, which provides important information regarding the merger and related matters.

    Your vote is important, regardless of the number of shares that you own. Because the merger agreement must be approved by the holders of a majority of the outstanding shares of Harrington common stock, a failure to vote or a vote to abstain will have the same effect as a vote against the merger agreement. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the special meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are not able to attend the special meeting. Executed proxies with no instructions indicated on such proxies will be voted "FOR" approval and adoption of the merger agreement.

    We look forward to seeing you at this important special meeting. If you have any questions regarding the special meeting or the proposed merger, you are encouraged to call John E. Fleener, Chief Financial Officer of Harrington, at
(765) 966-9518, ext. 353.

                                          Sincerely,

                                          Douglas T. Breeden
                                          CHAIRMAN OF THE BOARD

                                          Craig J. Cerny
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        HARRINGTON FINANCIAL GROUP, INC.
                              722 EAST MAIN STREET
                                  P.O. BOX 968
                            RICHMOND, INDIANA 47375
                                 (765) 962-8531

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD                , 2001

                            ------------------------

    A special meeting of the shareholders of Harrington Financial Group, Inc.
("Harrington") will be held at             located at             , on
            ,               , 2001 at         .m., Eastern Time, to consider the
following proposals:

    1. To approve and adopt the Agreement and Plan of Merger, dated as of May 30, 2001, by and among Harrington, Hasten Bancshares ("Hasten"), Al Acquisition Corp. ("Acquisition") and Douglas T. Breeden, pursuant to which:

       - Acquisition will merge with and into Harrington, with Harrington continuing as the surviving corporation and as a wholly-owned subsidiary of Hasten; and

       - each outstanding share of Harrington's common stock outstanding at the time of the merger would be converted into the right to receive an amount of cash equal to $12.4916.

    2. To adjourn the special meeting, if necessary, to solicit additional proxies.

    3. Such other business as may properly come before the special meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed               , 2001, as the record date
for the determination of shareholders entitled to vote at the special meeting, or any adjournments or postponements thereof.

    You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. The proxy card will not be used if you attend and vote at the special meeting in person. If you are a shareholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

    The Board of Directors of Harrington unanimously recommends that shareholders vote "FOR" approval of the merger agreement.

                                          By Order of the Board of Directors,

                                          Douglas T. Breeden
                                          CHAIRMAN OF THE BOARD

                                          Craig J. Cerny
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Richmond, Indiana
              , 2001

    PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING YOUR CERTIFICATES.

                        HARRINGTON FINANCIAL GROUP, INC.
                              722 EAST MAIN STREET
                                  P.O. BOX 968
                            RICHMOND, INDIANA 47375
                                 (765) 962-8531

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD                , 2001

    This proxy statement and the accompanying form of proxy are being provided to you in connection with the solicitation of proxies by the Board of Directors of Harrington Financial Group, Inc. ("Harrington") from holders of outstanding shares of its common stock, par value $0.125 per share. The proxies will be
voted at Harrington's special meeting of shareholders to be held on         ,
2001, at the time and place and for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders and at any adjournments or postponements of the special meeting. This proxy statement and the accompanying
proxy are first being mailed to shareholders on or about       , 2001.

    At the special meeting, shareholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 30, 2001, by and among Harrington, Hasten, Acquisition and Douglas T. Breeden (the "merger agreement"). Pursuant to the merger agreement, Acquisition, a wholly owned subsidiary of Hasten, will merge with and into Harrington (the "merger"). As a result of the merger, Harrington will continue as the surviving corporation and as a wholly-owned subsidiary of Hasten, and Acquisition will cease to exist.

    In connection with the merger, each share of Harrington's common stock outstanding at the time of the merger will be converted into the right to receive an amount of cash equal to $12.4916. For a discussion of the consideration to be received by Harrington's shareholders in the merger, see "THE PROPOSED MERGER--MERGER CONSIDERATION." The merger will be a taxable transaction to shareholders generally. Shareholders of Harrington will have no equity interest in either Harrington or Hasten after completion of the merger.

    A copy of the merger agreement is included as APPENDIX A to this proxy statement and is incorporated herein by reference. The closing price per share for the Harrington common stock as reported on the Nasdaq National Market on May 30, 2001, the last full trading day prior to the public announcement of the proposed merger, was $9.10.

    Consummation of the merger is conditioned upon, among other things, approval and adoption of the merger agreement by the requisite vote of Harrington's shareholders and the receipt of all requisite regulatory approvals and consents. Pursuant to the Indiana Business Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Harrington common stock is required to approve and adopt the merger agreement. Harrington's directors have agreed that they will vote all of their shares of Harrington common stock, which amounts to, in the aggregate, 66% of the issued and outstanding Harrington common stock as of May 31, 2001, in favor of the merger agreement. Consequently, the merger agreement is expected to be approved by Harrington's shareholders. For further information concerning the required vote of Harrington's shareholders, see "SPECIAL MEETING OF SHAREHOLDERS--SOLICITATION AND VOTING," and for further information concerning the terms and conditions of the merger, see "THE PROPOSED MERGER--THE MERGER."

    The Board of Directors knows of no additional matters that will be presented for consideration at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Harrington or any other person.

    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                            --------
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................      1

SUMMARY TERM SHEET........................................................      3

THE COMPANIES.............................................................      8

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF HARRINGTON..............      9

SPECIAL MEETING OF SHAREHOLDERS...........................................     11
  Purpose.................................................................     11
  Solicitation and Voting.................................................     11
  Revocability of Proxies.................................................     12
  Adjournments............................................................     12

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS              13
  AND MANAGEMENT..........................................................

THE PROPOSED MERGER.......................................................     15
  The Merger..............................................................     15
  Background of the Merger................................................     15
  Reasons for the Merger and Recommendation of the Board of Directors.....     16
  Opinion of the Financial Advisor........................................     18
  Merger Consideration....................................................     20
  Interests of Certain Persons in the Merger..............................     21
  Regulatory Approvals....................................................     21
  Certain Federal Income Tax Consequences.................................     22
  Accounting Treatment....................................................     23
  Stock Option Agreement..................................................     24

THE MERGER AGREEMENT......................................................     26
  Effective Time..........................................................     26
  Conversion of Shares of Harrington's Common Stock.......................     26
  Treatment of Harrington Stock Options...................................     26
  Representations and Warranties..........................................     27
  Covenants of Harrington, Hasten and Acquisition; Conduct of Business         29
    Prior to the Merger...................................................
  Conditions to Consummation of the Merger................................     32
  No Negotiations with Others.............................................     33
  Termination.............................................................     34
  Termination Fee.........................................................     34
  Amendment...............................................................     35

ADJOURNMENT OF THE SPECIAL MEETING........................................     35

MARKET PRICES AND DIVIDENDS...............................................     36

WHERE YOU CAN FIND MORE INFORMATION.......................................     36

FUTURE SHAREHOLDER PROPOSALS..............................................     37

OTHER BUSINESS............................................................     37

FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS.........................     38

APPENDIX A:   Agreement and Plan of Merger, dated as of May 30, 2001, by and among Hasten Bancshares, Al Acquisition Corp.,
              Harrington Financial Group, Inc. and Douglas T. Breeden

APPENDIX B:   Option Agreement, dated as of May 30, 2001, by and between
              Harrington Financial Group, Inc. and Hasten Bancshares

APPENDIX C:   Opinion of Keefe, Bruyette & Woods, Inc.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY IS THE MERGER PROPOSED:

A: Harrington is proposing this merger because its Board of Directors has concluded that this merger is in the best interests of Harrington and its shareholders.

Q:  WHAT WILL I RECEIVE IN THIS MERGER?

A: Under the merger agreement, you will have the right to receive cash in the amount of $12.4916 for each share of the Harrington common stock that you own.

Q:  WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A: The special meeting is being held in connection with the solicitation of proxies of Harrington shareholders by your Board of Directors to vote on a proposal to approve and adopt the merger agreement.

Q:  WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: All Harrington shareholders who own Harrington common stock on         ,
    2001, the record date for the special meeting, will be entitled to vote at the special meeting.

Q:  WHAT ARE MY VOTING RIGHTS?

A: You will have one vote for each share of Harrington common stock you owned on
    the record date.       shares of Harrington common stock were outstanding on
    the record date and entitled to vote at the special meeting.

Q:  HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at Harrington's special meeting.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send written instructions to the Corporate Secretary of Harrington revoking your proxy. Second, you may complete and submit a new proxy card bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Harrington at the address at the top of Harrington's notice of special meeting. Third, you may attend the meeting and vote in person if you tell the Corporate Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at Harrington's meeting.

Q:  WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION?

A: Your Board of Directors has determined, by unanimous vote, that the merger is fair to and in the best interests of Harrington and its shareholders and has unanimously approved and adopted the merger agreement and the merger. Your Board of Directors unanimously recommends that shareholders vote FOR approval of the merger agreement at the special meeting.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTION TO HARRINGTON SHAREHOLDERS?

A: The receipt of cash for Harrington's common stock pursuant to the merger will be a taxable transaction to the Harrington shareholders for United States federal income tax purposes. In general, a holder of Harrington's common stock will recognize gain or loss measured by the difference between such shareholder's adjusted tax basis in the Harrington common stock owned by him or her at the effective time and the amount of cash received for the stock. Each shareholder is urged to consult his or her tax advisor to determine the particular tax consequences of the merger to such shareholder, including those relating to foreign, state, local and other taxes.

Q: WHO WILL PAY THE COSTS ASSOCIATED WITH THE PREPARATION OF THIS PROXY STATEMENT AND THE PROXY SOLICITATION?

A: Harrington will pay all costs associated with the preparation of this proxy statement and the proxy solicitation.

Q:  SHOULD I SEND IN MY CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates for cash.

Q:  WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger in the fourth quarter of 2001.

Q:  WHY HAVE YOU SENT ME THIS DOCUMENT AND WHO CAN HELP ANSWER MY QUESTIONS?

A: This proxy statement contains important information regarding the proposed merger, as well as information about Harrington and Hasten. It also contains important information about what Harrington's Board of Directors and management considered in evaluating this proposed merger. We urge you to read this proxy statement carefully, including its appendices.

    If you have more questions about the merger or the meeting, you should contact:

    John E. Fleener
    Chief Financial Officer
    Harrington Financial Group, Inc.
    722 East Main Street
    Richmond, Indiana 47375
    Telephone: (765) 966-9518, ext. 353

                               SUMMARY TERM SHEET

    THE FOLLOWING IS A BRIEF SUMMARY TERM SHEET FOR THE MERGER, WHICH HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT REGARDING THE MERGER AND THE MERGER AGREEMENT. THIS TERM SHEET MAY NOT, HOWEVER, CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU AS A SHAREHOLDER OF HARRINGTON. ACCORDINGLY, WE ENCOURAGE YOU TO CAREFULLY READ THE ENTIRE PROXY STATEMENT AND THE APPENDICES TO THIS PROXY STATEMENT, AS WELL AS THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN. PAGE NUMBERS REFER TO PAGES OF THIS PROXY STATEMENT ON WHICH MORE DETAILED INFORMATION MAY BE FOUND.

THE PROPOSED TRANSACTION INVOLVES THE MERGER OF HARRINGTON AND A SUBSIDIARY OF HASTEN

    - THE PROPOSAL (PAGE   ). You are being asked to consider and vote upon a
      proposal to approve the merger agreement that provides for Acquisition to be merged with and into Harrington. As a result of the merger, Harrington will continue as the surviving corporation and as a wholly-owned subsidiary of Hasten.

    - EACH HARRINGTON SHARE WILL BE EXCHANGED FOR $12.4916 IN CASH (PAGE   ).
      Upon completion of the merger, you will be entitled to receive $12.4916 in cash for each of your shares of Harrington common stock.

    - EACH HARRINGTON OPTION WILL BE EXCHANGED FOR $12.4916 LESS THE PER-SHARE
      EXERCISE PRICE IN CASH (PAGE   ). Option holders will be entitled to
      receive, for each of their options to acquire a share of Harrington common stock which is outstanding and unexercised prior to the effective time of the merger, the amount in cash equal to $12.4916 less the per-share exercise price of the option.

HARRINGTON'S FINANCIAL ADVISOR SAYS THE CASH CONSIDERATION IS FAIR FROM A
FINANCIAL POINT OF VIEW TO HARRINGTON'S SHAREHOLDERS (PAGE   AND APPENDIX B)

    On May 30, 2001, Keefe, Bruyette & Woods, Inc. ("KBW"), Harrington's financial advisor, delivered their opinion to Harrington's Board of Directors that, as of the date of such opinion, the consideration to be received by Harrington shareholders in the merger is fair from a financial point of view. KBW subsequently updated its opinion as of the date of this proxy statement.

    KBW provided its advisory services and its opinion for the information and assistance of the Harrington Board of Directors in connection with its consideration of the merger. KBW's opinion is not a recommendation as to how any Harrington shareholder should vote at the special meeting. THE OPINION IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. YOU ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

THE MERGER WILL BE A TAXABLE TRANSACTION TO YOU (PAGE   )

    As a result of the merger, you will generally recognize a gain or loss for United States income tax purposes measured by the difference between the cash received pursuant to the merger agreement and your adjusted tax basis in the shares of Harrington's common stock exchanged for such cash. Because determining the tax consequences of the merger can be complicated, you should consult with your tax advisor as to the specific tax consequences of the merger to you, including the applicability and effect of federal, state, local, foreign and other tax laws.

HARRINGTON'S BOARD OF DIRECTORS RECOMMENDS THE TRANSACTION TO ITS SHAREHOLDERS
(PAGE   )

    Your Board of Directors has determined, by unanimous vote, that the merger is fair to and in the best interests of Harrington and its shareholders and has unanimously approved and adopted the merger agreement and the merger. Your Board of Directors unanimously recommends that shareholders vote FOR approval of the merger agreement at the special meeting.

INFORMATION CONCERNING HARRINGTON'S COMMON STOCK AND MARKET PRICE (PAGE   )

    Harrington's common stock is traded on the Nasdaq National Market under the symbol "HFGI." The closing price per share for the Harrington common stock as reported on the Nasdaq National Market on May 30, 2001, the last full trading day prior to the public announcement of the proposed merger, was $9.10.

INFORMATION CONCERNING THE SPECIAL MEETING OF HARRINGTON'S SHAREHOLDERS

    - TIME, PLACE AND DATE OF THE SPECIAL MEETING (PAGE   ). The special meeting
      of Harrington shareholders will be held at             located at
                  , on             ,               , 2001 at         .m.,
      Eastern Time.

    - THERE IS A MINIMUM REQUIRED VOTE TO APPROVE THE MERGER (PAGE   ). Pursuant
      to the Indiana Business Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Harrington common stock is required to approve and adopt the merger agreement. Harrington's directors have agreed that they will vote all of their shares of Harrington common stock, which amounts to, in the aggregate, 66% of the issued and outstanding Harrington common stock as of May 31, 2001, in favor of the merger agreement. Consequently, the merger agreement is expected to be approved by Harrington's shareholders.

    - IN ORDER TO VOTE ON THE MERGER, YOU MUST BE A SHAREHOLDER AS OF A CERTAIN
      DATE (PAGE   ). You are entitled to vote at the special meeting if you
      owned shares of Harrington common stock at the close of business on
                        , 2001, the record date for the special meeting. You will have one vote for each share of Harrington common stock you owned on
      the record date.             shares of Harrington common stock were
      outstanding as of the record date and are entitled to vote at the special meeting.

    - YOU MUST FOLLOW SPECIFIC PROCEDURES IN ORDER TO VOTE ON THE MERGER (PAGE ). You may vote by completing and returning the enclosed proxy card, or by appearing at the special meeting and voting in person. If you complete and return the enclosed proxy but wish to revoke it, you must either file a written, signed notice of revocation with Harrington's corporate secretary, submit a later-dated proxy to Harrington, or attend the meeting and vote in person.

    - WE INTEND TO SOLICIT PROXIES (PAGE   ). Harrington will pay all of the
      costs of soliciting proxies. In addition to soliciting proxies by mail, Harrington's directors, officers and employees, without receiving additional compensation, may solicit proxies by personal interview, mail, telephone and facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and Harrington will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them.

SELECTED INFORMATION CONCERNING THE MERGER

    - THE MERGER HAS CONSEQUENCES ON THE CORPORATE STRUCTURES OF THE PARTIES TO
      THE TRANSACTION (PAGE   ). Upon completion of the merger:

      -- Acquisition will be merged with and into Harrington, and Harrington will be the surviving corporation after the merger;

      --  Harrington will be 100% owned by Hasten; and

      -- Each share of Harrington common stock issued and outstanding immediately prior to the effective time of the merger, and each option to acquire a share of Harrington common stock that is outstanding and unexercised immediately prior to the effective time, will be converted into the right to receive a cash payment in accordance with the merger agreement. Harrington shareholders will have no equity interest in Harrington or Hasten after the merger.

      -- Upon consummation of the merger and the receipt of regulatory approval, Harrington Bank, FSB, a federally-chartered savings bank and wholly-owned subsidiary of Harrington ("Harrington Bank"), will merge with and into First National Bank and Trust, a national banking institution and wholly-owned subsidiary of Hasten ("First National"), with First National the surviving corporation of such merger.

    - THE MERGER TRANSACTION HAS ACCOUNTING CONSEQUENCES (PAGE   ). The merger
      will be accounted for as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by Hasten in connection with the merger will be allocated to Harrington's assets and liabilities based upon their fair market values, with any excess being treated as goodwill.

    - OUR BOARD OF DIRECTORS HAS APPROVED OF THE MERGER FOR A NUMBER OF REASONS
      (PAGE   ). In arriving at its determination that the merger is fair to, and in the best interests of, the Harrington shareholders, the Harrington Board of Directors considered a number of factors, including, without limitation, the following:

      -- The merger represents an opportunity for Harrington shareholders to realize a premium over recent market prices for their shares;

      -- In the opinion of Harrington's financial advisor, the price per share of common stock to be received by Harrington shareholders is fair from a financial point of view;

      -- Harrington and its subsidiaries compete against many larger and better capitalized financial institutions and are vulnerable to competitive factors; and

      -- The Board of Directors has explored strategic alternatives and believes that the merger offers the best opportunity to maximize the value of Harrington common stock.

    - OUR OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER (PAGE   ). The
      officers and directors of Harrington and its subsidiaries have interests in the merger as employees and directors that are different from, or in addition to, your interests as shareholders.

PARTIES TO THE MERGER

    - HARRINGTON (PAGE   ). Harrington is a $450 million Indiana corporation and
      registered thrift holding company subject to supervision by the Office of Thrift Supervision. Harrington directly owns 100% of the shares of common stock of Harrington Bank, which is a federally-chartered savings bank that conducts business through seven full-service branch offices located in Indiana, Kansas and North Carolina.

    - HASTEN (PAGE   ). Hasten is a $1.2 billion Indiana corporation and
      registered bank holding company subject to supervision by the Board of Governors of the Federal Reserve System. Hasten is headquartered in Kokomo, Indiana and directly owns 100% of the shares of common stock of First National, which is a national banking institution that conducts business through 22 full-service branch offices in central Indiana.

    - ACQUISITION (PAGE   ). Acquisition is an Indiana corporation and
      wholly-owned subsidiary of Hasten which was formed solely for the purpose of effecting the merger.

THE MERGER AGREEMENT

    - THE MERGER AGREEMENT SPECIFIES AN EFFECTIVE TIME OF THE MERGER (PAGE   ).
      The merger of Harrington and Acquisition will become effective upon the filing of articles of merger with the

      Secretary of State of the State of Indiana. The filing is expected to occur after approval of the merger agreement by Harrington's shareholders at the special meeting and the satisfaction or waiver of the other conditions to the merger contained in the merger agreement. There can be no assurance that all conditions to the merger contained in the merger agreement will be satisfied or waived.

    - THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES OF
      HARRINGTON, HASTEN AND ACQUISITION (PAGE   ). The merger agreement
      contains various customary representations and warranties made by each of the parties to the merger agreement. In addition to the customary representations and warranties made by each of the parties to the merger agreement, Harrington has represented that as of the effective date of the merger, Harrington will have at least $21,795,000 of total shareholders' equity, which shall be calculated in the manner and shall exclude certain items as set forth in the merger agreement. In addition, Harrington has represented that prior to the effective time of the merger, it will have completed the sale of (i) Harrington Bank's branch located in Chapel Hill, North Carolina, (ii) Harrington Bank's branch located in Shawnee Mission, Kansas and (iii) Harrington Bank's 51% ownership interest in Harrington Wealth Management Company, each of which sales shall be completed in the manner set forth in the merger agreement.

    - THE MERGER AGREEMENT CONTAINS COVENANTS OF HARRINGTON, HASTEN AND ACQUISITION, AND SPECIFIES THE CONDUCT OF OUR BUSINESS PRIOR TO THE MERGER
      (PAGE   ). The merger agreement contains various customary covenants, including a covenant that during the period from the date of the merger agreement until consummation of the merger, Harrington will conduct its business in the usual and ordinary course. In addition, the merger agreement provides that for a period of three years from the effective time of the merger, Douglas T. Breeden, the Chairman of Harrington and the owner of 49% of the issued and outstanding Harrington common stock as of May 31, 2001, has agreed to not engage, nor to permit his affiliates to engage, through acquisition or otherwise, in a banking or mortgage origination business in Hamilton, Wayne or Marion County, Indiana.

    - THE MERGER AGREEMENT CONTAINS CONDITIONS TO CONSUMMATION OF THE MERGER
      (PAGE   ). The completion of the merger depends upon satisfaction of a number of conditions, including, among other things:

      -- approval of the merger agreement by the shareholders of Harrington holding not less than a majority of the outstanding shares of common stock entitled to vote at the meeting;

      --  receipt of all applicable regulatory approvals;

      -- the absence of a material adverse change in the business, operations, results of operations or financial condition of Harrington since the date of the merger agreement; and

      -- at the effective date of the merger, Harrington shall have at least $21,795,000 of total shareholders' equity, which shall be calculated in the manner and shall exclude certain items as set forth in the merger agreement.

    - THE MERGER AGREEMENT RESTRICTS US FROM NEGOTIATING WITH OTHERS (PAGE   ).
      Subject to certain exceptions, Harrington will not, and will cause its subsidiaries and its and its subsidiaries' respective officers, directors, employees, agents and affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal or offer from any person relating to, among other things:

      -- any tender or exchange offer for at least 10% of Harrington's outstanding capital stock;

      -- a merger, consolidation or other business combination with Harrington or Harrington Bank;

      -- subject to certain exceptions, any sale or other disposition of a substantial part of Harrington's assets; or

      -- the acquisition of 10% or more of any class of capital stock of Harrington ("collectively, an "acquisition transaction").

    - WE HAVE ENTERED INTO A STOCK OPTION AGREEMENT WITH HASTEN IN CONNECTION
      WITH THE MERGER AGREEMENT (PAGE   ). In connection with the merger
      agreement and pursuant to the terms of an option agreement, dated May 30, 2001 (the "stock option agreement"), Harrington granted Hasten an option to purchase up to 19.9% of the outstanding Harrington common stock at an exercise price of $8.00 per share. Hasten can exercise its option only if specific events occur. These events relate to a competing transaction involving a merger, business combination or other acquisition of Harrington or its stock or assets. As of the date of this proxy statement, neither Harrington nor Hasten is aware of any such event. The stock option agreement is intended to increase the likelihood that the merger will occur and may have the effect of discouraging other companies that might be interested in acquiring Harrington.

    - THE MERGER AGREEMENT SPECIFIES HOW THE PARTIES MAY TERMINATE THE PROPOSED
      TRANSACTION (PAGE   ). The merger agreement provides that the merger
      agreement and the merger may be terminated by the mutual consent of the parties, or by either party upon the occurrence or non-occurrence of certain events.

    - THE MERGER AGREEMENT PROVIDES FOR THE PAYMENT OF A TERMINATION FEE IN
      CERTAIN CIRCUMSTANCES (PAGE   ). If the merger agreement is terminated by
      Hasten due to (i) a breach or default in any material respect by Harrington of any representation, warranty or covenant contained in the merger agreement which has not been cured as provided in the merger agreement, (ii) a public announcement with respect to a proposal, plan or intention to effect an acquisition transaction which Harrington shall have failed to publicly reject or oppose or which shall cause Harrington to modify, amend or withdraw its recommendation of the merger to its shareholders, (iii) Harrington's failure to recommend the merger to its shareholders, or (iv) the failure of the shareholders of Harrington to approve the merger agreement, then Harrington must pay Hasten $2,000,000, plus all costs and expenses incurred by Hasten in connection with the merger. If Hasten fails to consummate the merger because of its inability to obtain sufficient funds or capital (regulatory or otherwise) or if the merger agreement is terminated by Harrington due to a breach or default in any material respect by Hasten of any representation, warranty or covenant contained in the merger agreement which has not been cured as provided in the merger agreement, Hasten must pay Harrington $2,000,000, plus all costs and expenses incurred by Harrington in connection with the merger.

INFORMATION WITH RESPECT TO OWNERSHIP OF HARRINGTON COMMON STOCK BY OUR
DIRECTORS AND EXECUTIVE OFFICERS (PAGE   )

    As of May 31, 2001, the directors and executive officers of Harrington and its subsidiaries owned or had power to vote (excluding options), in the aggregate, 2,074,876 shares of outstanding Harrington common stock, representing an aggregate of approximately 66% of the outstanding shares of Harrington common
stock. The table beginning on page   contains more detailed information
regarding the share ownership of executive officers and directors.

                                 THE COMPANIES

HARRINGTON FINANCIAL GROUP, INC.

    Harrington is an Indiana corporation which is registered as a thrift holding company subject to supervision by the Office of Thrift Supervision. Harrington directly owns 100% of the shares of common stock of Harrington Bank. Harrington Bank is a federally-chartered savings bank headquartered in Richmond, Indiana. Harrington Bank currently operates seven full-service offices located in Indiana, Kansas and North Carolina. At March 31, 2001, Harrington had total consolidated assets of approximately $449.6 million, total consolidated deposits of approximately $299.1 million and total consolidated shareholders' equity of approximately $17.7 million. Harrington's executive offices are located at 722 East Main Street, P.O. Box 968, Richmond, Indiana 47375, and its telephone number is (765) 962-8531.

HASTEN BANCSHARES

    Hasten is an Indiana corporation and registered bank holding company subject to supervision by the Board of Governors of the Federal Reserve System. Hasten directly owns 100% of the shares of common stock of First National. First National is a national banking institution headquartered in Kokomo, Indiana. First National currently operates 22 full-service offices located in central Indiana. At March 31, 2001, Hasten had total consolidated assets of approximately $1.2 billion, total consolidated deposits of approximately
$816.3 billion and total consolidated shareholders' equity of approximately $78.9 million. Hasten's executive offices are located 3901 West 86th Street, Suite 425, Indianapolis, Indiana 46268 and its telephone number is
(317) 872-3375.

AL ACQUISITION CORP.

    Acquisition is an Indiana corporation and wholly-owned subsidiary of Hasten which was formed solely for the purpose of effecting the merger. It is anticipated that Acquisition will not conduct any business other than in connection with its formation and capitalization and the transactions contemplated by the merger agreement.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF HARRINGTON

    The following table presents selected historical consolidated financial and other data for the five years ended June 30, 2000 and for the nine months ended March 31, 2001 and 2000 for Harrington. The selected historical consolidated financial and other data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Harrington, including the related notes, incorporated by reference herein.

                                                      AT OR FOR THE NINE
                                                            MONTHS
                                                       ENDED MARCH 31,               AT OR FOR THE YEAR ENDED JUNE 30,
                                                     --------------------   ----------------------------------------------------
                                                       2001       2000        2000       1999       1998       1997       1996
                                                     --------   ---------   --------   --------   --------   --------   --------
SELECTED BALANCE SHEET DATA:
  Securities held for trading and available for
    sale...........................................  $105,991   $  121761   $117,904   $183,702   $291,531   $318,480   $321,897
  Loans receivable--net............................   320,233     270,970    270,970    259,632    163,546     93,958     65,925
  Total assets.....................................   449,646     435,192    435,192    471,339    446,797    446,797    418,196
  Deposits.........................................   299,079     361,241    361,241    333,245    178,311    136,175    135,143
  Core retail deposits.............................   278,722     275,653    334,467    322,898    166,818    123,489    112,369
  Securities sold under agreements to repurchase...    57,096      28,038     28,038     60,198    240,396    245,571    219,067
  FHLB advances....................................    51,000       7,000      7,000     40,000     26,000     26,000     26,000
  Note payable.....................................    12,995      12,995     12,995     13,995    123,495      9,995      8,998
  Stockholders' equity.............................    17,668      16,257     16,257     19,139     22,664     24,994     23,117(1)
  Stockholders' equity per share...................      5.65        5.28       5.16       5.97       6.92       7.67       7.10

INCOME STATEMENT DATA:
  Interest income..................................  $ 25,289   $  24,084   $ 31,893   $ 35,204   $ 33,956   $ 34,474   $ 23,484
  Interest expense.................................    18,029      17,785     23,522     29,123     29,032     26,408     18,004
                                                     --------   ---------   --------   --------   --------   --------   --------
  Net interest income..............................     7,260       6,299      8,371      6,081      4,924      8,066      5,480
  Provision for loan losses........................       626         478        587        511        147         92           (1)
                                                     --------   ---------   --------   --------   --------   --------   --------
  Net interest income after provision for loan
    losses.........................................     6,634       5,821      7,784      5,570      4,777      7,974      5,481
  Retail banking fees and other income.............       671         594        772        433        295        239        256
                                                     --------   ---------   --------   --------   --------   --------   --------
  Total net revenue................................     7,305       6,415      8,556      6,003      5,072      8,213      5,737
  Operating expenses...............................     6,497       7,426      9,627      8,500      6,460      5,444      3,740
                                                     --------   ---------   --------   --------   --------   --------   --------
  Income (loss) before tax provision, gain (loss)
    on securities and minority interest............       808      (1,011)    (1,071)    (2,497)    (1,388)     2,769      1,997
                                                     --------   ---------   --------   --------   --------   --------   --------
  Gain (loss) on sale of securities held for
    training.......................................       399      (5,852)    (4,498)     4,755       (775)    (1,623)     1,834
  Unrealized gain (loss) on securities held for
    trading........................................     1,237       3,592      3,494     (6,402)      (930)     2,117     (1,960)
  Gain (loss) on sale of loans.....................     1,408         (48)    (1,173)        --         --         --         --
                                                     --------   ---------   --------   --------   --------   --------   --------
  Net gain (loss) on securities and loans..........     3,044      (2,308)    (2,177)    (1,647)    (1,705)       494       (126)
                                                     --------   ---------   --------   --------   --------   --------   --------
  Income (loss) before income tax provision and
    minority interest..............................     3,852      (3,319)    (3,248)    (4,144)    (3,093)     3,263      1,871
  Income tax provision.............................     1,497      (1,301)    (1,277)    (1,646)    (1,234)     1,261        648
                                                     --------   ---------   --------   --------   --------   --------   --------
  Income (loss) before minority interest...........     2,355      (2,018)    (1,971)    (2,498)    (1,859)     2,002      1,223
  Minority interest................................        65         (72)        92         43         --         --         --
                                                     --------   ---------   --------   --------   --------   --------   --------
  Net income (loss) before cumulative effect of
    accounting change..............................     2,419      (1,945)    (1,879)    (2,455)    (1,859)     2,002      1,223
  Cumulative effect in prior years of adoption of
    FAS 133, less applicable income tax of $530
    thousand.......................................      (829)         --         --         --         --         --         --
                                                     --------   ---------   --------   --------   --------   --------   --------
    Net income (loss)..............................  $  1,590   $  (1,945)  $ (1,879)  $ (2,455)  $ (1,859)  $  2,002   $  1,223
                                                     ========   =========   ========   ========   ========   ========   ========

  Basic earnings (loss) per share:
    Income before cumulative effect................  $   0.77   $   (0.61)  $  (0.59)  $  (0.76)  $  (0.57)  $   0.61   $   0.57
    Cumulative effect..............................  $  (0.26)         --         --         --         --         --         --
                                                     --------   ---------   --------   --------   --------   --------   --------
    Net income.....................................  $   0.51   $   (0.61)  $  (0.59)  $  (0.76)  $  (0.57)  $   0.61   $   0.57
                                                     ========   =========   ========   ========   ========   ========   ========
  Diluted earnings (loss) per share:
    Income before cumulative effect................  $   0.76   $   (0.61)  $  (0.59)  $  (0.76)  $  (0.57)  $   0.61   $   0.57
    Cumulative effect..............................     (0.26)         --         --         --         --         --         --
                                                     --------   ---------   --------   --------   --------   --------   --------
    Net income.....................................  $   0.50   $   (0.61)  $  (0.59)  $  (0.76)  $  (0.57)  $   0.61   $   0.57
                                                     ========   =========   ========   ========   ========   ========   ========
  Cash dividends per share.........................  $   0.09   $    0.09   $   0.12   $   0.12   $   0.12   $   0.03        N/A

                                                      AT OR FOR THE NINE
                                                            MONTHS
                                                       ENDED MARCH 31,               AT OR FOR THE YEAR ENDED JUNE 30,
                                                     --------------------   ----------------------------------------------------
                                                       2001       2000        2000       1999       1998       1997       1996
                                                     --------   ---------   --------   --------   --------   --------   --------
PERFORMANCE RATIOS:
  Return on average assets(2)......................      0.48%      (0.55)%    (0.41)%    (0.44)%    (0.34)%     0.50%      0.37%
  Return on average equity(2)......................     11.40      (14.73)    (10.70)    (12.54)     (7.56)     10.52       9.49
  Interest rate spread.............................      2.07        1.75       1.75       1.06       0.79       1.43       1.64
  Net interest margin..............................      2.26        1.84       1.87       1.12       0.94       1.62       1.73
  Average interest-earning assets to average
    interest-bearing liabilities...................    103.33      101.80     102.16     101.14     102.73     103.67     101.55
  Net interest income after provision for loan
    losses to total other expenses(2)..............    102.09       78.39      80.86      65.53      73.95     172.82     146.55
  Total other expenses to average total
    assets(2)......................................      1.47        1.58       2.08       1.51       1.20       0.91       1.13
  Full service offices.............................         7           9          9          8          7          4          3

ASSET QUALITY RATIOS (AT END OF PERIOD):
  Non-performing loans to total loans(3)...........      0.46        0.03       0.07       0.03       0.17       0.36       0.40
  Non-performing assets to total assets(3).........      0.40        0.11       0.13       0.13       0.18       0.25       0.32
  Allowance for loan losses to total loans.........      0.62        0.46       0.52       0.33       0.22       0.23       0.02
  Allowance for loans to total non-performing
    loans..........................................    134.16    1,806.85     782.22   1,142.11     126.32      63.39      45.98

CAPITAL RATIOS(4):
  Tangible capital ratio...........................      6.46        6.89       6.65       6.95       6.88       6.96       6.27
  Core capital ratio...............................      6.46        6.89       6.65       6.95       6.88       6.96       6.27
  Risk-based capital ratio.........................     10.39       13.32      12.75      12.33      21.92      31.14      30.10
  Equity to assets at end of period................      6.28        6.70       3.74       4.06       4.68       5.59       5.53

------------------------------

(1) On May 6, 1996, Harrington sold 1,265,000 shares of common stock at $10.00 per share to investors in an initial public offering resulting in gross proceeds of $12,650,000 to Harrington. Net proceeds after offering expenses were $11,437,000.

(2) For comparability purposes, the 1997 fiscal year ratios exclude the effect of the special SAIF assessment of $830,000.

(3) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans, assets acquired by foreclosure or repossession and a single non-agency participation certificate classified as substandard.

(4) Regulatory capital ratios apply to Harrington Bank as a federally-chartered savings bank.

                        SPECIAL MEETING OF SHAREHOLDERS

PURPOSE

    The special meeting will be held at         .m., Eastern Time, on,         ,
        , 2001 at             located at             . At the special meeting,
shareholders of Harrington will be asked to consider and vote on a proposal to approve and adopt the merger agreement. The merger agreement provides for the merger of Acquisition, an Indiana corporation and a wholly-owned subsidiary of Hasten, with and into Harrington. Upon consummation of the merger, Harrington will be the surviving corporation and will be a wholly-owned subsidiary of Hasten. Pursuant to the merger agreement, upon consummation of the proposed merger (i) each share of Harrington's common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive $12.4916 in cash, and (ii) each option to acquire shares of Harrington common stock which is outstanding and unexercised immediately prior to the effective time of the merger will be canceled and converted into the right to receive the amount in cash equal to $12.4916 less the per-share exercise price of each such option to acquire shares of Harrington common stock. See "THE MERGER AGREEMENT--TREATMENT OF HARRINGTON STOCK OPTIONS." The aggregate purchase price to be paid by Hasten for Harrington's issued and outstanding common stock and all outstanding and unexercised options shall not exceed
$40 million. See "THE PROPOSED MERGER--THE MERGER."

    The Board of Directors of Harrington believes that the merger is in the best interests of Harrington and its shareholders and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

SOLICITATION AND VOTING

    In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of Harrington may solicit the return of proxies by mail, telephone and facsimile. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Harrington will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. Harrington will reimburse such persons and the transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. Harrington will bear all of the costs of the solicitation of proxies. Shareholders are urged to send in their proxies without delay.

    All shareholders of Harrington as of the close of business on the record date set for the special meeting are eligible to vote at the special meeting. The record date for the special meeting has been set as of the close of business
on                   , 2001. As of the record date,       shares of Harrington's
common stock were issued and             shares were outstanding. At that date,
such shares were held of record by approximately       shareholders. The
presence, in person or by proxy, of at least a majority of all the outstanding shares of Harrington's common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Shareholders as of the record date are entitled to one vote for each share of Harrington's common stock that they own.

    Pursuant to the Indiana Business Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Harrington's common stock is required to approve and adopt the merger agreement. In connection with the execution of the merger agreement, Hasten and the directors of Harrington (eight persons) entered into a shareholder voting agreement, dated May 30, 2001, pursuant to which, among other things, such persons agreed to vote their shares of Harrington common stock (which amount to in the aggregate 66% of the shares of such stock outstanding as of May 31, 2001, excluding shares subject to options) in favor of the merger agreement. Consequently, the merger agreement is expected to be approved by Harrington's shareholders.

    The proposal to adopt the merger agreement is considered a "non-discretionary item," such that brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and broker non-votes will be counted as shares present at the special meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have the same effect as a vote "AGAINST" approval of the merger agreement. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A failure to return a properly executed proxy or to vote in person at the special meeting will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement.

REVOCABILITY OF PROXIES

    Harrington encourages the personal attendance of its shareholders at the special meeting. An execution of the accompanying proxy will not affect a shareholder's right to attend the special meeting and to vote in person.

    Proxies may be revoked if you:

    - Deliver a signed, written revocation letter, dated any time before the proxy is voted, to Debra L. Dugan, Corporate Secretary, Harrington Financial Group, Inc., at Harrington's principal executive offices, 722 East Main Street, P.O. Box 968, Richmond, Indiana 47375;

    - Sign and deliver a proxy, dated later than the first one, to Harrington's Corporate Secretary at the above address; or

    - Attend the meeting and vote in person. The act of attending the special meeting by itself will not revoke your proxy. A revocation letter or a later-dated proxy will not be effective unless received by Harrington prior to the shareholder vote at the special meeting.

ADJOURNMENTS

    The special meeting may be adjourned for the purpose of soliciting additional proxies to a date not more than 120 days after the date of the special meeting. Any adjournment may be made without notice, other than by an announcement made at the special meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Harrington shareholders who have already sent in their proxies to revoke them at any time prior to their use. See "ADJOURNMENT OF THE SPECIAL MEETING."

                BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Harrington's common stock as of May 31, 2001, and certain other information with respect to
(i) each person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which was known to Harrington to be a beneficial owner of more than 5% of the issued and outstanding common stock, (ii) each director of Harrington, (iii) each executive officer of Harrington and its subsidiaries and (iv) all directors and executive officers of Harrington and its subsidiaries as a group.

NAME OF BENEFICIAL                             AMOUNT AND NATURE OF     PERCENT OF
OWNER OR NUMBER                                BENEFICIAL OWNERSHIP    OUTSTANDING
OF PERSONS IN GROUP                           AS OF MAY 31, 2001(1)    COMMON STOCK
-------------------                           ----------------------   ------------
Douglas T. Breeden..........................        1,549,911(2)          49.52%
Russell Breeden III.........................           42,370(3)           1.25
Craig J. Cerny..............................          220,972(4)           7.06
Randy J. Collier............................            2,000(5)            .06
Sharon E. Fankhauser........................           14,759(6)            .47
John E. Fleener.............................            1,600(7)           0.05
Michael J. Giarla...........................          202,319(8)           6.46
David F. Harper.............................           25,892(9)            .83
Stanley J. Kon..............................           22,724(10)           .73
Mark R. Larrabee............................           12,809(11)           .41
Lawrence T. Loeser..........................            3,928(12)           .13
John J. McConnell...........................           27,892(13)           .89
All directors and executive officers of
  Harrington and Harrington Bank as a group
  (12 persons)..............................        2,148,020(14)         68.63%

------------------------

 (1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of Harrington's common stock if he or she directly or indirectly has or shares
     (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of May 31, 2001 are deemed to be outstanding for the purpose of computing the percentage of Harrington's common stock beneficially owned by such person.

 (2) Includes 11,400 shares held by Dr. Douglas T. Breeden's spouse, 4,000 shares held by Dr. Douglas T. Breeden's spouse as custodian for their children, 41,421 shares held by Wyandotte Community corporation, a corporation controlled by Dr. Douglas T. Breeden and presently exercisable options to acquire 3,200 shares of Harrington Common Stock. Does not include 42,370 shares held by Mr. R. Breeden III, his brother who is a director of Harrington and Vice Chairman of Harrington Bank, nor options to acquire 2,800 shares of Harrington common stock which will be exercisable in connection with the completion of the merger.

 (3) Includes 1,300 shares held by Mr. R. Breeden's spouse, 325 shares held by Harrington's Employee Stock Ownership Plan ("ESOP") for the account of
     Mr. R. Breeden, 20 shares held by Mr. R. Breeden's son, 23,000 shares held by Community First Financial Group, Inc., for which Mr. Russell Breeden III was formerly Chairman and Chief Executive Officer, and presently exercisable options to acquire 5,200 shares of Harrington common stock. Does not include 1,549,911 shares held by his brother, Dr. Douglas T. Breeden, who is Chairman of Harrington, nor

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     9,800 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (4) Includes 30,000 shares held by Mr. Cerny's spouse, 5,335 shares held by Harrington's ESOP for the account of Mr. Cerny, and presently exercisable options to acquire 14,500 shares of Harrington common stock. Does not include 18,000 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (5) Includes presently exercisable options to acquire 1,000 shares of Harrington common stock. Does not include 14,000 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (6) Includes 2,000 shares held by an IRA and presently exercisable options to acquire 1,200 shares of Harrington common stock. Does not include 2,800 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (7) Comprised of presently exercisable option to acquire 1,600 share of Harrington common stock. Does not include 14,400 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (8) Includes 30,347 shares held by a profit sharing plan maintained by Smith Breeden & Associates, Inc., 12,353 shares held by Mr. Giarla's spouse as custodian for their child, 3,899 shares held by Mr. Giarla's spouse in her Individual Retirement Account, 79,445 shares held by his spouse in trust, 74,075 shares held by Mr. Giarla in trust, and presently exercisable options to acquire 3,200 shares of Harrington common stock. Does not include 2,800 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

 (9) Includes presently exercisable options to acquire 4,800 shares of Harrington common stock. Does not include 4,200 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger..

(10) Includes 3,536 shares held by Dr. Kon as custodian for his children and presently exercisable options to acquire 4,800 shares of Harrington common stock. Does not include 4,200 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

(11) Includes 1,409 shares held by Harrington's ESOP for the account of Mr. Larrabee and presently exercisable options to acquire 5,400 shares of Harrington common stock. Does not include 17,600 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

(12) Includes 371 shares held by Harrington's ESOP for the account of Mr. Loeser and presently exercisable options to acquire 2,600 shares of Harrington common stock. Does not include 12,400 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

(13) Includes 23,092 shares held jointly with Dr. McConnell's spouse and presently exercisable options to acquire 4,800 shares of Harrington common stock. Does not include 4,200 shares of Harrington common stock which may be acquired upon exercise of options at the completion of the merger.

(14) Includes presently exercisable options to acquire 58,950 shares of Harrington common stock by all directors and executive officers of Harrington as a group. Also includes 14,801 shares held by Harrington's ESOP, which have been allocated to the accounts of executive officers. Under the terms of the ESOP, Craig J. Cerny, and John E. Fleener, trustees of the plan, must vote the allocated shares held in the ESOP in accordance with the instructions of the executive officers. Does not include 116,560 shares of Harrington common stock which may be issued upon completion of the merger to all directors and executive officers.

                              THE PROPOSED MERGER

    THE FOLLOWING IS A SUMMARY DESCRIPTION OF THE MATERIAL ASPECTS OF THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPENDICES ATTACHED TO THIS PROXY STATEMENT, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE APPENDICES IN THEIR ENTIRETY.

THE MERGER

    Under the terms of the merger agreement, at the effective time, Acquisition, an Indiana corporation and a wholly-owned subsidiary of Hasten, which was formed solely to facilitate the merger, will merge with and into Harrington, with Harrington continuing as the surviving corporation. As a result of the merger, Harrington will become a wholly-owned subsidiary of Hasten and will succeed to all of the assets and liabilities of Acquisition. The separate corporate existence of Acquisition will cease following consummation of the merger. Upon completion of the merger, shareholders of Harrington will no longer own any shares of Harrington's common stock and will not, as a result of the merger, own any common stock either of Hasten or Acquisition.

    As consideration for the merger of Acquisition with and into Harrington, each of the outstanding shares of Harrington's common stock will be converted at the effective time of the merger into the right to receive $12.4916 in cash, and each option to acquire a share of Harrington's common stock that is outstanding and unexercised immediately prior to the effective time of the merger will be converted into the right to receive $12.4916 less the per-share exercise price for the option. See "THE MERGER AGREEMENT--TREATMENT OF HARRINGTON STOCK OPTIONS."

    After the merger of Acquisition with and into Harrington and pursuant to the terms of an agreement of merger dated May 30, 2001 (the "bank merger agreement"), Hasten will cause Harrington Bank to merge with and into First National, with First National as the surviving corporation of such merger. After the consummation of this transaction, First National will remain a wholly-owned subsidiary of Hasten.

BACKGROUND OF THE MERGER

    During late 2000, the Board of Directors of Harrington evaluated the banking marketplace, the economic cycle and the historical acquisition prices being paid for financial institutions of Harrington's size and in Harrington's markets. The Board of Directors determined that due to intensifying competition affecting financial institutions generally, and the continuing consolidation occurring within the banking industry, the Board of Directors would consider various strategic alternatives, including a potential sale of Harrington, as a way to enhance shareholder value.

    In December 2000, the Board of Directors of Harrington met with KBW to discuss the mergers and acquisitions environment. Among the items discussed were the historical financial performance of Harrington, the historical price and trading volume for Harrington's common stock, a performance summary of publicly traded savings institutions in Indiana and Ohio, an overview of market pricing for savings institutions and a summary of recent prices paid in connection with acquisitions of comparable companies. In January 2001, Harrington's Board of Directors determined to retain KBW and instructed KBW to begin the process of identifying potential strategic partners. At the same time, Harrington's Board of Directors authorized management to engage in discussions with (i) Harrington West Financial Group, Inc. ("Harrington West") regarding the sale of Harrington Bank's Kansas operations and Harrington Bank's 51% ownership interest in Harrington Wealth Management Company, a trust and investment management firm ("Harrington Wealth"), and (ii) Community First Financial Group, Inc. ("Community First") regarding the sale of Harrington Bank's North Carolina operations. The principal shareholders that control Harrington own a substantial percentage of the outstanding common stock of both Harrington West and Community First.

    In February 2001, Harrington entered into non-binding letters of intent with Harrington West regarding the sale of Harrington Bank's Kansas operations and its interest in Harrington Wealth and with Community First regarding the sale of its North Carolina operations. During the months of March, April and May 2001, the parties conducted negotiations with respect to definitive agreements covering such sales.

    In February 2001, KBW marketed Harrington's Indiana operations to several potential strategic partners. In response, Harrington received seven indications of interest. One indication of interest was for the Indianapolis branches only, one indication of interest was for the Richmond branch only and the remaining five indications of interest were for the entire Indiana operation. All of the indications of interest constituted cash offers which ranged in value from $28.0 million to $53.2 million.

    On March 18, 2001, the Board of Directors of Harrington determined to permit three of the companies to conduct due diligence with respect to Harrington and its subsidiaries. Harrington received final indications of interest in early April which ranged in value from $29.9 million to $40.0 million, with the $40.0 million proposal coming from Hasten.

    On April 25, 2001, the Board of Directors of Harrington met again with KBW in order to discuss the final indications of interest. The Board of Directors authorized senior management, Harrington's legal counsel and KBW to engage in negotiation discussions with Hasten in order to reach a definitive agreement. Negotiations were held over a three-week period.

    On May 23, 2001, the Harrington Board of Directors met in order to be updated on the status of the negotiations. Harrington's legal counsel reviewed the terms of the merger agreement, the stock option agreement, the bank merger agreement, the shareholder voting agreements and the transactions contemplated thereby. Harrington's legal counsel also reviewed the terms of the agreements providing for the sale of Harrington Bank's Kansas operations, North Carolina operations and its interest in Harrington Wealth (the "branch sales agreements"). KBW presented its analysis of the financial terms of the merger and the fairness of the transactions from a financial point of view. The Harrington Board of Directors authorized senior management, Harrington's legal counsel and KBW to continue discussions with Hasten in order to finalize the merger agreement and related agreements.

    On May 29, 2001, definitive agreements were presented to the Harrington Board of Directors. Harrington's legal counsel reviewed the final terms of the merger agreement, the stock option agreement, the bank merger agreement, the shareholder voting agreement, the branch sales agreements and the transactions contemplated thereby. KBW reaffirmed its opinion as to the fairness of the transactions from a financial point of view. After a thorough discussion of the factors discussed below under "--REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS," the Harrington Board of Directors unanimously approved the merger agreement, the stock option agreement, the bank merger agreement, the branch sales agreements and the transactions contemplated thereby and authorized senior management to execute such agreements. The merger agreement, the stock option agreement, the bank merger agreement and the branch sales agreements were entered into on May 30, 2001.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    At a special board meeting on May 29, 2001, the Harrington Board of Directors determined that the merger is fair to and in the best interests of Harrington and its shareholders and, by the unanimous vote of all the directors, approved and adopted the merger agreement and the transactions contemplated by the merger agreement. ACCORDINGLY, THE HARRINGTON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HARRINGTON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    The Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Harrington and Hasten, are fair and in the best interests of Harrington and its shareholders. In the course of reaching its determination, the Board of Directors consulted with its legal counsel with respect to its legal duties, the terms of the merger agreement and related issues; with its financial advisor with respect to the financial aspects and the fairness of the transaction; and with senior management regarding, among other things, operational matters.

    The financial services industry has changed significantly in recent years. Such changes include:

    - consolidation of the banking industry through mergers;

    - deregulation of competition among banking, securities and insurance services providers; and

    - a trend towards banks and other financial intermediaries offering a broad range of different financial services and products to customers.

    The Board of Directors was also concerned that increasing shareholder value in future years would require increases in profitability and growth, which would be a challenge for Harrington given its size, current economic and market conditions and increasing consumer demand for sophisticated financial services. The Board of Directors believes that the merger at this time is in the best interests of the shareholders. KBW has advised Harrington that Hasten's offer of $12.4916 per share for Harrington's outstanding common stock is fair from a financial point of view to Harrington's shareholders.

    In reaching its determination to approve the merger agreement, the Board of Directors considered all factors it deemed material. The Board of Directors analyzed information with respect to the financial condition, results of operations, businesses and prospects of Harrington. In this regard, the Board of Directors considered the performance trends of Harrington over the past several years. The Board of Directors compared Harrington's current and anticipated future operating results to publicly-available financial and other information for other similarly-sized banking institutions in the mid-western United States. The Board of Directors used this information in analyzing the options available to Harrington.

    The Board of Directors concluded that the merger represents an opportunity for Harrington's shareholders to realize a premium over recent market prices for their common stock. The shareholders of Harrington will receive approximately a 110.3% premium over the $5.94 closing price of Harrington's common stock on December 31, 2000 and a 37.3% premium over the $9.10 closing price of Harrington's common stock on May 30, 2001, the last full trading day prior to the public announcement of the merger agreement.

    The Board of Directors considered the opinion of KBW that, as of May 30, 2001, and updated through the date of this proxy statement, the purchase price to be received by holders of Harrington's common stock pursuant to the merger agreement was fair to Harrington's shareholders from a financial point of view. See "THE PROPOSED MERGER--OPINION OF THE FINANCIAL ADVISOR." The Board of Directors reviewed the assumptions and results of the various valuation methodologies employed by KBW in arriving at its opinion and found those assumptions and results to be reasonable and complete.

    The Board of Directors considered the current operating environment, including but not limited to the continued consolidation and increasing competition in the banking and financial services industries, the prospects for further changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries. The Board of Directors also considered the current and prospective economic and competitive conditions facing Harrington in its market areas and the earnings growth necessary for Harrington's stock price to approach the per share merger consideration.

    The Board of Directors considered the likelihood of the merger being approved by the appropriate regulatory authorities. See "THE PROPOSED MERGER--REGULATORY APPROVALS."

    The Board of Directors considered the specific terms of the merger agreement, including the taxable nature of the purchase price. The Board of Directors also considered the ability of Hasten to pay the aggregate purchase price, and accordingly reviewed Hasten's financial condition, results of operations, liquidity and capital position.

    The Board of Directors also considered the fact that the merger consideration is all cash, which provides certainty of value to Harrington's shareholders as compared to a stock transaction.

    In addition, the Board of Directors considered the fact that the merger agreement prohibits Harrington from initiating, soliciting or encouraging discussions with third parties relating to an acquisition transaction.

    The above discussion of the factors considered by the Board of Directors is not intended to be exhaustive. In determining whether to approve and recommend the merger agreement, the Board of Directors did not assign any relative or specific weights to any of the foregoing factors, and individual directors may have weighed factors differently. Rather, the Harrington Board of Directors made its determination based on the total mix of information available to it. After deliberating with respect to the merger and the merger agreement, considering, among other things, the reasons discussed above and the opinion of KBW referred to above, the Board of Directors unanimously approved and adopted the merger agreement and the merger as being in the best interests of Harrington and its shareholders.

    For the reasons set forth above, the Board of Directors has unanimously approved the merger agreement and the merger as advisable and in the best interests of Harrington and its shareholders and unanimously recommends that the shareholders of Harrington vote "FOR" the approval and adoption of the merger agreement and the merger.

OPINION OF THE FINANCIAL ADVISOR

    On January 4, 2001, KBW was retained by Harrington to market Harrington to potential merger partners, to assist Harrington's Board of Directors in evaluating the offers received, to assist in the negotiation of the terms of a potential merger with another institution and to provide its opinion as to the fairness of the transaction to shareholders from a financial point of view. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks and thrifts and bank and thrift holding companies. The Harrington Board of Directors selected KBW on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger.

    Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of Harrington. KBW delivered its opinion to the Harrington Board of Directors that, as of May 30, 2001, the merger consideration was fair, from a financial point of view, to the shareholders of Harrington. The opinion was reconfirmed in writing as of the date of this proxy statement. No limitations were imposed by the Harrington Board of Directors upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of the summary of its updated opinion to the Harrington Board of Directors and to the reference to the entire updated opinion attached hereto as APPENDIX C.

    THE FULL TEXT OF THE OPINION OF KBW, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT, SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KBW, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF KBW SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION.

    In rendering its opinion, KBW reviewed (i) the merger agreement, (ii) the Annual Report, Proxy Statement and annual report on Form 10-K for the years ended June 30, 1999 and 2000, (iii) the quarterly reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001; and (iv) other information KBW deemed relevant. In addition, KBW reviewed the financial statements of Hasten for the year ended December 31, 2000, and certain other information deemed relevant. KBW also (i) discussed with senior management and the Board of Directors of Harrington and its wholly-owned subsidiary, Harrington Bank, the current position and prospective outlook for Harrington to enhance future shareholder value, (ii) discussed with senior management Harrington's operations, financial performance and future plans and prospects, (iii) considered historical quotations, levels of activity and prices of recorded transactions in Harrington's common stock, (iv) reviewed financial and stock market data of other thrifts in a comparable asset range to Harrington, (v) reviewed certain recent business combinations of strategic alliance transactions which KBW deemed comparable in whole or in part, and (vi) performed other analyses which KBW considered appropriate.

    In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by Harrington and Hasten. In its review, with the consent of the Harrington Board of Directors, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Harrington or Hasten.

    KBW presented the following analyses:

    REGIONAL GROUP ANALYSIS. KBW reviewed the financial performance of Harrington based on various financial measures of asset size, earnings performance, tangible equity/assets, market pricing ratios, and dividend-related ratios to publicly-traded thrift institutions in Ohio and Indiana with assets between $150 and $750 million (25 in the group). This analysis showed, among other things, that Harrington compared as follows:

                                                                                           PRICE TO
                                                          TANGIBLE              ------------------------------
                                                ASSETS    EQUITY/                                     TANGIBLE
                                                 ($M)      ASSETS      ROAE     QTR. EPS     BOOK       BOOK
                                               --------   --------   --------   --------   --------   --------
Harrington*..................................   440.6       6.65%     10.49%      9.28x      103%       103%
IN Harrington*...............................   353.3       6.42%      7.05%         NA        NA         NA
Median*......................................   286.9       8.93%      8.91%     10.88x       88%        94%

------------------------

* Harrington and IN Harrington data is presented as of 12/31/00 and for the quarter ended 12/31/00 annualized and the price per share of Harrington's common stock used was the closing price of $5.94 per share as of December 31, 2000. IN Harrington represents Harrington less the Kansas branch, the North Carolina branch and Harrington Wealth. Median data is presented as of 3/31/01.

    ANALYSIS OF SELECTED MERGERS/STRATEGIC ALLIANCE TRANSACTIONS. In rendering its opinion, KBW analyzed the consideration offered by Hasten in relation to certain comparable merger and acquisition transactions of pending thrift deals, comparing merger consideration relative to tangible book value, last 12 months earnings and premium to core deposits. For purposes of KBW's analysis, pending and completed thrift deals consisted of thrift acquisitions with deal values between $10 and $50 million and it considered target equity to assets ratios of between 5% and 10% and target return on average equity of between 8% and 16%.

    The information in the following table summarizes the comparable group results analyzed by KBW with respect to the merger. The summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors could create an incomplete or potentially misleading view of the evaluation process.

                                                     PRICE TO
                                            ---------------------------   CORE DEPOSIT
                                            TANGIBLE BOOK(A)    EPS(B)      PREMIUM
                                                   %             (X)           %
                                            ----------------   --------   ------------
Harrington $12.49.........................        218.0%         19.5x         6.3%
IN Harrington $12.49......................        173.2%         24.0x        10.8%
Median of Pending Deals...................        136.8%         16.9x         7.0%
Median of Completed Deals.................        149.2%         17.6x         7.2%

------------------------

(a) Assumes Harrington tangible book value of $5.73 and IN Harrington tangible book value of $7.22

(b) Earnings per share for December 31, 2000 quarter annualized of $0.64 for Harrington and $0.54 for IN Harrington.

    No company or transaction used in any of the above analyses as a comparison is identical to Harrington, Hasten or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not formulaic; rather, it involves complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

    Based on the above information, KBW concluded that the merger consideration was fair from a financial point of view relative to comparable transactions. Further, the fairness analysis considered (i) the relative market performance of thrift stocks in general over the past year; (ii) the relative historical returns on equity of Harrington and Hasten; and (iii) the expected performance of each company given additional considerations such as the business plan, asset mix, net interest margin, net interest spread and asset quality.

    In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Harrington. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

    The summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

    KBW will receive a fee of $292,000 for services rendered in connection with advising and issuing a fairness opinion regarding the merger. As of the date of the proxy statement, KBW has received $20,000 of such fee, the remainder of the fee is due upon closing of the merger. In addition, Harrington has agreed to reimburse KBW for out of pocket expenses up to $5,000.

MERGER CONSIDERATION

    The merger agreement provides that the maximum aggregate purchase price to be paid by Hasten for Harrington's common stock issued and outstanding immediately prior to the effective time and for all existing options to acquire shares of Harrington's common stock outstanding will be an amount equal to $40,000,000. On a per share, per option basis, the purchase price is equivalent to $12.4916 in cash for each share of Harrington common stock outstanding, and $12.4916 less the per-share exercise price in cash for each option to acquire a share of Harrington common stock which is outstanding and unexercised immediately prior to the effective time of the merger. See "THE MERGER AGREEMENT--TREATMENT OF HARRINGTON STOCK OPTIONS."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    BENEFICIAL OWNERSHIP. As of May 31, 2001, the executive officers and directors of Harrington, together with their respective affiliates, excluding options exercisable within 60 days of such date, collectively owned or had power to vote approximately 2,074,876 shares of Harrington common stock, or approximately 66% of the outstanding shares. In addition, Douglas T. Breeden, the Chairman of Harrington, owns 1,546,711 shares of Harrington common stock, exclusive of options, which represents 49% of the total issued and outstanding shares of Harrington common stock as of May 31, 2001. Furthermore, as of May 31, 2001, the executive officers and directors of Harrington collectively held options to acquire 58,950 shares which are exercisable within 60 days of such date (the directors and officers of Harrington and its subsidiaries also hold options to acquire an additional 116,560 shares which are exercisable in connection with the completion of the merger). The directors and executive officers will receive the same consideration for their shares as the other shareholders and option holders of Harrington. See "BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

    BRANCH SALES. Pursuant to the merger agreement, Harrington has represented that prior to the effective time of the merger, it will have completed the sale of Harrington Bank's branch located in Chapel Hill, North Carolina (the "North Carolina branch"), Harrington Bank's branch located in Shawnee Mission, Kansas (the "Kansas branch") and Harrington Bank's 51% ownership interest in Harrington Wealth. Harrington Bank has entered into branch sales agreements with Los Padres Savings Bank, FSB, Solvang, California, a wholly-owned subsidiary of Harrington West, providing for the sale of the Kansas branch and Harrington Bank's 51% ownership interest in Harrington Wealth. The directors and executive officers of Harrington collectively own 347,796 shares or 31% of the issued and outstanding common stock of Harrington West, and Craig J. Cerny, the President and Chief Executive Officer of Harrington, currently serves as Chairman and Chief Executive Officer of Harrington West. Harrington Bank has also entered into branch sales agreements with Community First providing for the sale of the North Carolina branch. Douglas T. Breeden, the Chairman of Harrington and the owner of 49% of Harrington's outstanding common stock, at May 31, 2001, exclusive of options, owns 46% of the issued and outstanding common stock of Community First. KBW has issued opinions to the Board of Directors of Harrington confirming the fairness to Harrington of the sales of the North Carolina branch, the Kansas branch and Harrington Bank's 51% ownership interest in Harrington Wealth.

    INSURANCE; DIRECTORS' AND OFFICERS' INDEMNIFICATION. Harrington currently maintains a directors' and officers' liability insurance policy. For a period of five years after the effective time, Hasten will cause such policy to be maintained in effect with respect to actions and omissions occurring on or prior to the closing of the merger, subject to certain conditions. In addition, for a period of five years after the effective time, Hasten and First National will indemnify and hold harmless each present director, officer, employee and agent of Harrington and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters involving Harrington and Harrington Bank (other than costs or expenses which occur as a result of or arise out of the operations or business of the Kansas Branch, the North Carolina branch or Harrington Wealth), to the fullest extent permitted by law or under the respective articles of incorporation and bylaws of such entities.

REGULATORY APPROVALS

    In order for the merger to occur, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") must approve the acquisition of Harrington by Hasten because as a result of the merger, Hasten, a registered bank holding company, will acquire control of Harrington, a thrift holding company, as well as Harrington Bank, a federally-chartered savings bank. Further, the Office of the Comptroller of the Currency ("OCC") must approve the consummation of the merger of Harrington Bank with and into First National. Hasten and First National have filed applications for such approvals, and the merger may not be consummated unless Hasten and First National receive these approvals. In addition, there is a 30-day waiting period after the Federal Reserve Board approves the transaction (which the Federal Reserve Board may, in its discretion, shorten to 15 days) before the merger can become effective. The Office of Thrift Supervision ("OTS"), which regulates Harrington and Harrington Bank, has also been notified of the proposed merger as required under applicable law.

    The OCC will consider several factors when reviewing the merger of Harrington Bank with and into First National, including the competitive effects of the transaction, the managerial and financial resources and future prospects of the existing and resulting institutions, and the effect of the transaction on the convenience and needs of the communities to be served. The Community Reinvestment Act of 1977 ("CRA") also requires that the OCC, in deciding whether to approve the merger of the two banks, assess their records of performance in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. Harrington Bank currently has a satisfactory CRA rating from the OTS and First National currently has a satisfactory CRA rating from the OCC. Applicable regulations provide for publication of notice and an opportunity for public comment on the application for the merger of Harrington Bank and First National.

    Regulatory approval of an application means that it has satisfied the statutory and regulatory standards required for such approval. It does not mean, and should not be understood to imply, that the merger or the merger consideration that will be paid to Harrington shareholders in the merger is fair to them from a financial standpoint.

    It is a condition to Harrington's and Hasten's obligations to consummate the transactions contemplated by the merger agreement that all requisite regulatory approvals are obtained and that none of such approvals contain or be subject to any terms or conditions that individually or in the aggregate would so materially reduce the economic or business benefit of the transactions contemplated by the merger agreement that had such terms or conditions been known, Harrington or Hasten would not have entered into the merger agreement.

    The sales of the North Carolina branch, the Kansas branch and Harrington Bank's 51% ownership interest in Harrington Wealth are subject to the receipt by Los Padres Savings Bank, FSB and Community First of all applicable regulatory approvals, including the approval of the OTS. It is a condition to the merger that Harrington complete such sales. Accordingly, to the extent that Los Padres Savings Bank, FSB and/or Community First are unable to obtain their necessary regulatory approvals or are delayed in securing such regulatory approvals, the merger may be delayed or terminated. "THE MERGER AGREEMENT--CONDITIONS TO CONSUMMATION OF THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary of the material United States federal income tax consequences of the merger to Harrington shareholders. This summary is based upon the provisions of the Internal Revenue Code, as amended, applicable current and proposed United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This summary applies only to the shares of Harrington common stock that are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation partnership or other business entity, a domestic trust or domestic estate). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Harrington shareholder in light of that shareholder's personal investment circumstances, or those Harrington shareholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions and United States expatriates), Harrington shareholders who hold shares of Harrington common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Harrington shareholders who acquired their shares of Harrington common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a Harrington shareholder.

    TAX CONSEQUENCES OF THE MERGER TO HARRINGTON SHAREHOLDERS. The receipt of cash for Harrington's common stock pursuant to the merger will be a taxable transaction to the Harrington shareholders for United States federal income tax purposes. In general, a holder of Harrington's common stock will recognize gain or loss measured by the difference between such shareholder's adjusted tax basis in the Harrington common stock owned by him or her at the effective time and the amount of cash received for the stock. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged in the merger. The gain or loss will be capital gain or loss. If the shares have been held for one year or less at the effective time of the merger, the gain or loss will be a short-term capital gain or loss. If the shares have been held for more than one year, the gain or loss will be long-term capital gain or loss. Shareholders who are individuals are subject to tax on net long-term capital gains at preferential rates. Capital losses are subject to limitations.

    BACKUP TAX WITHHOLDING. The cash payments due the Harrington shareholders upon the exchange of their common stock pursuant to the merger will be subject to "backup withholding" at a rate of 31% (unless certain exemptions apply) if such Harrington shareholder fails to supply his or her taxpayer identification number ("TIN") (a social security number, in the case of individuals, or employer identification number, in the case of other shareholders) and certify under penalties of perjury that such TIN is correct, supplies an incorrect TIN, or is notified by the Internal Revenue Service that backup withholding applies. Each Harrington shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other agent). Certain Harrington shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. Any amounts withheld will be allowed as a credit against the shareholder's United States federal income tax liability for that year.

    No ruling has been or will be requested from the Internal Revenue Service as to any of the tax effects to the Harrington shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to the Harrington shareholders with respect to any of the tax effects of the merger to shareholders.

    THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. THEREFORE, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THOSE RELATING TO FOREIGN, STATE, LOCAL AND OTHER TAXES.

ACCOUNTING TREATMENT

    It is anticipated the merger will be accounted for as a "purchase" transaction under generally accepted accounting principles. Under such method of accounting, the assets and liabilities of Harrington will be revalued on Hasten's consolidated balance sheet at their fair values as of the date the transaction is consummated. The excess purchase price paid over the fair value of the net assets acquired (including values assigned to core deposits and other such intangible assets) will be reported as goodwill in Hasten's consolidated balance sheet. The results of operations of Harrington will be reported in Hasten's consolidated statement of operations only after the effective time of the merger.

STOCK OPTION AGREEMENT

    As an inducement and a condition to entering into the merger agreement, Harrington and Hasten entered into a stock option agreement, pursuant to which Harrington granted Hasten an option, which is exercisable upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of Harrington and Hasten), to purchase up to 19.9% of the outstanding shares of Harrington common stock, at a price of $8.00 per share, subject to adjustment in certain circumstances and termination within certain periods (the "option").

    Subject to applicable law and regulatory restrictions, Hasten may exercise the option, in whole or in part, if, but only if, a triggering event (as hereinafter defined) has occurred prior to a termination of the option. The option shall terminate upon the earliest to occur of:

    - the effective time;

    - 15 months after the occurrence of a triggering event;

    - termination of the merger agreement by reason of wrongful termination thereof by Hasten, by reason of an uncured breach or default thereof on the part of Hasten or by mutual agreement of the parties; or

    - 12 months after termination of the merger agreement for any other reason.

    A triggering event shall mean any of the following events or transactions:

    - if the Board of Directors of Harrington shall withdraw its support for the merger or fails to recommend approval of the merger;

    - if a person or entity (other than Hasten or an affiliate of Hasten):

      -- acquires securities representing or giving the right to acquire 10% or more of Harrington's outstanding common stock, and after the occurrence of such acquisition Harrington's Board of Directors recommends such acquisition to its shareholders for acceptance or fails to recommend or withdraws its approval of the merger agreement to the shareholder of Harrington;

      -- makes a bona fide proposal for a merger, consolidation or other business combination or acquisition of all or substantially all of the assets of Harrington, and thereafter, but before such proposal has been publicly withdrawn, Harrington willfully commits a material breach of the merger agreement and such breach (i) would entitle Hasten to terminate the merger agreement without regard to the cure periods provided for therein, (ii) is not cured and (iii) would materially interfere with Harrington's ability to consummate the merger or materially reduce the value of the transaction to Hasten; or

    - if the shareholders of Harrington fail to approve the merger.

    The stock option agreement provides that the maximum amount that Hasten (including any successor, affiliate or transferee of Hasten) shall be entitled to receive as consideration for the option or the shares of Harrington common stock issuable upon exercise thereof, less the exercise price of the option, together with any amounts payable as a termination fee pursuant to the merger agreement (see "THE MERGER AGREEMENT--TERMINATION FEE"), shall not exceed
$2.0 million in the aggregate, plus all costs, fees and expenses incurred by Hasten in connection with the merger.

    The stock option agreement is intended to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The existence of the option could significantly increase the cost to a potential acquiror of acquiring Harrington compared to its cost had the stock option agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Harrington than it might otherwise have proposed to pay. In light of the foregoing, the stock option agreement may have the effect of discouraging persons who might be interested in acquiring all or a significant interest in Harrington from considering or proposing such an acquisition prior to the effective time, even if any such person was prepared to offer to pay consideration that had a higher current market price.

    A copy of the stock option agreement is included as APPENDIX B to this proxy statement. The foregoing discussion is qualified in its entirety by reference to the stock option agreement.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as APPENDIX A.

EFFECTIVE TIME

    The merger agreement provides that the closing of the merger will take place on a date no later than five business days after all regulatory, corporate and other approvals have been obtained and other conditions have been satisfied or waived. At such time, articles of merger will be prepared, executed by representatives of Harrington and Acquisition and delivered to the Secretary of State of the State of Indiana. The merger will then become effective upon the filing of the articles of merger with the Secretary of State. The time and date at which the merger is effective is referred to herein as the "effective time."

CONVERSION OF SHARES OF HARRINGTON'S COMMON STOCK

    Hasten will use its best efforts to cause to be mailed to Harrington's former shareholders, within three business days after the effective time, a letter of transmittal and instructions for use in effecting the surrender of the Harrington common stock held by Harrington's shareholders in exchange for the merger consideration. The letter of transmittal and instructions will specify that delivery of certificates representing ownership of Harrington common stock shall be effected only upon delivery, on or after the effective time of the merger, of the certificates to American Stock Transfer & Trust Company, the exchange agent for the merger, and that, until the certificates are delivered by the shareholder in accordance with the letter of transmittal and instructions, the risk of loss of the certificates will remain with the shareholder. The instructions will request shareholders to deliver their certificates, along with a properly completed and duly executed letter of transmittal and any other documentation that the instructions may require, to American Stock Transfer & Trust Company.

    Hasten and Acquisition will instruct the exchange agent that, on and after the effective time, upon the delivery to the exchange agent of the properly completed letter of transmittal and other required documentation, the exchange agent will pay the shareholder the amount of cash that the shareholder is entitled to receive in accordance with the terms of the merger agreement, minus any withholding taxes required by law, payable by check, and the surrendered certificates will be canceled. No payment will be made for share certificates prior to the effective time of the merger. No interest will be payable with respect to the payment of the merger consideration made to Harrington shareholders and option holders under the merger agreement.

TREATMENT OF HARRINGTON STOCK OPTIONS

    The merger agreement provides that Harrington will (i) terminate its Amended and Restated Stock Option Plan and cancel and terminate each outstanding option thereunder, effective prior to the effective time; and (ii) use its best efforts to receive, prior to the effective time, a cancellation agreement from each option holder in form and substance satisfactory to Hasten acknowledging such cancellation and termination of the related options. The cancellation agreement will provide that in consideration for the cancellation of such options, Harrington will pay to such holders, not more than two days prior to the effective time, an amount (less any applicable withholding and employment taxes) equal to the amount by which $12.4916 exceeds the exercise price per share of Harrington common stock under the outstanding options held by such holder, multiplied by the number of shares of Harrington common stock covered by such options.

    The merger agreement further provides that (i) all options held by a person who does not deliver a cancellation agreement to Harrington prior to the effective time will be converted into the right to receive an amount (less any applicable withholding and employment taxes) equal to the amount by which $12.4916 exceeds the exercise price per share of Harrington common stock under the outstanding options held by such holder, multiplied by the number of shares of Harrington common stock covered by such options; and (ii) Hasten will pay the applicable amount to such holders, not more than five days after the receipt of a cancellation agreement.

REPRESENTATIONS AND WARRANTIES

    REPRESENTATIONS AND WARRANTIES OF HARRINGTON. The merger agreement contains representations and warranties of Harrington, the material ones of which relate to:

      -- the proper organization, qualification, authority and other corporate organizational matters with respect to Harrington, Harrington Bank and Harrington's other subsidiaries;

      -- the capital structure and the number of authorized and outstanding shares of common stock and preferred stock of Harrington, Harrington Bank and Harrington's other subsidiaries;

      -- compliance of Harrington's consolidated financial statements with generally accepted accounting principles and the absence of material undisclosed liabilities;

      -- Harrington's possession of all requisite corporate power and authority to enter into the merger agreement;

      -- the consistency of the merger agreement with Harrington's and Harrington Bank's respective charter documents, agreements and applicable law;

      -- the absence of any consents or approvals of any governmental authority or any other person in connection with the merger, except for certain third-party consents disclosed to Hasten and except for the governmental approvals described under "THE PROPOSED
          MERGER--REGULATORY APPROVALS;"

      -- the enforceability of Harrington's and each subsidiary's insurance policies;

      -- the accuracy of the books and records of Harrington and its subsidiaries;

      -- Harrington's and each subsidiary's good title, free of encumbrances, to all of its personal and real property, except, among other things,
          (i) as disclosed in Harrington's consolidated financial statements,
          (ii) for liens for current taxes not yet due, (iii) for liens incurred in the ordinary course of business and (iv) for encumbrances that are not material;

      -- the absence of claims of any kind against Harrington, any subsidiary of Harrington or any of their respective directors or officers;

      -- the filing by Harrington and each subsidiary of all required tax returns, the payment of all taxes shown thereon to be due (other than taxes that are being contested in good faith and for which adequate reserves have been established) and the absence of any tax liens on the property of Harrington or any subsidiary, other than for current taxes not yet due and payable;

      -- Harrington's and each subsidiary's holding of all necessary permits and compliance in all material respects with the terms of such permits and all applicable laws and regulations;

      -- Harrington's and each subsidiary's material compliance with all material obligations under any agreement to which they are a party;

      -- The absence of any pending or threatened material controversies relating to the employees of Harrington and its subsidiaries;

      -- the absence of any undisclosed material agreements of Harrington or its subsidiaries;

      -- the absence, since June 30, 2000, of any material adverse change in the business, operations, results of operations or financial condition of Harrington and Harrington Bank taken as whole, and certain other material events;

      -- the enforceability of the loans and investments of Harrington and its subsidiaries;

      -- Harrington's and each subsidiary's right, title and interest to the respective intellectual property that they purport to own;

      --  the absence of (i) any change-of-control provisions under,
          (ii) circumstances that may adversely affect the qualified status of,
          (iii) noncompliance in any material respect with applicable law relating to, (iv) material defaults in the performance of stated obligations under (v) pending or threatened litigation relating to, or
          (vi) breaches of fiduciary duty relating to, the employee benefit plans of Harrington or its subsidiaries;

      -- the absence of any fact or condition which Harrington believes will prevent the parties from obtaining all applicable regulatory approvals;

      -- Harrington's compliance in all material respects, since December 31, 1997, with the filing and other requirements under the Securities Exchanges Act of 1934, as amended, and the Home Owners' Loan Act, as amended;

      -- Harrington's and each subsidiary's compliance in all material respects with the Americans with Disabilities Act and any other local, state or federal law concerning accessibility for individuals with disabilities;

      -- Harrington's and each subsidiary's compliance with applicable environmental laws;

      -- The absence of any untrue statements of a material fact or any omission of a material fact in this proxy statement;

      --  the consummation of the sale of (i) the North Carolina branch;
          (ii) the Kansas branch; and (iii) Harrington's fifty-one percent ownership interest in Harrington Wealth (collectively, the "Branch Sales");

      -- the absence of any notice of any claim for indemnification or any basis therefor in connection with the prior sale of two of Harrington Bank's branches;

      -- the absence of any transactions with insiders which do not conform to applicable rules and regulations;

      -- the absence of any untrue statements of a material fact or any omission of a material fact relating to the representations and warranties of Harrington in the merger agreement; and

      -- Harrington's total shareholders' equity (as defined in the merger agreement) shall amount to no less than $21,795,000 as of the effective date of the merger.

    REPRESENTATIONS AND WARRANTIES OF HASTEN. The merger agreement contains representations and warranties of Hasten, the material ones of which relate to:

      -- the proper organization, qualification, authority and other corporate organizational matters with respect to Hasten, First National and Acquisition;

      -- the capital structure and the number of authorized and outstanding shares of common stock of First National;

      -- Hasten's possession of all requisite corporate power and authority to enter into the merger agreement;

      -- the execution, delivery, performance and enforceability of the merger agreement;

      -- the consistency of the merger agreement with Hasten's, First National's and Acquisition's respective charter documents, agreements and applicable laws;

      -- the absence of any fact or condition which Hasten believes will prevent the parties from obtaining all applicable regulatory approvals;

      -- the absence of claims of any kind against Hasten, its subsidiaries or any of their respective directors or officers that would impair Hasten's ability to perform its obligations under the merger agreement;

      -- the availability of sufficient funds and capital for Hasten to carry out its obligations under the merger agreement;

      -- the absence of any untrue statements of a material fact or any omission of a material fact in this proxy statement; and

      -- the absence of any untrue statements of a material fact or any omission of a material fact relating to the representations and warranties of Hasten in the merger agreement.

COVENANTS OF HARRINGTON, HASTEN AND ACQUISITION; CONDUCT OF BUSINESS PRIOR TO THE MERGER

    The merger agreement provides that Harrington will, among other things:

      -- operate its business and cause each subsidiary to operate its business in the ordinary course and consistent with past practices, subject to certain exceptions;

      -- use all reasonable efforts to preserve intact the present business organizations of Harrington, Harrington Bank and Harrington's other subsidiaries; and

      -- maintain in effect all material licenses, permits and approvals of governmental authorities and agencies necessary for the conduct of its present business.

    The merger agreement further provides that, except as otherwise contemplated by the merger agreement or as otherwise consented to or approved by Hasten in writing, none of Harrington, Harrington Bank nor any other subsidiary of Harrington will:

      -- issue, sell, purchase or redeem any shares of its capital stock other than shares issued pursuant to the exercise of stock options outstanding on the date hereof; issue or grant any options, warrants, rights to purchase shares of its common stock or other convertible securities; or declare, set aside or pay any dividend or make any distribution in respect of its capital stock, except that
          (i) Harrington may declare and pay regular quarterly cash dividends at a rate per share of its common stock not in excess of $0.03 per share, and (ii) Harrington Bank and Harrington's other subsidiaries may pay dividends to Harrington in amounts sufficient to enable Harrington to pay its ordinary operating expenses and its accrued liabilities;

      --  amend its charter documents;

      -- except as set forth in the merger agreement or as may be required pursuant to binding commitment, make any increase in compensation payable to employees or officers, except for those which are normal, reasonable and consistent with past practices, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

      -- except as set forth in the merger agreement, accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to any plans, agreements and arrangements presently in effect and in accordance with past practices) or adopt or amend any employee benefit plan;

      -- except as set forth in the merger agreement, commit to purchase, sell, unwind, purchase or otherwise acquire or dispose of any derivative product or instrument;

      -- except for (i) conforming loans secured by one-to-four family residences in amounts less than $200,000, (ii) commercial loans originated in accordance with the Bank's underwriting standards as of the date of the merger agreement in amounts less than $100,000 per loan and $300,000 in the aggregate, (iii) home equity loans with a FICO score of not less than 625 and a loan to value ratio not in excess of 85%, (iv) home equity loans with a FICO score of not less than 650 and a loan to value ratio between 85% and 100%, (v) secured consumer loans with a FICO score of not less than 650, and
          (vi) unsecured consumer loans with a FICO score of 675, make any loan, loan commitment or renewal or extension thereof to any individual or entity;

      -- acquire any business entity or assets thereof, except as it relates to a foreclosure in the usual and ordinary course of its business;

      -- enter into any contract or agreement to buy, sell or otherwise deal in any assets or series of assets in a single transaction in excess of $25,000 in aggregate value;

      -- make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount of which is in excess of $25,000;

      --  file any applications to relocate operations from existing locations;

      -- create or incur any liabilities in excess of $25,000, other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with past practices or as contemplated or permitted by or in connection with the merger agreement and the consummation of the merger;

      -- offer premiums on deposits in excess of the comparable maturity U.S. Treasury Note yield, subject to certain exceptions;

      -- except as set forth in the merger agreement, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of Harrington or any subsidiary securing any obligation in excess of $100,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits or Federal Home Loan Bank borrowings;

      -- make or become a party to any contract or commitment in excess of $25,000, or renew, extend, amend or modify any contract or commitment in excess of $25,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by the merger agreement;

      -- discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, if the cost to Harrington or any subsidiary is in excess of $25,000, unless such discharge or satisfaction is covered by general or specific reserves;

      -- pay any obligation or liability in excess of $25,000, except liabilities shown on Harrington's financial statements or except in the usual and ordinary course of business or in connection with the transactions contemplated by the merger agreement;

      -- institute, settle or agree to settle any claim, action or proceeding involving an expenditure in excess of $25,000;

      -- invest in any real estate, except for investments in real estate owned as a result of foreclosure or deed in lieu of foreclosure;

      -- enter into or amend any contract or series of related contracts in excess of $25,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than thirty (30) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination, except as contemplated or permitted by the merger agreement;

      -- enter into or amend any contract, agreement or other transaction, with any officer, director or principal shareholder of Harrington or any affiliate of such person on terms that are less favorable to Harrington than could be obtained from an unrelated third party on an arm's length basis;

      -- change any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of management of Harrington to respond to then current market or economic conditions or as may be required by the rules of applicable governmental authorities;

      -- default under the terms of any agreement or understanding to which Harrington or any subsidiary is a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would have a material adverse effect on Harrington; or

      --  amend or modify any of the agreements relating to the Branch Sales.

    The merger agreement contains additional covenants of Harrington and Hasten concerning, among other things:

      -- the preparation and filing of all applications or other documents required to obtain the requisite regulatory approvals and/or consents;

      -- the delivery to Hasten of all reports filed by Harrington with the Securities and Exchange Commission and all regulatory reports filed by Harrington with the applicable regulatory authorities;

      -- providing Hasten with copies of various financial regulatory or other reports, and allowing a representative of Hasten to attend Board of Directors meetings of Harrington and its subsidiaries;

      -- keeping the respective parties advised of material corporate developments or events;

      -- providing Hasten and its representatives with access to the banking offices, personnel, agreements and books and records of Harrington and its subsidiaries, providing Hasten with copies of various financial, regulatory and other reports, and allowing a representative of Hasten to attend Board of Directors meetings of Harrington and its subsidiaries;

      -- the respective parties' obligation to keep certain information and documents confidential;

      -- taking all steps necessary for Harrington to duly call, give notice of and convene a meeting of its shareholders as soon as practicable;

      -- Hasten's obligation to use all reasonable efforts to effect the continuation of Harrington's employee benefit plans and to provide certain severance benefits to employees of Harrington and its subsidiaries who are terminated within six months after the effective time;

      -- Harrington's obligation to terminate its Amended and Restated Stock Option Plan and cancel and terminate each outstanding option thereunder (see "THE MERGER AGREEMENT--TREATMENT OF HARRINGTON STOCK OPTIONS");

      -- the indemnification (for a period of five years after the effective time of the merger) of the directors, officers, employees and agents of Harrington and its subsidiaries to the fullest extent permitted by law or their respective articles of incorporation and bylaws, other than costs which occur as a result of or arise out of the operations or business of the Kansas branch, the North Carolina branch or Harrington Wealth; and the maintenance (for a period of five years after the effective time of the merger) of officers' and directors' liability coverage.

      -- Harrington's obligation to consummate the Branch Sales (see "THE PROPOSED MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--BRANCH SALES");

      -- Harrington's obligation to grant to (i) the buyers of the Kansas branch and the North Carolina branch a perpetual license to use the name "Harrington" in their respective banking businesses in the States of North Carolina and Kansas, respectively, and in any other State except for the State of Indiana; and (ii) Harrington Wealth a perpetual license to use the name "Harrington" in its asset management business, provided that the "Harrington" name may not be permitted to be used by a financial institution in the State of Indiana for a period of five (5) years;

      -- Harrington shall use its commercially reasonable efforts to deliver to Hasten the resignations, together with a release of claim, of each officer and director of Harrington and each subsidiary, as shall have been specified by Hasten not more than thirty (30) days from the date of the merger agreement;

      -- Harrington shall obtain, prior to the closing, transaction liability insurance from an insurer acceptable to Hasten, covering certain risks in connection with the transactions contemplated by the merger agreement determined appropriate by Hasten, the cost of which will not exceed $200,000 and will be paid by Harrington prior to the closing;

      -- Harrington shall use its best efforts to deliver to Hasten estoppel letters from all of its tenants and landlords; and

      -- Pine Tree Mortgage Corp., a subsidiary of Harrington, shall be dissolved.

    The merger agreement also contains a covenant of Douglas T. Breeden, the Chairman of Harrington and the owner of 49% of the issued and outstanding Harrington common stock as of May 31, 2001, exclusive of outstanding options, to not engage, nor permit his affiliates (which specifically exclude Harrington West and Smith Breeden & Associates Inc.) to engage, through acquisition or otherwise, in a banking or mortgage origination business in Hamilton, Wayne or Marion County, Indiana, for a period of three years from the effective time.

CONDITIONS TO CONSUMMATION OF THE MERGER

    The closing of the merger will occur only if, among other things:

      -- the merger and the other transactions described herein shall have received all necessary regulatory approvals, and none of such approvals shall contain or be subject to any terms or conditions that individually or in the aggregate would so materially reduce the economic or business benefit of the transactions contemplated by the merger agreement such that had such terms or conditions been known, Harrington and Hasten would not have entered into the merger agreement; and

      -- there shall not be threatened, instituted or pending any action or proceeding challenging or seeking to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated by the merger agreement; and no injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated by the merger agreement.

    The obligation of Hasten and Acquisition to consummate the merger is subject to, among other things, the following conditions:

      -- the material representations and warranties of Harrington set forth in the merger agreement shall be true and correct in all material respects as of the effective time of the merger and Harrington shall have performed in all material respects each material obligation and agreement as set forth in the merger agreement;

      -- Harrington shall have delivered to Hasten certain officers' certificates;

      --  Harrington shall have delivered to Hasten an opinion of legal counsel;

      -- since the date of the merger agreement, Harrington shall not have experienced a material adverse change on its business, operations, results of operations or financial condition on a consolidated basis;

      -- at the effective date of the merger, Harrington's total shareholders' equity (as defined in the merger agreement) will not be less than $21,795,000;

      -- Harrington shall have delivered to Hasten evidence, satisfactory to Hasten, that the Branch Sales have been completed pursuant to the applicable sales agreements;

    The obligation of Harrington to consummate the merger is subject to, among other things, the following conditions:

      -- the material representations and warranties of Hasten set forth in the merger agreement shall be true and correct in all material respects as of the effective time of the merger and Hasten shall have performed in all material respects each material obligation and agreement as set forth in the merger agreement;

      -- Hasten shall have delivered to Harrington an opinion of legal counsel; and

      -- the merger agreement shall have been approved by the shareholders of Harrington.

NO NEGOTIATIONS WITH OTHERS

    Pursuant to the merger agreement, Harrington has agreed to not, and to cause its subsidiaries and its and its subsidiaries' respective officers, directors, employees, agents and affiliates to not, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person relating to any acquisition transaction, or, except to the extent required under applicable law for the discharge of the fiduciary duties of the Board of Directors of Harrington, as advised in writing by counsel, participate in any negotiations in connection with or in furtherance of any acquisition transaction or permit any person other than Hasten to have any access to the facilities of, or furnish to any person other than Hasten any non-public information with respect to Harrington or any of its subsidiaries in connection with or in furtherance of any of the foregoing.

    Harrington is required by the merger agreement to (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties (other than Hasten) conducted with respect to any of the foregoing; and (ii) immediately provide to Hasten telephone notice of any such proposal or offer and promptly provide to Hasten the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, copies of any written offers, proposals, agreements or other documents with respect to such offer or proposal.

TERMINATION

    The merger agreement provides that it may be terminated at any time prior to the effective time:

      --  by mutual consent of the Boards of Directors of Harrington and Hasten;

      -- by either Harrington or Hasten if any of the conditions to such party's obligation to consummate the transactions contemplated by the merger agreement shall have become impossible to satisfy if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if such party is not then in breach or default in any respect of the merger agreement;

      -- by the Board of Directors of Hasten if (i) there has been a breach or default in any material respect by Harrington of any representation or warranty or in the observance of its covenants and agreements contained in the merger agreement of which notice has been given in writing by Hasten and which has not been cured within thirty
          (30) days of receipt of such notice; (ii) the effective time has not occurred prior to January 31, 2002 without fault on the part of Hasten; (iii) a public announcement with respect to a proposal, plan or intention to effect an acquisition transaction shall have been made by any person other than Hasten or an affiliate of Hasten and the Board of Directors of Harrington shall have (A) failed to publicly reject or oppose such proposed acquisition transaction or (B) shall have modified, amended or withdrawn its recommended approval of the merger agreement and the merger to Harrington's shareholders; or
          (iv) the Board of Directors of Harrington shall fail to recommend that the shareholders of Harrington approve the merger agreement and the merger;

      -- by the Board of Directors of Harrington if (i) there has been a breach or default in any material respect by Hasten of any representation or warranty or in the observance of its covenants and agreements contained in the merger agreement of which notice has been given in writing by Harrington and which has not been cured within thirty
          (30) days of receipt of such notice; or (ii) the effective time has not occurred prior to January 31, 2002 without fault on the part of Harrington; or

      -- by the Board of Directors of either Hasten or Harrington at any time after the date that (i) the shareholders of Harrington fail to approve the merger agreement and the merger at a meeting held for such purpose; or (ii) if any of the applicable regulatory authorities has denied approval of the merger and, if such denial is appealable, neither Hasten nor Harrington has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by such authority of such order of denial.

TERMINATION FEE

    If the merger agreement is terminated by Hasten due to (i) a breach or default in any material respect by Harrington of any representation, warranty or covenant contained in the merger agreement which has not been cured as provided in the merger agreement, (ii) a public announcement with respect to a proposal, plan or intention to effect an acquisition transaction which Harrington shall have failed to publicly reject or oppose or which shall cause Harrington to modify, amend or withdraw its recommendation of the merger to its shareholders, (iii) Harrington's failure to recommend the merger to its shareholders, or (iv) the failure of the shareholders of Harrington to approve the merger agreement, then Harrington must pay Hasten $2,000,000, plus all costs and expenses incurred by the Hasten in connection with the merger.

    If Hasten fails to consummate the merger because of its inability to obtain sufficient funds or capital (regulatory or otherwise) or if the merger agreement is terminated by Harrington due to a breach or default in any material respect by Hasten of any representation, warranty or covenant contained in the merger agreement which has not been cured as provided in the merger agreement, Hasten must pay Harrington $2,000,000, plus all costs and expenses incurred by Harrington in connection with the merger.

AMENDMENT

    The merger agreement may be amended by Harrington, Hasten and Acquisition at any time prior to the closing date of the merger, by an instrument in writing signed on behalf of each of the parties.

                       ADJOURNMENT OF THE SPECIAL MEETING

    Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. Harrington may seek an adjournment of the special meeting for not more than 120 days so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of shareholders at the special meeting. If Harrington desires to adjourn the meeting, it will request a motion that the meeting be adjourned for up to 120 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. Each proxy solicited, if properly signed and returned to Harrington and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

    Any adjournment will permit Harrington to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to the merger proposal. The adjournment would be disadvantageous to shareholders who are against the merger agreement because an adjournment will give Harrington additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

    If a quorum is not present at the special meeting, no proposal will be acted upon and the Harrington Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to shareholders.

    An adjournment for up to 120 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting.

    Because the Board of Directors recommends that shareholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that shareholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the shares of Harrington common stock present in person or by proxy and voting on the adjournment proposal.

                          MARKET PRICES AND DIVIDENDS

    Harrington's common stock has been traded on the Nasdaq National Market under the symbol "HFGI" since Harrington's initial public offering in May 1996. The following table sets forth for the fiscal quarters indicated the range of high and low bid information per share of common stock as reported by the Nasdaq National Market as well as the dividends paid per share of common stock.

2001                                                   HIGH       LOW      DIVIDENDS
----                                                 --------   --------   ---------
First Quarter......................................   $7.500     $6.000      $0.03
Second Quarter.....................................    7.000      5.500       0.03
Third Quarter......................................    8.500      5.625       0.03
Fourth Quarter (through       , 2001)..............

2001                                                   HIGH       LOW      DIVIDENDS
----                                                 --------   --------   ---------
First Quarter......................................   $8.000     $7.125      $0.03
Second Quarter.....................................    7.750      6.875       0.03
Third Quarter......................................    7.250      5.500       0.03
Fourth Quarter.....................................    6.500      5.500       0.03

2001                                                  HIGH       LOW      DIVIDENDS
----                                                --------   --------   ---------
First Quarter.....................................  $11.500     $8.375      $0.03
Second Quarter....................................    9.000      7.750       0.03
Third Quarter.....................................    8.875      7.500       0.03
Fourth Quarter....................................    8.500      7.125       0.03

    The closing price per share for the common stock as reported on the Nasdaq National Market on May 30, 2001, the last full trading day prior to the public announcement of the proposed merger, was $9.10. As of the record date,
              , 2001, there were approximately       holders of record of the
common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

    Harrington is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and the Securities and Exchange Commission's Regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

    Harrington has incorporated by reference into this proxy statement the information it has filed with the Securities and Exchange Commission, which means that Harrington may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement and information that Harrington files subsequently with the Securities and Exchange Commission will automatically update this proxy statement. Harrington incorporates by reference the documents listed below and any filings it makes with the Securities and

Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement:

    - Annual Report on Form 10-K for the year ended June 30, 2000;

    - Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001; and

    - Current Report on Form 8-K dated as of May 30, 2001.

    Accompanying this proxy statement are Harrington's 2000 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    You may request a copy of Harrington's filings (other than a filing which accompanies this proxy statement and other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 722 East Main Street, P.O. Box 968, Richmond, Indiana 47375, Attention: Corporate Secretary; telephone: (913) 451-1566.

                          FUTURE SHAREHOLDER PROPOSALS

    Harrington intends to hold an annual meeting in 2001 only if the merger is not completed. Any Harrington shareholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2001 annual meeting of shareholders, in the event that it is held, was required to submit the proposal to the attention of our Corporate Secretary at our principal executive office by not later than May 31, 2001, and such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended

                                 OTHER BUSINESS

    No other business may be presented for consideration at the special meeting other than as stated in the accompanying Notice of Special Meeting of Shareholders.

               FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS

    This proxy statement and the materials incorporated by reference herein contain certain forward-looking statements and information relating to Harrington and its subsidiaries that are based on the beliefs of Harrington's management as well as assumptions made by and information currently available to Harrington's management. When used in this proxy statement and the materials incorporated by reference herein, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to Harrington or its subsidiaries or Harrington management, are intended to identify forward-looking statements. Such statements reflect the current view of Harrington with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, the interest rate environment, governmental regulation and supervision, nonperforming asset levels, loan concentrations, changes in industry practices, one time events and other factors described herein. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein or in the material incorporated by reference herein. Harrington does not intend to update these forward-looking statements.

    WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER, HARRINGTON OR THE BANK, THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND INCORPORATED BY REFERENCE HEREIN SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               HASTEN BANCSHARES,
                            AN INDIANA CORPORATION,
                             AL ACQUISITION CORP.,
                            AN INDIANA CORPORATION,
                       HARRINGTON FINANCIAL GROUP, INC.,
                            AN INDIANA CORPORATION,
                                      AND
                               DOUGLAS T. BREEDEN
                                  MAY 30, 2001

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                      --------
                             ARTICLE I

DEFINITIONS; MERGER; CLOSING; EFFECTIVE TIME........................      1
  1.1   Definitions.................................................      1
  1.2   The Merger..................................................      6
  1.3   Closing; Effective Time.....................................      6
  1.4   Articles of Incorporation; Bylaws...........................      6
  1.5   Directors and Officers......................................      6

                             ARTICLE II

CONVERSION OF SHARES IN THE MERGER; MAXIMUM MERGER
  CONSIDERATION.....................................................      7
  2.1   Terms of Merger.............................................      7
  2.2   Payment for Shares..........................................      7
  2.3   Calculation of Total Shareholders' Equity...................      8
  2.4   Maximum Merger Consideration................................      8

                            ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................      8
  3.1   Organization, Standing and Power............................      8
  3.2   Capitalization..............................................      9
  3.3   Subsidiaries................................................     10
  3.4   Company Financial Statements; Absence of Liabilities........     10
  3.5   Authority of the Company; No Violation......................     10
  3.6   Insurance...................................................     11
  3.7   Books and Records...........................................     11
  3.8   Title to Assets.............................................     11
  3.9   Real Properties.............................................     11
  3.10  Litigation..................................................     12
  3.11  Taxes.......................................................     12
  3.12  Compliance with Applicable Laws; Company Permits............     13
  3.13  Performance of Obligations..................................     13
  3.14  Employees...................................................     14
  3.15  Material Contracts..........................................     14
  3.16  Absence of Certain Changes..................................     15
  3.17  Loans and Investments.......................................     15
  3.18  Intellectual Properties.....................................     16
  3.19  Company Benefit Plans.......................................     16
  3.20  Regulatory Approvals........................................     19
  3.21  Company Regulatory Reports..................................     19
  3.22  Company Facilities..........................................     19
  3.23  Environmental Conditions....................................     19

                                                                        PAGE
                                                                      --------
  3.24  Proxy Statement.............................................     20
  3.25  Affiliate Transactions......................................     20
  3.26  Branch Sales................................................     21
  3.27  Insider Interests...........................................     21
  3.28  Fairness Opinion............................................     21
  3.29  Brokers and Finders.........................................     21
  3.30  State Takeover Statutes.....................................     22
  3.31  Accuracy of Information Furnished...........................     22
  3.32  Minimum Shareholder Equity..................................     22

                             ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................     22
  4.1   Organization, Standing and Power............................     22
  4.2   Authority; No Violation.....................................     22
  4.3   Regulatory Approvals........................................     23
  4.4   Litigation..................................................     23
  4.5   Adequate Funds..............................................     23
  4.6   Proxy Statement.............................................     23
  4.7   Accuracy of Information Furnished...........................     23

                             ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS.................................     23
  5.1   Conduct of Business by the Company..........................     23
  5.2   Filings and Approvals.......................................     26
  5.3   Securities Reports..........................................     27
  5.4   No Acquisition Transaction..................................     27
  5.5   Notification of Certain Matters.............................     27
  5.6   Access to Information; Confidentiality......................     28
  5.7   Shareholder Approval........................................     29
  5.8   Employee Benefits...........................................     29
  5.9   Company Incentive Plan......................................     30
  5.10  D&O Indemnification.........................................     31
  5.11  Further Assurances; Form of Transaction.....................     31
  5.12  WARN Act....................................................     32
  5.13  Non-Compete.................................................     32
  5.14  Company Sales...............................................     32
  5.15  Name and Trademarks.........................................     33
  5.16  Resignations................................................     33
  5.17  Transaction Liability Insurance.............................     33

                                                                        PAGE
                                                                      --------
  5.18  Estoppel Letters............................................     33
  5.19  Pine Street Mortgage Corp...................................     33

                             ARTICLE VI

CONDITIONS..........................................................     33
  6.1   Conditions to Obligations of Each Party.....................     33
  6.2   Additional Conditions to Obligations of Company.............     34
  6.3   Additional Conditions to Obligations of Purchaser and Merger
          Sub.......................................................     35

                            ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER...................................     36
  7.1   Termination.................................................     36
  7.2   Effect of Termination.......................................     36

                            ARTICLE VIII

GENERAL PROVISIONS..................................................     37
  8.1   Publicity...................................................     37
  8.2   Expenses....................................................     37
  8.3   Survival....................................................     37
  8.4   Notices.....................................................     37
  8.5   Amendment...................................................     38
  8.6   Waiver......................................................     38
  8.7   Interpretation..............................................     39
  8.8   Severability................................................     39
  8.9   Miscellaneous...............................................     39
  8.10  Consent to Jurisdiction.....................................     39
  8.11  Counterparts................................................     39

      EXHIBITS
---------------------
Exhibit A               Form of Shareholder Voting Agreement
Exhibit B               Form of Option Agreement
Exhibit C               Form of Bank Merger Agreement
Exhibit D               Form of License and Concurrent Use Agreement
Exhibit E               Form of Assignment of Marks and Domain Names
Exhibit F               Form of Tenant Estoppel
Exhibit G               Form of Landlord Estoppel
Exhibit H               Form of Legal Opinion of Vedder, Price, Kaufman & Kammholz
Exhibit I               Form of Legal Opinion of Kelley, Drye & Warren LLP

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into on May 30, 2001, by and among HASTEN BANCSHARES, an Indiana corporation ("Purchaser"), AL ACQUISITION CORP., an Indiana corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), HARRINGTON FINANCIAL GROUP, INC., an Indiana corporation (the "Company"), and Douglas T. Breeden (the "Majority Shareholder").

    WHEREAS, Purchaser and the Company desire to have Merger Sub merge with and into the Company (the "Merger"), as the result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein;

    WHEREAS, as an inducement to the willingness of Purchaser to enter into this Agreement, the Majority Shareholder (together with certain other shareholders of the Company) will, simultaneously with the execution and delivery of this Agreement by the parties hereto, enter into a Shareholder Voting Agreement in the form attached hereto as Exhibit A upon the terms and conditions set forth therein;

    WHEREAS, as an inducement to the willingness of Purchaser to enter into this Agreement, the Company will, simultaneously with the execution and delivery of this Agreement by the parties hereto, enter into an Option Agreement in an amount up to 19.9% of the outstanding shares of Company Common Stock in the form attached hereto as Exhibit B and

    WHEREAS, the Boards of Directors of Purchaser, Merger Sub and the Company have each duly approved this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, Purchaser, Merger Sub and the Company agree as follows:

                                   ARTICLE I
                  DEFINITIONS; MERGER; CLOSING; EFFECTIVE TIME

    1.1 DEFINITIONS. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.1:

    "Acquisition Transaction" means (i) a bona fide tender or exchange offer for at least 10% of the then outstanding shares of any class of capital stock of the Company by any Person other than Purchaser or an Affiliate of Purchaser, (ii) a merger, consolidation or other business combination with the Company or the Bank involving any Person other than Purchaser or an Affiliate of Purchaser,
(iii) except for the Company Sales (as defined herein), any sale, lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of the Company's consolidated assets, including stock of any of the Company's subsidiaries, to any Person other than Purchaser or an Affiliate of Purchaser,
(iv) the acquisition by any Person (other than Purchaser or an Affiliate of Purchaser) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, but including any shares that may be acquired pursuant to the exercise of any right, option, warrant or other agreement regardless of when such exercise may occur) of 10% or more of the then outstanding shares of any class of capital stock of the Company, including shares of capital stock currently owned by such Person, (v) any reclassification of securities or recapitalization of the Company or other similar transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security, including securities convertible into equity securities, of the Company which is owned by any Person other than Purchaser or an Affiliate of Purchaser, (vi) a public proxy or consent solicitation made to shareholders of the Company seeking proxies or consents in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of the Company, (vii) the filing of an application or notice with an Applicable Governmental Authority or any other federal or state regulatory authority seeking approval to engage in one or more of the transactions described in clauses

(i) through (vi) above, or (viii) the making of a bona fide proposal to the Company or its shareholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions described in clauses (i) through (vi) above;

    "Action" means any action (at law or equity), claim, counterclaim, suit, arbitration, inquiry, proceeding, administrative action or investigation by or before any court, arbitration association or governmental authority initiated by any Person, as defined below;

    "Affiliate" of, or a person "Affiliated" with, a specific person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 5.13 hereof only, Harrington West Financial Group, Inc. and Smith Breeden Associates, Inc. shall not be deemed Affiliates of the Majority Shareholder;

    "Applicable Governmental Authorities" means the Federal Reserve, OCC, OTS, FDIC, U.S. Department of Justice, and any other federal or state governmental authority having jurisdiction over the Merger and/or the transactions contemplated herein;

    "Bank" means Harrington Bank, FSB, a federally-chartered stock savings bank that is wholly-owned by the Company, with its principal office at 722 E. Main Street, Richmond, Indiana;

    "Bank Common Stock" shall have the meaning given such term in Section 3.2(b) hereof;

    "Bank Merger" shall have the meaning given such term in Section 1.2(b),

    "BIF" means the Bank Insurance Fund administered by the FDIC;

    "Branch Buyer" shall have the meaning given to such term in Section 3.26 hereof;

    "Cancellation Agreements" shall have the meaning given such term in
Section 5.9 hereof;

    "Closing" means the performance by the parties of all of the conditions set forth in Article VI, which shall take place as provided in Section 1.3 hereof;

    "Code" means the Internal Revenue Code of 1986, as amended;

    "Company Benefit Plans" means the plans, programs, arrangements and agreements described in Section 3.19(a) hereof;

    "Company Certificate" means a stock certificate evidencing ownership of shares of Company Common Stock;

    "Company Common Stock" means the common stock, $0.125 par value per share, of the Company;

    "Company Disclosure Schedule" shall have the meaning given such term in
Section 3.1(b) hereof;

    "Company Financial Statements" means the audited consolidated financial statements of the Company and the Company Subsidiaries contained, or incorporated by reference, in the Company's Annual Report on Form 10-K for the year most recently ended, as filed with the SEC, and as updated by the unaudited consolidated financial statements of the Company included as a part of the Company's Quarterly Reports on Form I0-Q filed with the SEC subsequent thereto;

    "Company Incentive Plan" means the Harrington Financial Group, Inc. Amended and Restated Stock Option Plan;

    "Company Permits" shall have the meaning given such term in Section 3.12;

    "Company Qualified Plans" shall have the meaning given to such term in
Section 3.19(b) hereof;

    "Company Regulatory Reports" shall have the meaning given to such term in
Section 3.21 hereof;

    "Company Report" shall have the meaning given to such term in Section 5.6(b) hereof;

    "Company Sales" shall have the meaning given to such term in Section 3.25 hereof;

    "Company Sales Agreements" shall have the meaning given to such term in
Section 3.25 hereof;

    "Company Sales Buyer" shall have the meaning given to such term in Section
3.25 hereof;

    "Company Subsidiary" shall mean each of the Bank and any of the Non-Bank Subsidiaries individually or collectively, the "Company Subsidiaries";

    "Confidentiality Agreement" means that agreement dated February 6, 2001 between Purchaser and Keefe, Bruyette & Woods, Inc., as agent for the Company;

    "Cure Period" shall have the meaning given to such term in Section 5.5(b) hereof;

    "Disclosure Schedule Updates" shall have the meaning given such term in
Section 5.5(b) hereof;

    "Effective Time" means the time at which the articles of merger relating to the Merger to be filed pursuant to Section 1.3 hereof shall become effective in accordance with the IBCL;

    "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, whether now existing or subsequently enacted or amended, relating to public health or safety, worker health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"). 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act,
15 U.S.C. Section 2601 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq. and any similar or implementing state or local law, which governs: (1) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property; (2) the emission or discharge of Hazardous Materials or contaminants into the environment; (3) the control of Hazardous Materials or contaminants; or (4) the use, generation, or transport, treatment, storage, disposal, removal, recycling, handling, or recovery of Hazardous Materials;

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

    "Exchange Agent" means American Stock Transfer & Trust Company, as agent for the purpose of effectuating the exchange of Company Certificates for the Merger Consideration in accordance with Article II hereof;

    "FDIC" means the Federal Deposit Insurance Corporation;

    "Federal Reserve" means the Board of Governors of the Federal Reserve
System;

    "FHLBI" means the Federal Home Loan Bank of Indianapolis;

    "FICO" means the credit scoring system developed by Fair Issacs;

    "First National" shall have the meaning given such term in Section 1.2(b) hereof;

    "First National Common Stock" shall have the meaning given such term in
Section 4.1(c) hereof;

    "GAAP" means generally accepted accounting principles consistently applied;

    "Hazardous Materials" means any material or substance: (1) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to CERCLA, or other Environmental

Laws, and amendments thereto and regulations promulgated thereunder;
(2) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (3) which is or becomes defined as a "hazardous waste" pursuant to RCRA and amendments thereto and regulations promulgated thereunder;
(4) containing polychlorinated biphenyls; (5) containing asbestos; (6) which is radioactive; (7) which is biologically hazardous; (8) the presence of which requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, policy or other Environmental Laws; (9) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to defined a substance having an adverse affect on the environment under Environmental Laws; or (10) any toxic, explosive, dangerous, corrosive or otherwise hazardous substance, material or waste, which is regulated by any federal, state or local governmental authority;

    "HOLA" means the Federal Home Owners' Loan Act, as amended;

    "IBCL" means the Indiana Business Corporation Law, as amended;

    "Immediate Family" means a person's spouse, parents, in-laws, children and siblings;

    "Intellectual Property" shall have the meaning given such term in Section
3.18 hereof;

    "IRS" means the Internal Revenue Service;

    "Kansas Branch" shall have the meaning given such term in Section 3.25 hereof;

    "Knowledge" or "to the knowledge of" means to the knowledge of Douglas T. Breeden, Russell Breeden III, Craig J. Cerny, Randy J. Collier, John E. Fleener, Gary Krieder, David Fennimore, Jim Matson, Jan Jones and Cathy Habschmidt;

    "Mark Agreements" shall have the meaning given such term in Section 5.15 hereof;

    "Material Adverse Effect" means, with respect to an entity, any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse change on the business, operations, results of operations or financial condition of such entity on a consolidated basis but shall not include an adverse change with respect to, or effect on such entity resulting from (1) reasonable expenses incurred in connection with the transactions contemplated hereby, (2) changes in general economic conditions (including, without limitation, increases or decreases in market rates of interest or in the prices paid for shares of Company Common Stock or publicly-traded securities generally), (3) any change in a law, rule or regulation generally applicable to financial institutions, (4) any change in GAAP or regulatory accounting principles, as such would apply to the financial statements of such entity or
(5) actions taken or to be taken by the Company, the Bank or any Non-Bank Subsidiary of the Company or the Bank in accordance with the specific terms of this Agreement or based upon the written request of Purchaser pursuant to this Agreement;

    "Merger" means the merger of Merger Sub with and into the Company pursuant to Section 1.2(a) hereof;

    "Merger Consideration" means the right to receive $12.4916 in cash per share of Company Common Stock, into which shares of Company Common Stock shall be converted in the Merger pursuant to Section 2.1(a) hereof; subject to the right of option holders to receive the amount described in Section 2.1(c) below and subject to the limitations of Section 2.3 below;

    "Mortgaged Premises" shall mean each (1) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to the Bank a lien on or security interest in such real property interest and (2) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to the Bank a lien thereon or security interest therein;

    "Non-Bank Subsidiary" means each corporation, partnership, limited liability company or similar entity of which the Company or the Bank owns, directly or indirectly, at least twenty-five percent (25%) of the issued and outstanding voting stock, including without limitation, Harrington Wealth Management, an Indiana corporation; and Pine Tree Mortgage Corporation, a North Carolina corporation;

    "North Carolina Branch" shall have the meaning given such term in Section
3.25 hereof;

    "OCC" means the Office of Comptroller of the Currency;

    "Option Agreement" means that certain Option Agreement of even date herewith pursuant to which the Company has granted Purchaser the right to purchase from the Company shares of Company Common Stock, subject to certain conditions precedent, and has granted to Purchaser certain other rights;

    "OTS" means the Office of Thrift Supervision;

    "PBGC" means the Pension Benefit Guaranty Corporation;

    "Person" means any individual, corporation, association, partnership, joint venture, other entity, government or governmental department or agency;

    "Properties" means (1) the real estate owned or leased by the Company and the Company Subsidiaries and used as a banking or mortgage-related facility; (2) other real estate owned ("REO") by the Bank or any Non-Bank Subsidiary as defined by any federal or state financial institution regulatory agency with regulatory authority for the Bank; (3) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Bank or any Non-Bank Subsidiary; (4) real estate that is held in trust for others by the Bank; (5) real estate owned or leased by the Company, the Bank or any Non-Bank Subsidiary or owned or leased by a partnership or joint venture in which the Company, the Bank or any Non-Bank Subsidiary has an ownership interest; and (6) the Mortgaged Premises;

    "Proxy Statement" means the proxy statement to be used by the Company in connection with the solicitation by its Board of Directors of proxies for use at the meeting of its shareholders to be convened for the purpose of voting on the Merger, pursuant to Section 5.7 hereof;

    "Regulatory Approvals" means the approval of the Merger and transactions contemplated herein of the Applicable Governmental Authorities;

    "SAIF" means the Savings Association Insurance Fund administered by the FDIC;

    "SEC" means the Securities and Exchange Commission;

    "Surviving Corporation" shall have the meaning given such term in Section 1.2(a) hereof;

    "Total Shareholders' Equity" means the capital stock, capital surplus and retained earnings as determined under GAAP, provided, however, for purposes of determining the Total Shareholders' Equity of the Company hereunder, such calculation shall exclude: (i) any and all adjustments which would occur as a result of payment for outstanding options by the Company pursuant to
Section 5.9 hereof; (ii) any and all adjustments made pursuant to FAS 133;
(iii) any and all adjustments which would result from provisions to the allowance for loan and lease losses for loans originated by the Bank (other than the Kansas Branch or the North Carolina Branch) following the date hereof, and
(iv) reasonable expenses incurred in connection with the transactions contemplated hereby including (A) audit and accounting fees, (B) short period tax return preparation fees, (C) environmental assessment costs, (D) investment banking fees, (E) legal fees and expenses, (F) Exchange Agent fees, (G) Fiserv deconversion costs, (H) the bonus payments set forth on Schedule 3.19(a)(1) to the Company Disclosure Schedule and (I) the severance payment set forth on
Section 5.1(d) to the

Company Disclosure Schedule (such expenses not to exceed $920,000 in the aggregate for purposes of this clause (iv));

    "Voting Debt" shall have the meaning given such term in Section 3.2(a) hereof; and

    "1934 Act" means the Securities Exchange Act of 1934, as amended.

    1.2 THE MERGER. (a) Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and shareholder approvals, the Company and Merger Sub shall consummate the Merger, pursuant to which
(i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Purchaser, (iii) the Company shall continue to be governed by the laws of the State of Indiana with all its rights, privileges, powers and franchises unaffected by the Merger, and (iv) the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Company and Merger Sub, and all obligations belonging or due to each of the Company or Merger Sub, all of which shall vest in the Surviving Corporation without further act or deed.

    (b) Following the consummation of the Merger, Purchaser shall cause the Bank to be merged with and into First National Bank and Trust, a wholly owned subsidiary of the Purchaser ("First National"), (the "Bank Merger") pursuant to the terms of the Agreement of Merger, the form of which is attached hereto as Exhibit C (the "Bank Merger Agreement"). Purchaser and the Company shall take all necessary actions to permit the Bank Merger to occur immediately following the consummation of the Merger.

    (c) The Company will cooperate in the preparation by Purchaser and Merger Sub of such applications to the Applicable Governmental Authorities and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated hereby. Purchaser and the Company will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the shareholders of the Company or filed or submitted to Applicable Governmental Authorities in connection with the Merger, the Bank Merger and with solicitation of the approval by shareholders of the Company in respect thereof.

    1.3 CLOSING; EFFECTIVE TIME. The Closing of the Merger shall take place on a date which (a) shall be no later than five (5) business days after (i) the last of the conditions set forth in Sections 6.1(a), 6.1(b), 6.2(e) and 6.3(g) has been fulfilled or waived, and (ii) the calculation of Total Shareholders' Equity (pursuant to Section 2.3) has been completed and any disputes thereunder resolved in accordance with Section 2.3, or (b) is mutually agreed upon by the parties at 10:00 a.m. at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois (or such other location or time as mutually agreed upon by the parties).

    The Merger shall become effective upon the filing, on the day of Closing or as soon thereafter as is practicable, of the articles of merger as provided in the IBCL.

    1.4 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation.

    1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE II
                      CONVERSION OF SHARES IN THE MERGER;
                          MAXIMUM MERGER CONSIDERATION

    2.1  TERMS OF MERGER.  Upon the Merger becoming effective:

        (a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, ipso facto and without any action on the part of the holder thereof; become and be converted into the right to receive the Merger Consideration. The certificates representing outstanding Company Common Stock shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Each holder of Company Common Stock, upon surrender to the Exchange Agent, in proper form for cancellation, of the Company Certificate(s), shall be entitled to receive a check from the Exchange Agent in an appropriate amount of Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each certificate which represented issued and outstanding Company Common Stock shall be deemed for all purposes to evidence ownership of the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of the Company of Company Common Stock. No interest shall accrue or be payable with respect to the Merger Consideration.

        (b) Each share of common stock of Merger Sub issued and outstanding at the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof; continue as one share of the common stock of the Surviving Corporation and all of such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of Merger Sub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

        (c) Each option granted under the Company Incentive Plan issued and outstanding immediately prior to the Effective Time shall ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price.

    2.2 PAYMENT FOR SHARES. At and from time to time after the Effective Time, Purchaser shall make available or cause to be made available to the Exchange Agent amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration hereof to holders of the Company Common Stock issued and outstanding immediately prior to the Effective Time. Purchaser shall use its best efforts to cause to be mailed, within three (3) business days of the Effective Time, to each person who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the Company Certificate(s) which, immediately prior to the Effective Time, represented such shares. Upon surrender to the Exchange Agent of such certificates (or such documentation as is acceptable to and required by the Exchange Agent with respect to lost certificates), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Exchange Agent shall promptly cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required tax withholdings. If payment is to be made to a Person other than the registered holder of the Company Certificate(s) surrendered, it shall be a condition of such payment that the Company Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Certificate(s) surrendered or established to the satisfaction of Purchaser or the Exchange Agent that such tax has been paid or is not applicable. One Hundred Eighty (180) days following the Effective Time, Purchaser shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing Company Common Stock outstanding at the Effective Time, and thereafter such holders shall be entitled to look to Purchaser only as a general creditor thereof with respect to the cash payable upon due surrender of their Company Certificates. Notwithstanding anything in this Article II or elsewhere in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Company Common Stock for any cash delivered to a public official pursuant to applicable escheat or abandoned property laws. The Exchange Agent shall also deliver to Purchaser a certified list of the names and addresses of all former registered holders of Company Common Stock who have not then surrendered their Company Certificates to receive the Merger Consideration to which they are entitled.

    2.3 CALCULATION OF TOTAL SHAREHOLDERS' EQUITY. (a) Five (5) business days prior to the scheduled Closing, the Company shall provide to the Purchaser a calculation of the Total Shareholders' Equity as of a date not to exceed ten
(10) days prior to the scheduled Closing ("Total Shareholders' Equity Statement"). Such Total Shareholders' Equity Statement shall be prepared by the Company's regular, independent certified public accountant or a mutually agreed independent certified public accountant.

    (b) If Purchaser notifies the Company of its objection to the Total Shareholders' Equity Statement within two (2) business days after receipt of the Total Shareholders' Equity Statement from the Company, the Company and Purchaser shall, within ten (10) days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be deemed to be mutually agreed upon by the Company and the Purchaser. If, at the end of the Resolution Period, the amounts remaining in dispute ("Unresolved Changes") are not agreed to by the Purchaser and the Company, the Unresolved Changes shall be submitted to KPMG LLP (the "Neutral Auditors") within five (5) days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne and paid pro rata by the Company and the Purchaser in proportion to the allocation of the dollar amount of the Unresolved Changes between the Company and the Purchaser made by the Neutral Auditors such that the party with whom the Neutral Auditors, in the aggregate, agree more closely pays a lesser proportion of such fees and expenses. The Neutral Auditors' resolution of Unresolved Changes, shall be made within 30 days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to the Company and the Purchaser and shall be deemed to be mutually agreed upon by the Company and the Purchaser. Any scheduled Closing hereof shall be delayed to permit resolution of the Total Shareholders' Equity Statement pursuant to this Section 2.3(b).

    2.4 MAXIMUM MERGER CONSIDERATION. Notwithstanding anything contained herein to the contrary, the maximum amount of Merger Consideration to be paid for the Company Common Stock and the maximum amount to be paid for options pursuant to Section 2.1(c) above shall, in the aggregate, equal Forty Million Dollars ($40,000,000).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Purchaser that each of the following statements is true and correct on the date hereof:

    3.1 ORGANIZATION, STANDING AND POWER. (a) The Company is duly organized and existing as a corporation under the laws of the State of Indiana and is registered with the OTS as a savings and loan holding company. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of the Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Indiana, the State of Kansas and the State of North Carolina. The Company is properly licensed to do business in the States of Indiana and Kansas. True and correct copies of the Company's Articles of Incorporation and Bylaws, both as amended to the date hereof, have been delivered to Purchaser prior to the date hereof.

    (b) The Bank is duly organized and existing as a federally-chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings bank business. The Bank is a member of the FHLBI, and its deposits are insured by the SAIF in the manner and to the extent provided by law. The Bank has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. True and correct copies of the Bank's Charter and Bylaws, both as amended to the date hereof, are attached hereto as Schedule 3.1(b) to the Company's disclosure schedule attached hereto and made a part hereof (together with all the other schedules, the "Company Disclosure Schedules").

    (c) Each Non-Bank Subsidiary is duly organized and existing as a corporation under the laws of the state of its incorporation and is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires such licensing or qualification. Each Non-Bank Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. True and correct copies of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws of each Non-Bank Subsidiary are attached hereto as Schedule 3.1(c) to the Company Disclosure Schedule.

    3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock, of which 3,129,670 shares were issued and outstanding as of the date hereof; and (ii) 5,000,000 shares of preferred stock, $1.00 par value per share, none of which are issued and outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. Except for the option granted to Purchaser pursuant to the Option Agreement and except for stock options covering 209,900 shares of Company Common Stock granted pursuant to the Company Incentive Plan and outstanding as of the date hereof, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Company Common Stock nor any securities convertible into such stock; and the Company is not obligated to issue any additional shares of Company Common Stock or any additional options, warrants or other rights in or with respect to the unissued shares of Company Common Stock or any other securities convertible into Company Common Stock. The Company does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors ("Voting Debt"), nor does the Company have outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating the Company or any of its subsidiaries to issue or sell any Voting Debt. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock.

    (b) The authorized capital stock of the Bank consists solely of 1,500,000 shares of common stock, par value $1.00 per share ("Bank Common Stock"), 486,293 of which are issued and outstanding. All of the outstanding shares of the Bank Common Stock are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of all liens and encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of the Bank Common Stock nor any securities convertible into such stock and the Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of the Bank Common Stock or any other securities convertible into such common stock.

    (c) Except as set forth on Schedule 3.2(c) to the Company Disclosure Schedule, all of the outstanding shares of common stock of each Non-Bank Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or the Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of each Non-Bank Subsidiary's common stock nor any securities convertible into such stock and no Non-Bank Subsidiary is obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such common stock.

    3.3 SUBSIDIARIES. Except for the Bank and the Non-Bank Subsidiaries, and except as set forth on Schedule 3.3 to the Company Disclosure Schedule, neither the Company nor the Bank owns or holds, directly or indirectly, any equity interest in any Person that is not readily marketable on a nationally recognized exchange or securities market.

    3.4 COMPANY FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES. (a) There have been delivered by the Company to Purchaser copies of the Company Financial Statements. The Company Financial Statements: (i) fairly present the consolidated financial condition of the Company and its subsidiaries as of the respective dates indicated and its consolidated results of operations and the consolidated changes in its shareholders' equity and cash flows for the respective periods indicated, except for the unaudited consolidated financial statements of the Company and the Company Subsidiaries, which are subject to normal year-end adjustments; (ii) have been prepared in accordance with GAAP, except as stated therein and except that unaudited consolidated financial statements may not include all footnote disclosures required by GAAP; (iii) are based on the books and records of the Company and the Company Subsidiaries; and
(iv) contain and reflect reserves for all material accrued liabilities as of the date thereof and for all reasonably anticipated losses as of the date thereof, including (but not limited to) adequate reserves for reasonably anticipated loan and other losses.

    (b) The Company has no liabilities or obligations, either accrued or contingent, which are material to it and which have not been reflected or disclosed in the Company Financial Statements other than liabilities and obligations incurred subsequent to June 30, 2000 in the ordinary course of business or as set forth on any Company Disclosure Schedule hereto. The Company does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause a Material Adverse Effect which is not fairly reflected in the Company Financial Statements filed with the SEC subsequent to the filing of the Company's most recent Annual Report on Form 10-K.

    3.5 AUTHORITY OF THE COMPANY; NO VIOLATION. (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the majority of its shareholders, to consummate the Merger and the transactions contemplated hereby and the Bank has all requisite corporate power and authority to enter into the Bank Merger Agreement and to consummate the Bank Merger and the transactions contemplated thereby. The execution and delivery by the Company of this Agreement, the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company (other than as described in the immediately preceding sentence) and the Bank. and this Agreement and the Bank Merger Agreement have been duly executed and delivered by the Company, and the Bank, respectively, and are valid and binding obligations of the Company and the Bank, enforceable in accordance with their respective terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law. All of the conditions specified in the Company's Articles of Incorporation and Bylaws have been met, and approval of this Agreement and the Merger by the shareholders of the Company requires only the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the meeting of shareholders to be held pursuant to
Section 5.7 hereof.

    (b) Except as set forth on Schedule 3.5 to the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, the execution and delivery by the Bank of the Bank Merger Agreement, the consummation of the transactions contemplated herein and therein, nor compliance by the Company or the Bank with any of the provisions hereof or thereof will:
(i) conflict with or result in a breach of any provision of its Articles of Incorporation or Charter (as applicable) or Bylaws; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities, (other than the options currently outstanding under the Company Incentive Plan), or assets, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, lease agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, by which the Company or any Company Subsidiary or any of their respective properties or assets is bound, if in any such circumstances such event could have a Material Adverse Effect on the Company or (iii) assuming that the consents and approvals set forth herein are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets, the result of which could have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.5 to the Company Disclosure Schedule, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of the Company, and no consent of, approval of or notice to or filing with any other Person is required in connection with the execution and delivery by the Company of this Agreement, by the Bank of the Bank Merger Agreement, or the consummation by the Company or the Bank of the transactions contemplated hereby and thereby, except (A) the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, and (B) such approvals of the Applicable Governmental Authorities that are required by law or regulation to approve the transactions contemplated by this Agreement and the Bank Merger Agreement.

    3.6 INSURANCE. The Company and each Company Subsidiary have in full force and effect policies of insurance (including, without limitation, a blanket bond, fire, third-party liability, use and occupancy), with respect to their assets and business, against such casualties and contingencies and in such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the industry of which they are a part.

    3.7 BOOKS AND RECORDS. The minute books of the Company and each Company Subsidiary contain, in all material respects, true and accurate records of all meetings and actions taken by their Boards of Directors, any committee thereof and their shareholders, and the books and records of the Company and each Company Subsidiary truly and accurately reflect in all material respects their respective businesses and affairs.

    3.8 TITLE TO ASSETS. The Company and each Company Subsidiary have good and marketable title to all properties and assets, other than real property, owned or stated to be owned by them, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except for:
(a) encumbrances reflected in the Company Financial Statements or described in the notes thereto; (b) liens for current taxes not yet due; (c) liens incurred in the ordinary course of business; or (d) encumbrances, if any, which are not substantial in character, amount or extent or which do not materially detract from the value, or interfere with present use of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Company or the Company Subsidiaries.

    3.9 REAL PROPERTIES. Schedule 3.9 to the Company Disclosure Schedule contains a list of real properties owned or leased by the Company or any Company Subsidiary and contains, among other things, an accurate summary of all material commitments which the Company or any Company Subsidiary have to improve real estate owned by them. True, correct and complete copies of all leases in which the Company or any Company Subsidiary is either a lessor or a lessee is set forth in

Schedule 3.9. The Company and each Company Subsidiary have good and marketable title to all the real properties, and valid leasehold interests in the leaseholds, described in Schedule 3.9 to the Company Disclosure Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the lease; (b) current taxes not yet due and payable; (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) except as described in Schedule 3.9 to the Company Disclosure Schedule.

    3.10 LITIGATION. Except as set forth on Schedule 3.10 to the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or against any of their respective directors or officers relating to the performance of their duties in such capacities. No Action described on Schedule 3.10 to the Company Disclosure Schedule would, if adversely determined, have a Material Adverse Effect on the Company or any Company Subsidiary or could reasonably be expected to involve a payment by the Company or any Company Subsidiary of more than $25,000 in excess of applicable insurance coverage currently in effect. Except as set forth on Schedule 3.10 to the Company Disclosure Schedule, there are no material judgments, decrees, stipulations or orders against the Company or any Company Subsidiary enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    3.11 TAXES (a) The Company and each Company Subsidiary has filed all federal and all state and local tax returns required to be filed by it (all such returns being accurate and complete in all material respects) including, but not limited to, returns relating to income tax, franchise tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by it and has paid (where payment is required to have been made) all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established and reflected on the books and records of the Company and the Company Subsidiaries. Without limiting the foregoing, the Company and each Company Subsidiary has filed all required payroll tax returns, has fulfilled all tax withholding obligations and has paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing to the extent such amounts are due. The tax and audit positions taken by the Company and each Company Subsidiary in connection with the tax returns described in the preceding sentences were reasonable and asserted in good faith. Adequate provision has been made in the books and records of the Company and each Company Subsidiary and, to the extent required by GAAP, reflected in the Company Financial Statements, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes of any kind or nature for the periods covered by the Company Financial Statements and for all prior periods. The IRS has examined, or the statute of limitations has expired with respect to, the federal tax returns of the Company and each Company Subsidiary (to the extent not filed as part of a consolidated return of the Company) for all taxable years ending prior to and including June 30, 1994. Schedule 3.11 to the Company Disclosure Schedule sets forth (a) the date or dates through which any federal, state, local or other taxing authority has examined any other tax returns of the Company or the Company Subsidiaries; (b) a complete list of each year for which any federal, state or local tax authority has obtained or has requested an extension of the statute of limitations from the Company or the Company Subsidiaries and lists each tax case of the Company or the Company Subsidiaries currently pending in audit, at the administrative appeals level or in litigation; and (c) the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to the Company within the last 12 months. Schedule 3.11 to the Company Disclosure Schedule also identifies any examination by taxing authorities of the federal, state or local tax returns of the Company or the Company Subsidiaries which have taken place since July 1, 1997, and which have not been closed and completed without unresolved matters. To the knowledge of the Company, neither the IRS nor any state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth in Schedule 3.11 to the Company Disclosure Schedule. All taxes which the Company or any Company Subsidiary has been required to collect or withhold (other than backup withholdings pursuant to Section 3406 of the Code) have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. With respect to backup withholdings, the Company and each Company Subsidiary have exercised the degree of care required under Section 6724 of the Code to avoid the imposition of any penalties for failure to obtain certified and correct taxpayer identification numbers from payees or for failure to make backup withholdings.

    (b) Set forth on Schedule 3.11 to the Company Disclosure Schedule is a complete list of all material tax elections made by the Company or any Company Subsidiary on any income tax return filed during the past five years which have the effect of deferring the realization of an item of income to a period after the period for which such item of income was reported on the financial statements of the Company or any Company Subsidiary, or accelerating an item of deduction to a period prior to the period for which the corresponding item of loss or expense was reported on the financial statements. Neither the Company nor any Company Subsidiary is a party to, has any liability under or is bound by, any tax indemnity, tax sharing or tax allocation agreement other than as described in Schedule 3.11 to the Company Disclosure Schedule. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company or any Company Subsidiary. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code ("Affiliated Group"), other than as a common parent corporation, and, except for those Non-Bank Subsidiaries, that have been acquired by the Company, no Company Subsidiary has ever been a member of an Affiliated Group except where the Company was the common parent of the Affiliated Group. To the knowledge of the Company, neither the Company nor any Company Subsidiary has any liability for the taxes of any person, corporation, association, partnership, limited liability company, or other entity (other than the Company and the Company Subsidiaries) under Treasury Regulation Section1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise.

    (c) Neither the Company nor any Company Subsidiary has agreed to, or to the knowledge of the Company is required to, make any adjustments under
Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary is a "United States Real Property Holding Corporation" as defined in Section 897 of the Code. Neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code.

    3.12 COMPLIANCE WITH APPLICABLE LAWS; COMPANY PERMITS. The Company and each Company Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are necessary for the operation of the businesses of the Company and each Company Subsidiary (the "Company Permits"). All of the material Company Permits are listed on Schedule
3.12 to the Company Disclosure Schedule. The Bank is an approved seller-servicer for the Federal National Mortgage Association ("FNMA") and as such holds all necessary permits, authorizations or approvals of FNMA necessary to carry on a mortgage banking business with such governmental agencies. The Bank is qualified to originate loans insured by the Federal Housing Administration and the Veteran's Administration. The Company and the Company Subsidiaries are in compliance in all material respects with the terms of the Company Permits and all applicable laws and regulations.

    3.13 PERFORMANCE OF OBLIGATIONS. The Company and each Company Subsidiary have performed in all material respects all material obligations required to be performed by them to date and are not in material default under or in material breach of any term or provision of any covenant, contract, lease, loan servicing agreement or arrangement, indenture or any other covenant to which they are a party, are subject or are otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach. Except for loans and leases made in the ordinary course of business, to the knowledge of the Company, no party with whom the Company or a Company Subsidiary has an agreement which is of material importance to the business of the Company or a Company Subsidiary is in material default thereunder.

    3.14 EMPLOYEES. There are no controversies pending or threatened between, or related to, the Company or any Company Subsidiary and any of their employees which could have consequences that may reasonably be expected to have a Material Adverse Effect on the Company or impair the ability of the Company to perform its obligations hereunder. Except as disclosed in the Company Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on its books in accordance with GAAP. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

    3.15 MATERIAL CONTRACTS. (a) Except as described on Schedule 3.15 to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement or understanding described below:

        (i) any agreement, arrangement or commitment not made in the ordinary course of business consistent with past practices that is material to the Company on a consolidated basis, or any contract, agreement or understanding relating to the sale or disposition by the Company or any Company Subsidiary or any significant assets or businesses of the Company or any Company Subsidiary;

        (ii) any material agreement, indenture, credit agreement or other instrument relating to the borrowing of money by the Company or any Company Subsidiary (other than certificates of deposit and customary deposit instruments) or the guarantee by the Company or any such Company Subsidiary of any such obligation;

       (iii) any contract containing covenants which limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction in the geographical area in which, or method by which, the Company and the Company Subsidiaries may carry on their respective businesses (other than as may be required by law or applicable regulatory authority);

        (iv) any other contract or agreement that would be required to be disclosed as an exhibit to the Company's Annual Report on Form 10-K and which has not been so disclosed;

        (v) any agreement or understanding which obligates the Company or any Company Subsidiary for a period in excess of one year, which has a value in excess of $25,000, to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment and which is not terminable without penalty on not more than thirty (30) days notice;

        (vi) any agreement or understanding of any kind, except for deposit relationships or loans made prior to July 1, 2000, made in the ordinary course of business with any current director or executive officer of the Company or any Company Subsidiary or with any Affiliate thereof or any member of the Immediate Family of any such director or executive officer; or

       (vii) any material agreement or understanding which would be terminable by any other party other than the Company, the Bank or any Non-Bank Subsidiary as a result of the consummation of the transactions contemplated by this Agreement.

    (b) True and correct copies of all documents identified in Schedule 3.15 to the Company Disclosure Schedule are attached hereto as Schedule 3.15 to the Company Disclosure Schedule.

    3.16 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.16 to the Company Disclosure Schedule, since June 30, 2000, the business of the Company and the Bank (inclusive of the activities and operations of the Non-Bank Subsidiaries) has been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there has not been:

        (a) any change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, which has had a Material Adverse Effect on the Company;

        (b) any damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate which has had a Material Adverse Effect on the Company;

        (c) any material contract, agreement, license or understanding which the Company or any Company Subsidiary has entered into or to which the Company or any Company Subsidiary is a party which has been terminated or amended other than in the ordinary course of business;

        (d) except for supplies or equipment purchased in the ordinary course of business, any capital expenditure exceeding individually or in the aggregate $25,000;

        (e) any labor trouble, dispute or problem of any character involving employees of the Company;

        (f) any change in accounting methods or practices by the Company or any Company Subsidiary, except as required by the rules of the American Institute of Certified Public Accountants ("AICPA"), the Financial Accounting Standards Board ("FASB"), the Applicable Governmental Authorities or GAAP;

        (g) any write-down of any asset in excess of $25,000 by the Company or any Company Subsidiary;

        (h) any increase in the salary schedule, compensation, rate, fee or commission of the Company or any Company Subsidiary employees, officers or directors, or the declaration, commitment or obligation of any kind for the payment by the Company or any Company Subsidiary of a bonus or other additional salary, compensation, fee or commission to any Person, except increases made in the ordinary course of business and consistent with past practices;

        (i) any sale, assignment or transfer of any assets in excess of $25,000 other than in the ordinary course of business or pursuant to a contract or agreement disclosed on Schedule 3.15 to the Company Disclosure Schedule;

        (j) any mortgage, pledge or encumbrance of any asset of the Company or any Company Subsidiary other than liens for taxes not yet due, except in the ordinary course of business and except as set forth in Sections 3.8 and 3.9 hereof;

        (k) any waiver or release of any material right or claim of the Company or any Company Subsidiary except in the ordinary course of business; and

        (l) except for the declaration or payment of regular quarterly cash dividends not in excess of $0.03 per share of Company Common Stock, any declaration, setting aside or payment of any dividend or distribution with respect to the Company Common Stock or the issuance of any shares of Company Common Stock or any other securities of the Company or any Company Subsidiary, except for stock options granted pursuant to the Company Incentive Plan and shares issued upon exercise thereof.

    3.17 LOANS AND INVESTMENTS. All loans and investments of the Company and each Company Subsidiary are legal and enforceable in accordance with the terms thereof, except as may be limited by any bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by the exercise of judicial discretion. Except as set forth in Schedule 3.17 to the Company Disclosure

Schedule, no loans or investments held by the Company or a Company Subsidiary with outstanding principal balances in excess of $50,000 are as of March 31, 2001(a) more than 90 days past due with respect to any scheduled payment of principal or interest, (b) classified as "loss," "doubtful," "substandard" or "special mention" by any federal regulators or by the Company's or a Company Subsidiary's internal credit review system, (c) on a non-accrual status in accordance with the Company's or a Company Subsidiary's loan review procedures or (d) "renegotiated loans," as that term is defined in Financial Accounting Standards No. 15.

    3.18 INTELLECTUAL PROPERTIES. Schedule 3.18 to the Company Disclosure Schedule sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any Company Subsidiary for use in their respective businesses, and all licenses and other agreements relating thereto and all agreements relating to third party Intellectual Property that the Company or any Company Subsidiary is licensed or authorized to use in their businesses, including without limitation, any software licenses (collectively, the "Intellectual Property"). Except as set forth on Schedule 3.18 to the Company Disclosure Schedule, with respect to each item of Intellectual Property owned by the Company or any Company Subsidiary, the Company, or such Company Subsidiary possesses all right, title and interest in and to the item, free and clear of any lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that the Company or such Company Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and, to the knowledge of the Company, has not been breached by any party thereto. Neither the Company nor any Company Subsidiary has ever received (or to the knowledge of the Company, is threatened) any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any Company Subsidiary must license or refrain from using any intellectual property rights of a third party). To the knowledge of the Company, neither of the Company nor any Company Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company or any Company Subsidiary.

    3.19 COMPANY BENEFIT PLANS. (a) Schedule 3.19(a)(1) to the Company Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation plan or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, employee stock ownership plan, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of the Company or any Company Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which the Company or any Company Subsidiary maintains, to which the Company or any Company Subsidiary contributes, or under which any employee, former employee, director or former director of the Company or any Company Subsidiary is covered or has benefit rights and pursuant to which any liability of the Company or any Company Subsidiary exists or is reasonably likely to occur (the "Company Benefit Plans"). Except as set forth on Schedule 3.l9(a)(2) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or has entered into any Company Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or any Company Subsidiary or their respective beneficiaries, or other provisions which would cause an increase in the liability to the Company or any Company Subsidiary or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter including, but not limited to, termination of employment or directorship (a

"Change in Control Benefit"). The term "Company Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this
Section 3.19, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Schedule 3.19(a)(3) to the Company Disclosure Schedule, no Company Benefit Plan is a multiemployer plan within the meaning of
Section 3(37) of ERISA and neither the Company nor any Company has since
June 30, 1996 maintained, sponsored or had an obligation to contribute to any such multiemployer plan. Except as disclosed on Schedule 3.19(a)(4) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has been notified by any Applicable Governmental Authority that any payments or other compensation paid or payable by the Company or any Company Subsidiary under this Agreement, any Company Benefit Plan or otherwise, to or for the benefit of any employee or director of the Company or any Company Subsidiary, is not in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities and, to the best knowledge of the Company or any Company Subsidiary, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities.

    (b) Except as disclosed on Schedule 3.19(b) to the Company Disclosure Schedule, each of the Company Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code (the "Company Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been or will be timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Purchaser by the Company), and, to the knowledge of the Company, there exist no circumstances that may adversely affect the qualified status of any such Company Qualified Plan. All such Company Qualified Plans established or maintained by the Company or the Company Subsidiaries or to which the Company or the Company Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Qualified Plans. All accrued contributions and other payments required to be made by the Company or any Company Subsidiary to any Company Benefit Plan through March 31, 2001, have been made or reserves adequate for such purposes as of March 31, 2001, have been set aside therefor and reflected in the Company Financial Statements dated as of March 31, 2001. Neither the Company nor any Company Subsidiary is in material default in performing any of its respective contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such Plan.

    (c) There is no pending or, to the Company's knowledge, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Company Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Company or any Company Subsidiary which alleges violations of applicable state or federal law which are reasonably likely to result in a liability on the part of the Company or any Company Subsidiary or any such Plan, and to the Company's knowledge there is no basis for any such claim.

    (d) The Company and the Company Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Company Benefit Plan are, and since the inception of each such plan have been, in substantial compliance with, and each such plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such plan, including, without limitation, the rules and regulations promulgated by the United States Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. To the knowledge of the Company, no "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Company Benefit Plan. To the knowledge of the Company, no Company Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or 4975(d) of the Code. All Company Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

    (e) No Company Benefit Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

    (f) Except as disclosed on Schedule 3.19(f) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any payments, or is a party to any agreement or any Company Benefit Plan that under any circumstances could obligate it, any Company Subsidiary, or any successor of either of them, to make any payment for which the deductibility for federal income tax purposes by the Company, any Company Subsidiary or any successor to the Company or any Company Subsidiary is or will be limited because of Section 162(m) or Section 280G of the Code.

    (g) Set forth on Schedule 3.19(g) of the Company Disclosure Schedule are copies of (i) each Company Benefit Plan (or a description with respect to any oral employee benefit plan, practice, policy or arrangement) and all amendments thereto, (ii) current summary plan descriptions of each Company Benefit Plan,
(iii) each trust agreement, insurance policy or other instrument relating to funding of any Company Benefit Plan, (iv) the three most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Company Benefit Plan, (v) the most recent determination letter issued by the IRS with respect to each Company Qualified Plan and/or the pending application for a determination letter,
(vi) the most recent available financial statements for each Company Benefit Plan that has assets, (vii) the most recent actuarial report for any Company Pension Plan and any other Company Benefit Plan that is a defined benefit pension plan (including, but not limited to, any nonqualified or supplemental plan), and if any such plan has been amended or been party to a plan merger subsequent to the date of such report, information substantially describing the financial effects of such amendment or plan merger, (viii) the most recent audited financial statements for each Company Benefit Plan for which audited financial statements are required by ERISA, (ix) a listing of stock options awarded under the Company Incentive Plan, showing with respect to each holder thereof, the number of shares, the exercise price per share and a copy of the form of option agreements relating thereto, and (x) each officer or director for whom a deferred compensation or supplemental retirement benefit is maintained, showing the amounts due thereunder and the payment schedule thereof, and the respective amounts accrued in the Company Financial Statements dated June 30, 2000 and March 31, 2001.

    (h) Schedule 3.19(h) to the Company Disclosure Schedule describes any obligation that the Company or any Company Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

    (i) Schedules 3.19(i)(1) and (2) to the Company Disclosure Schedule list:
(1) each officer of the Company and any Company Subsidiary and each director of Company and any Company Subsidiary who is eligible to receive a Change in Control Benefit, showing the estimated amount of each such Change in Control Benefit and the basis of the calculation thereof, estimated compensation for 2001 based upon compensation received to the date of this Agreement, the individual's rate of compensation in effect on the date of this Agreement, the individual's participation in any Company Benefit Plan

(including the Company Incentive Plans) and such individual's compensation from Company or any Company Subsidiary for each of the calendar years 1996 through 2000 as reported, and for calendar year 2001 as estimated to be reported, by the Company or an Company Subsidiary on Form W-2 or Form 1099; and (2) each other employee of Company or the Company Subsidiaries who may be eligible for a Change in Control Benefit, showing an estimated amount of each such Change in Control Benefit and the basis of the calculation thereof.

    (j) The Company and the Company Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Company Benefit Plan with the IRS, the PBGC and the United States Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were and will be complete and accurate in all material respects as of the dates of such filings.

    3.20 REGULATORY APPROVALS. To the knowledge of the Company, no fact or condition exists (other than a fact or condition relating solely to the Purchaser or First National) which the Company has reason to believe will prevent it, the Bank, the Purchaser or First National from obtaining approval of the Applicable Governmental Authorities to consummate the Merger, the Bank Merger and the transactions contemplated herein.

    3.21 COMPANY REGULATORY REPORTS. The Company has filed on a timely basis all proxy statements, reports and other documents required to be filed by it under the 1934 Act or HOLA after December 31, 1997 (collectively, the "Company Regulatory Reports"), and the Company has furnished Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 2000, and all quarterly and periodic reports and proxy statements filed under the 1934 Act by the Company after such date, each as filed with the SEC. Each Company Regulatory Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.22 COMPANY FACILITIES. To the knowledge of the Company, all "alterations" (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, the "ADA")) to the respective business of the Company, and each Company Subsidiary, including, without limitation, automated teller machines (collectively, the "Company Facilities") undertaken after January 26, 1992, are in compliance in all material respects with the ADA and any other local, state or federal law concerning accessibility for individuals with disabilities. To the knowledge of the Company, there are no investigations, proceedings or complaints, formal or informal, pending or overtly threatened against the Company, the Bank or any Non-Bank Subsidiary in connection with the Company Facilities under ADA, or any other local, state or federal law concerning accessibility for individuals with disabilities.

    3.23 ENVIRONMENTAL CONDITIONS. (a) Except as disclosed in Schedule 3.23 to the Company Disclosure Schedule, neither the Company nor a Company Subsidiary has received notice, or have any information which indicates that the Company or a Company Subsidiary will be receiving notice, of proceedings, claims or losses related to alleged violations of any Environmental Laws relating to the Properties or relating to the presence, discharge, release or disposal of Hazardous Materials on the Properties, or any property adjoining or adjacent to the Properties;

    (b) Neither the Company nor any Company Subsidiary has received notice as a potentially responsible party for any facility, site or location pursuant to CERCLA or other similar Environmental Law relating to the Properties;

    (c) The Company, and each Company Subsidiary, are, and to the knowledge of the Company have been, in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under the requirements of the Environmental Laws relating to the Properties, including, but not limited to:

    (i) timely filing all notices, reports and other submissions required under all Environmental Laws;

    (ii) timely applying for, obtaining, and maintaining compliance with all permits, certificates, approvals, licenses and other authorizations required under all Environmental Laws and, to the knowledge of the Company, its predecessors in interest have had all such required permits, and other authorizations and have been in compliance therewith;

   (iii) Neither the Company or the Company Subsidiaries nor any predecessor in interest has ever caused or suffered any Hazardous Material to be disposed onto or into soils of the Properties;

    (iv) No Hazardous Materials were disposed onto or into soils of the Properties; and

    (v) There is no contamination or Hazardous Material in soils or groundwater of or beneath the Properties above levels that exceed remediation standards based on regulations, guidance or risk-based criteria or Environmental Laws warranting studies or remediation or both and no conditions exist at or on or under the Properties which constitute a violation of any Environmental Laws.

    (d) To the knowledge of the Company, there are no active underground storage tanks, or abandoned underground storage tanks, on or under the Properties;

    (e) To the knowledge of the Company, any underground storage tanks, previously active or abandoned, on or under the Properties have been removed together with any associated contaminated media in accordance with requirements applicable as of the date of this Agreement;

    (f) There are no liens under Environmental Laws on the Properties (exclusive of the Mortgaged Premises), and to the Company's knowledge, no government actions have been taken or are in process which could subject the Properties to such liens;

    (g) To the Company's knowledge, there have been no environmental investigations, audits, reviews or assessments of the Properties; and

    (h) Without limiting the generality of the foregoing, and subject to the foregoing, to the knowledge of the Company, there are no other facts, events or conditions relating to the past or present operations or facilities on the Properties which would give rise to any liability or investigatory, corrective or remedial obligation under any Environmental Laws or the common law.

    3.24 PROXY STATEMENT. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Company's Proxy Statement as of the time of its mailing and as of the time of the meeting of the Company's shareholders in connection therewith, and as amended or supplemented by the Company, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; in no event, however, shall the Company be liable for any untrue statement of a material fact or omission to state a material fact in the Company's Proxy Statement made in reliance upon, and in conformity with, written information concerning Purchaser or Merger Sub furnished by Purchaser specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder.

    3.25 AFFILIATE TRANSACTIONS. Prior to the Effective Time, the Company will cause the sale of: (i) the Bank branch located at Suite 271, The Europa Center in Chapel Hill, North Carolina (the "North Carolina Branch"); (ii) the Bank branch located at 6300 Nall Road in Shawnee Mission, Kansas (the "Kansas Branch"); and (iii) the Company's fifty-one percent (51%) ownership interest in Harrington Wealth Management Company (collectively, the "Company Sales") to a Person or Persons affiliated with the Company through common ownership, or to one or more Persons unaffiliated with the Company (each, a "Company Sales Buyer"). The sale of the Kansas Branch and North Carolina Branch shall be, collectively, for at least a $7,000,000 deposit premium. The sale of the ownership interest in Harrington Wealth Management Company shall occur for an amount equal to at least its current carrying value as of the closing of such sale. Schedule 3.25 to the Company Disclosure Schedule contains true, correct and complete copies of the executed agreements including, but not limited to, the stock purchase agreement (in the case of the Company Sale of Harrington Wealth Management), the applicable purchase and assumption agreement and loan sale agreement (in the case of each of the Company Sales of the Kansas Branch and North Carolina branch) and the Mark Agreements (along with all schedules, exhibits and attachments thereto) (collectively, the "Company Sales Agreements") with respect to the Company Sales. The Company Sales shall be conducted on an "as is, where is" basis so that each Company Sales Buyer shall have no recourse against the Company or any Company Subsidiary or officer, director or employee thereof for any matters pertaining to the sale or operations of the assets so sold. In connection with the Company Sales involving the North Carolina Branch and the Kansas Branch, (a) all of the respective assets (under GAAP) of each such branch including, but not limited to, any and all leases, contracts, agreements, other real estate owned, customer accounts, loans, hedges, swaps, cash on hand and records are being purchased by the applicable Company Sales Buyer pursuant to the applicable Company Sales Agreement and (b) all of the respective liabilities (under GAAP) of each such branch including, but not limited to, any deposits, retail purchase accounts, leases, contractual obligations and all other obligations related to the assets are being assumed by the Company Sales Buyer pursuant to the applicable Company Sales Agreement. Following the Closing, neither the Company, the Bank nor the Purchaser shall be liable or have any obligations whatsoever in connection with, or relating to, the operations of the North Carolina Branch, the Kansas Branch or Harrington Wealth Management.

    3.26 BRANCH SALES. In connection with the sale of the Bank branches located at 5249 East Thompson Road and 1121 East Stop 11 Road in Indianapolis, Indiana to Union Bank & Trust Company of Indiana ("Branch Buyer"), the Company has not received from Branch Buyer any notice of any claim for indemnification, and no basis for any such claim exists nor has the Branch Buyer indicated its intention to pursue such claim.

    3.27 INSIDER INTERESTS. No officer, director, or related interest (as defined in 12 C.F.R. Section. 215) of such persons, of the Company or Company Subsidiary has any loan, credit or other contractual arrangement outstanding with the Company or Company Subsidiary which does not conform to applicable rules and regulations of the OTS and the Federal Reserve. No officer, director, or a related interest of such persons, of the Company or Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary.

    3.28 FAIRNESS OPINION. The Board of Directors of the Company has received the written opinion of Keefe, Bruyette & Woods, Inc., to the effect that, as of the date of this Agreement, the Merger Consideration to be received by shareholders of the Company in the Merger is fair to such shareholders from a financial point of view.

    3.29 BROKERS AND FINDERS. Except for the Company's agreement with Keefe, Bruyette & Woods, Inc., a copy of which has been furnished to Purchaser prior to the execution hereof, neither the Company nor a Company Subsidiary is a party to any agreement with any broker, finder or investment banker relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder. Except for the fee payable to Keefe, Bruyette & Woods, Inc., the Company agrees to indemnify and hold Purchaser, Merger Sub and their Affiliates harmless with respect to any broker, finder or investment banker fee which any Person may claim or assert arising from any express or implied agreement or engagement by the Company or a Company Subsidiary.

    3.30 STATE TAKEOVER STATUTES. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, the Agreement, and the transactions contemplated by this Agreement.

    3.31 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by the Company in this Agreement and in the Company Disclosure Schedules do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances in order to make the statements contained herein or therein not misleading.

    3.32 MINIMUM SHAREHOLDER EQUITY. At the Effective Date, the Total Shareholders' Equity of the Company shall be not less than Twenty-One Million Seven Hundred Ninety-Five Thousand Dollars ($21,795,000).

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser hereby represents and warrants to the Company that each of the following statements is true and correct on the date hereof:

    4.1 ORGANIZATION, STANDING AND POWER. (a) Each of Purchaser and Merger Sub is duly organized and existing as a corporation under the laws of the State of Indiana. Purchaser is registered with the Federal Reserve as a bank holding company. Each of Purchaser and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and each of Purchaser and Merger Sub is licensed to do business in each jurisdiction in which its ownership of property or the conduct of its business requires such licensing, except (i) where the failure to be so licensed would not have a material adverse effect on the ability of Purchaser and First National to consummate the transactions contemplated by this Agreement and (ii) where such failure will not have any financial penalties or consequences. Merger Sub was formed for the purpose of engaging in the Merger and has not engaged in any activities other than those necessary to effectuate the terms of this Agreement.

    (b) First National is duly organized and existing as a national banking association and is authorized by the OCC to conduct a commercial banking business. The deposits of First National are insured by BIF in the manner and to the extent provided by law. First National has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

    (c) The authorized capital stock of First National consists solely of 1,300,000 shares of common stock, par value $10.00 per share ("First National Common Stock"), 1,211,400 of which are issued and outstanding. All of the issued and outstanding shares of First National Common Stock are validly issued, fully paid and nonassessable and are owned by the Purchaser, free and clear of all liens and encumbrances.

    4.2 AUTHORITY; NO VIOLATION. (a) Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby and First National has all requisite corporate power and authority to enter into the Bank Merger Agreement and to consummate the Bank Merger and the transactions contemplated thereby. The execution and delivery by Purchaser and Merger Sub of this Agreement, and the execution and delivery by First National of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, Merger Sub and First National and this Agreement, and the Bank Merger Agreement have been duly executed and delivered by Purchaser, Merger Sub, and First National, respectively, and constitutes the valid and binding obligations of Purchaser, Merger Sub and First National, enforceable against each of Purchaser, Merger Sub and First National in accordance with their respective terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law.

    (b) Neither the execution and delivery by Purchaser or Merger Sub of this Agreement, the execution and delivery by First National of the Bank Merger Agreement, the consummation of the transactions contemplated herein and therein, nor compliance by Purchaser, Merger Sub or First National with any of the provisions hereof or thereof, will: (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Charter (as applicable) or Bylaws; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Purchaser, Merger Sub or First National is a party, or by which Purchaser, Merger Sub or First National or any of their respective properties or assets is bound, if in any such circumstances such event could have a material adverse effect on Purchaser; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Merger Sub or First National or any of their respective properties or assets, the result of which could have a material adverse effect on Purchaser. No consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Purchaser, and no consent of, approval of or notice to or filing with any other Person is required in connection with the execution and delivery by Purchaser or Merger Sub of this Agreement, by First National of the Bank Merger Agreement, or the consummation by Purchaser, Merger Sub or First National of the transactions contemplated hereby, except for the Regulatory Approvals.

    4.3 REGULATORY APPROVALS. To the knowledge of Purchaser, no fact or condition exists (other than a fact or condition relating solely to the Company or the Bank) which Purchaser has reason to believe will prevent it, the Company, the Bank or First National from obtaining any of the Regulatory Approvals.

    4.4 LITIGATION. There is no Action pending or threatened, or which reasonably should be expected to be commenced, against Purchaser, its subsidiaries or against any of their directors or officers that would impair the ability of Purchaser to perform its obligations hereunder.

    4.5 ADEQUATE FUNDS. At the Effective Time, Purchaser will have sufficient finds and capital to carry out its obligations under this Agreement.

    4.6 PROXY STATEMENT. None of the information to be supplied by Purchaser for inclusion in the Proxy Statement as of the time of its mailing and as of the time of the meeting of the Company's shareholders in connection therewith, and as amended or supplemented by Purchaser, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

    4.7 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the statements contained herein not misleading.

                                   ARTICLE V
                      ADDITIONAL COVENANTS AND AGREEMENTS

    5.1 CONDUCT OF BUSINESS BY THE COMPANY. From the date of this Agreement to the Effective Time, the Company will operate its business and cause each Company Subsidiary to operate its business in the ordinary course and consistent with past practices, except as contemplated in Section 3.25. The Company will use all reasonable efforts to preserve intact the present business organizations of the Company, the Bank and each Non-Bank Subsidiary and maintain in effect all material licenses, permits and approvals of governmental authorities and agencies necessary for the conduct of its present business. Except as otherwise contemplated by this Agreement or as otherwise consented to or approved by Purchaser in writing, none of the Company, the Bank or any Non-Bank Subsidiary shall:

        (a) issue, sell, purchase or redeem or commit or agree to issue, sell, purchase or redeem any shares of its capital stock other than shares issued pursuant to the exercise of stock options outstanding on the date hereof, or any Voting Debt; or issue or create or grant any options, warrants or rights to purchase shares of its common stock; or issue, sell or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock or any Voting Debt; or declare, set aside or pay any dividend or make any distribution in respect of its capital stock except that (i) if funds are legally available therefor, the Company may declare and pay regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $0.03 per share, and (ii) the Bank and the Non-Bank Subsidiaries may pay dividends to the Company in amounts sufficient to enable the Company to pay its ordinary operating expenses and its accrued liabilities, including (but not limited to) accounting, legal, printing, investment banking, environmental testing and regulatory application fees, expenses and costs relating to the transactions contemplated hereby, provided, however, that no dividend shall be paid by the Bank or any Non-Bank Subsidiary if it is necessary for such entity to borrow funds to pay the dividend;

        (b) amend its Certificate or Articles of Incorporation (in the case of the Company or any Company Subsidiary), Charter (in the case of the Bank) or Bylaws;

        (c) except as set forth on Schedule 5.1(c) to the Company Disclosure Schedule, or as may be required pursuant to binding commitments existing as of the date hereof and set forth on Schedule 5.1(c) to the Company Disclosure Schedule, make any general or unusual increase in compensation or rate of compensation payable or to become payable to hourly, salaried or commissioned employees or officers, except for those which are normal, reasonable and consistent with past practices, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty
    (30) days' notice or less without penalty;

        (d) except as set forth on Schedule 5.1(d) to the Company Disclosure Schedule, accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to pension, profit-sharing, bonus and other fringe benefit plans, agreements and arrangements presently in effect and in accordance with past practices) or adopt or amend any employee benefit plan;

        (e) except as set forth on Schedule 5.1(e) to the Company Disclosure Schedule, commit to purchase, sell, unwind, purchase or otherwise acquire or dispose of any derivative or synthetic mortgage product or enter into any interest rate swap transaction; provided, however, that Purchaser shall be deemed to have consented to any such purchase, sale or other transaction if it has not objected thereto within five (5) business days after receiving written notice thereof;

        (f) except for (i) conforming loans secured by one-to-four family residences in amounts less than $200,000, (ii) commercial loans originated in accordance with the Bank's underwriting standards as of the date hereof in amounts less than $100,000 per loan and $300,000 in the aggregate,
    (iii) home equity loans with a FICO score of not less than 625 and a loan to value ratio not in excess of 85%, (iv) home equity loans with a FICO score of not less than 650 and a loan to value ratio between 85% and 100%,
    (v) secured consumer loans with a FICO score of not less than 650, and
    (vi) unsecured consumer loans with a FICO score of 675, make any loan, loan commitment or renewal or extension thereof to any Person; provided, however, that Purchaser shall be deemed to have consented to any such loan or commitment if it has not objected thereto (A) in the case of any consumer loan, within three (3) business days after receiving written notice and reasonable detail thereof, and (B) in the case of all other loans, within five (5) business days after receiving written notice and reasonable detail thereof. Notwithstanding the foregoing, Purchaser's consent shall not be deemed necessary with respect to loans originated in the ordinary course of business and consistent with past practices at the Kansas Branch or North Carolina Branch; provided, however, Purchaser shall promptly receive written notice and reasonable detail of such loans and all such loans shall be transferred to a Company Sales Buyer pursuant to a Company Sales Agreement;

        (g) acquire any business entity or assets thereof, except as it relates to a foreclosure or other exercise of creditor's rights in the usual and ordinary course of its business;

        (h) enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $25,000 in aggregate value (including, but not limited to, options or commodities or any tangible real or personal properties of the Company or any Company Subsidiary), including, but not limited to, the purchase and sale of mortgage loans and loan participations and the purchase and sale of readily marketable investment securities;

        (i) make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $25,000;

        (j) file any applications to relocate operations from existing locations;

        (k) create or incur any liabilities in excess of $25,000, other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with past practices or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

        (l) except that the Company may offer (A) three concurrent certificate of deposit promotions with rates not to exceed the comparable maturity of the then current LIBOR rate (as determined by reference to The Wall Street Journal for the date of such promotion) on an annual percentage yield basis for maturities one year and under or the then current Federal Home Loan Bank advance rate for maturities over one year and (B) other certificates of deposits or other premiums on deposits with rates not to exceed the comparable maturity U.S. Treasury Note yield on an annual percentage yield basis as published by Bloomberg information services (Bloomberg.com); provided, however, the Kansas Branch and the North Carolina Branch shall be permitted to offer premiums on deposits in the ordinary course of business and consistent with past practices it being understood that all deposits at the Kansas Branch and the North Carolina Branch shall be transferred to a Company Sales Buyer pursuant to a Company Sales Agreement;

        (m) except as set forth on Schedule 5.1(m) to the Company Disclosure Schedule, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of the Company or any Company Subsidiary securing any obligation in excess of $100,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits or Federal Home Loan Bank borrowings;

        (n) make or become a party to any contract or commitment in excess of $25,000, or renew, extend, amend or modify any contract or commitment in excess of $25,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by this Agreement;

        (o) discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, if the cost to the Company or any Company Subsidiary to discharge or satisfy any such mortgage, lien, charge or encumbrance is in excess of $25,000, unless such discharge or satisfaction is covered by general or specific reserves;

        (p) pay any obligation or liability, absolute or contingent, in excess of $25,000 except liabilities shown on the Company Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated hereby;

        (q) institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $25,000;

        (r) invest in any real estate, except for investments in REO as a result of foreclosure or deed in lieu of foreclosure;

        (s) enter into or amend any continuing contract or series of related contracts in excess of $25,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than thirty (30) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by this Agreement;

        (t) enter into or amend any contract, agreement or other transaction, with any officer, director or principal shareholder of the Company or any Affiliate of such person on terms that are less favorable to the Company than could be obtained from an unrelated third party on an arms' length basis;

        (u) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of management of the Company to respond to then current market or economic conditions or as may be required by the rules of the AICPA, the FASB or by applicable governmental authorities;

        (v) default under the terms of any agreement or understanding to which the Company or any Company Subsidiary is a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would have a Material Adverse Effect on the Company; or

        (w) amend or modify any of the Company Sales Agreements.

    5.2 FILINGS AND APPROVALS. Each party will use all reasonable efforts and will cooperate with the other parties in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain the Regulatory Approvals and approval and/or consents from any other applicable governmental or regulatory authorities for approval of the Merger and the Bank Merger contemplated by this Agreement, and provide copies of such applications, filings and related correspondence to the other parties. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other parties with a reasonable opportunity to review and comment on the non-confidential portions of each such application, registration statement or other document. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In addition, the parties will use all reasonable efforts and cooperate with each other to obtain any consents or waivers from third parties that Purchaser reasonably deems to be necessary under any contract or agreement to which the Company or any Company Subsidiary is a party in order to prevent any breach or default from arising thereunder.

    5.3 SECURITIES REPORTS. As soon as reasonably available, the Company shall deliver to Purchaser complete copies of all Quarterly Reports on Form l0-Q, all Current Reports on Form 8-K or any proxy materials filed hereafter with the SEC pursuant to the 1934 Act. The financial statements contained in such reports will be prepared in accordance with GAAP (except that the unaudited financial statements may not include all footnote disclosures required by GAAP and except for changes required by Applicable Governmental Authorities or by GAAP) and will present fairly the consolidated financial condition of the Company and each Company Subsidiary as of the dates indicated and for the periods then ended.

    5.4 NO ACQUISITION TRANSACTION. The Company will not, and will cause the Company Subsidiaries and its and the Company Subsidiaries' respective officers, directors, employees, agents and Affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any Person relating to any Acquisition Transaction, or, except to the extent required under applicable law for the discharge of the fiduciary duties of the Board of Directors of the Company, as advised in writing by counsel, participate in any negotiations in connection with or in furtherance of any Acquisition Transaction or permit any person other than Purchaser and its representatives to have any access to the facilities of, or furnish to any person other than Purchaser and its representatives any non-public information with respect to, the Company or any of the Company Subsidiaries in connection with or in furtherance of any of the foregoing. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties (other than the Purchaser) conducted heretofore with respect to any of the foregoing. The Company shall immediately provide to Purchaser telephone notice of any such proposal or offer and shall promptly provide Purchaser with the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, copies of any written offers, proposals, agreements or other documents with respect to such offer or proposal.

    5.5 NOTIFICATION OF CERTAIN MATTERS. (a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

    (b) From and after the date hereof to the Effective Time and at and as of the Effective Time, the Company shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Company Disclosure Schedule ("Disclosure Schedule Updates") to Purchaser with respect to any matter hereafter arising which, in the good faith judgment of the Company, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. The Disclosure Schedule Updates shall be provided to Purchaser on or before the 25th day of each calendar month. Within twenty (20) days after receipt of any Disclosure Schedule Update (or if cure is promptly commenced by the Company, but is not effected within thirty (30) days after receipt of any Disclosure Schedule Update (the "Cure Period")), Purchaser may exercise its right to terminate this Agreement pursuant to Section 7.1(f) hereof, if the information in such Disclosure Schedule Update together with the information in any or all of the Disclosure Schedule Updates previously provided by the Company indicates that the Company, in the good faith judgment of the Purchaser, has suffered or is reasonably likely to suffer a Material Adverse Effect which has not or cannot be cured within the Cure Period.

    (c) It is understood and agreed that any references in the Disclosure Schedule and Disclosure Schedule Updates to matters, items, contracts, assets, liabilities, litigation, benefits, obligations or operations of the North Carolina Branch, the Kansas Branch or Harrington Wealth Management Company are disclosed for purposes of reference only and shall be transferred or assumed, as the case may be, to the applicable Company Sales Buyer under the applicable Company Sales Agreement.

    5.6 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Between the date hereof and the Effective Time, the Company will afford, and will cause each Company Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Purchaser reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports (subject to regulatory approval), contracts, commitments, books and records of the Company, the Company Subsidiary, whether such documents are located on the premises of the Company or elsewhere. The Company shall furnish Purchaser with all such statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the OTS) and documents or copies thereof, and other information concerning the business and affairs of the Company, the Company Subsidiary as Purchaser shall from time to time reasonably request. The Company further agrees to cause its accountants, attorneys and such other persons as the parties shall mutually agree upon to fully cooperate with Purchaser and its representatives in connection with the right of access granted herein. The Company also agrees to cooperate with Purchaser and its representatives in arranging access to lessors and lessees of real property owned or leased by the Company or any Company Subsidiary.

    (b) The Company will promptly furnish to Purchaser (i) a copy of each material report filed by it with any governmental authority, including without limitation, any federal, state or local taxing authority and any federal or state bank regulatory or securities authority (each a "Company Report") during the period after the date hereof and prior to the Effective Time, and (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Each financial statement set forth in a Company Report so filed and each financial statement provided by the Company to Purchaser pursuant to the next following sentence, together with any notes or schedules thereto, will present fairly in all material respects the information purported to be set forth therein for the period specified therein (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein or the applicable principles with respect thereto), in each case in accordance with GAAP (except that the unaudited financial statements may not include all footnote disclosures required by GAAP) during the periods involved or applicable regulatory principles, as the case may be, in each case except as otherwise provided herein, stated therein or in the notes thereto. Throughout the period after the date hereof and prior to the Effective Time, the Company will provide to Purchaser, on or before the 25th day of each calendar month, (i) the reports of management of the Company and each Company Subsidiary to the Board of Directors of the Company and each Company Subsidiary, respectively, for the most recently available month, including to the extent available, delinquency schedules, addition to loan loss reserves, and payroll reports, (ii) monthly financial statements prepared by the Company for the preceding month, and (iii) a description of any material changes with respect to the representations and warranties of the Company or in any of the lists provided therewith. Throughout the period after the date hereof and prior to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Purchaser and to report the general status of the ongoing operations of the Company and each Company Subsidiary. During such period, the Company promptly will notify Purchaser of any change in the ordinary course of business or in the operation of the properties of the Company or any Company Subsidiary or any breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, and will keep Purchaser promptly and fully informed of such events. During such period, the Company will consult with Purchaser before taking any steps to comply with suggestions made by any bank regulatory authority which could reasonably be considered to be material to the Company. The Company shall allow a representative of Purchaser to attend as an observer the Board of Directors', and committees thereof, meetings of the Company and each Company Subsidiary; provided, however, such representative of Purchaser shall not attend any such Board or committee meeting (or applicable portion thereof) if, in the reasonable judgment of such Board of Directors, the matter or matters to be discussed at such meeting (or portion thereof) are determined to require confidentiality. The Company shall give reasonable notice to Purchaser of any such meeting and, if known, the agenda for or business to be discussed at such meeting. The Company shall also provide to Purchaser all written agendas and meeting or written consent materials (other than in connection with the matters subject to Section 5.4 hereof) provided to the directors of the Company and each Company Subsidiary in connection with Board and committee meetings. All information obtained by Purchaser at these meetings shall be treated in confidence as provided in this Section 5.6.

    (c) All information and documents to which Purchaser is given access pursuant hereto shall be subject to the Confidentiality Agreement. All information furnished by the Company or any Company Subsidiary to Purchaser pursuant hereto shall be treated as the sole property of the Company until consummation of the Merger contemplated hereby and, if such Merger shall not occur, Purchaser shall at the request of the Company, (i) return to the Company or any Company Subsidiary or (ii) provide written confirmation of the destruction of, all documents or other materials containing, reflecting or referring to such information (and all copies thereof), shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for the longer of such time as may be required by law or two (2) years from the date the proposed Merger is abandoned, but shall not apply to (i) any information which was already in the possession of Purchaser prior to disclosure thereof by the Company or any Company Subsidiary, (ii) information which was then generally known to the public, information which became known to the public through no fault of Purchaser or its agents, or (iii) information disclosed in accordance with an order of any Applicable Governmental Authority or a court of competent jurisdiction.

    5.7 SHAREHOLDER APPROVAL. The Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders, as soon as practicable, but in no event later than forty-five (45) days after the date the SEC clears the Proxy Statement, for the purpose of obtaining shareholder approval of this Agreement and the Merger; provided, however that the Proxy Statement shall not be mailed to the holders of Company Common Stock until Keefe, Bruyette & Woods, Inc. has delivered to the Board of Directors of the Company for inclusion in the Proxy Statement an opinion, dated the mailing date, to the effect that the Merger Consideration is fair to the shareholders of the Company from a financial point of view in standard industry form with respect to transactions of this nature. The Company will take all reasonable steps necessary to submit the Proxy Statement to the SEC within thirty (30) days after the date of this Agreement. The Proxy Statement will satisfy all requirements of the 1934 Act and the rules and regulations promulgated thereunder and, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties (as advised in writing by counsel), will include a recommendation by the Board of Directors of the Company that the shareholders of the Company approve this Agreement and the Merger. Purchaser shall furnish such information concerning Purchaser as is necessary in order to cause the Proxy Statement, insofar as it relates to Purchaser, to be prepared in accordance with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder. Purchaser agrees promptly to advise the Company if at any time prior to such Company shareholder meeting any information provided by Purchaser in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to the Company the information needed to correct such inaccuracy or omission.

    5.8 EMPLOYEE BENEFITS. The Company and Purchaser shall cooperate in effecting the following treatment of the Company Benefit Plans, except as mutually agreed upon by Purchaser and the Company prior to the Effective Time:

        (a) At the Effective Time, Purchaser or any subsidiary of Purchaser shall, to the extent required by Purchaser, be substituted for the Company or any Company Subsidiary as the sponsoring employer under those Company Benefit Plans with respect to which Company or any Company Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Company or Company Subsidiary with respect to each such plan. Except as otherwise provided herein, each such plan and any Company Benefit Plan sponsored by the Company or any Company Subsidiary shall be continued in effect by Purchaser or any applicable subsidiary of Purchaser after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Purchaser or any applicable subsidiary of Purchaser under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall be limited by and otherwise comply with the terms of such plan and applicable law. The Company, each Company Subsidiary and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

        (b) After the Effective Time, to the extent the Purchaser makes available one or more of its employee benefit plans or programs (the "Purchaser Benefit Plans") to employees of the Company or any Company Subsidiary as of the Effective Time ("Company Employees") it shall
    (i) grant credit for service with the Company or any Company Subsidiary under the Purchaser Benefit Plans with respect to the participation of such employees in such Purchaser Benefit Plans, and (ii) waive waiting periods and preexisting condition exclusions under the Purchaser Benefit Plans; provided, however, that for any Company Employee terminated by the Purchaser within six (6) months after the Effective Time, severance benefits will be paid in accordance with the terms set forth on Schedule 5.8(b) to the Company Disclosure Schedule. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative to those provided under any Company Benefit Plan continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, the power of Purchaser or Company or any subsidiary of Purchaser to amend or terminate any benefit plan or program, including any Company Benefit Plan, shall not be altered or affected, but shall remain subject to any limitations provided in such plans or under applicable law.

        (c) Nothing in this Section 5.8 is intended, nor shall it be construed, to confer any express or implied third party beneficiary rights in any person including present or former employees of the Company or any Company Subsidiary and any beneficiaries or dependents thereof.

    5.9 COMPANY INCENTIVE PLAN. The Company shall terminate the Company Incentive Plan and cancel and terminate each outstanding option thereunder, effective prior to the Effective Time. The Company shall use its best efforts to receive prior to the Effective Time a cancellation agreement from each option holder in form and substance satisfactory to Purchaser ("Cancellation Agreements"), acknowledging such cancellation and termination of options. The Cancellation Agreements shall provide that in consideration for the cancellation of such options, the Company shall pay to such holders, not more than two (2) days prior to the Effective Time, an amount (less any applicable withholding and employment taxes) equal to the amount by which the Merger Consideration exceeds the exercise price per share of Company Common Stock under the outstanding options held by such holder, multiplied by the number of shares of Company Common Stock covered by such options. All options held by a person who does not deliver a Cancellation Agreement to the Company prior to the Effective Time shall be converted as provided in Section 2.1(c) hereof, and Purchaser shall pay to such holders, not more than five (5) days after the receipt of a Cancellation Agreement, an amount (less any applicable withholding and employment taxes) equal to the amount by which the Merger Consideration exceeds the exercise price per share of Company Common Stock under the outstanding options held by such holder, multiplied by the number of shares of Company Common Stock covered by such options.

    5.10 D&O INDEMNIFICATION. (a) Purchaser and Merger Sub hereby agree that for five (5) years after the Effective Time, Purchaser and the Surviving Corporation shall cause to be maintained in effect the Company's current policy of officers' and directors' liability insurance with respect to actions and omissions occurring on or prior to the Closing; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered persons, consistent with what is generally available in the marketplace, and provided that such substitution shall not result in any lapses in coverage with respect to matters occurring on or prior to the Effective Time; provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof (which premium is disclosed in the Schedule 5.10 to the Company Disclosure Schedule) and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

    (b) From and after the Effective Time through the fifth anniversary of the Effective Time, the Purchaser and First National (each an "Indemnifying Party" and together the "Indemnifying Parties") agree to indemnify and hold harmless each present director, officer, employee or agent of the Company or a Company Subsidiary, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Costs"), arising out of matters involving the Company and the Bank (other than Costs which occur as a result of or arise out of the operations or business of the Kansas Branch, the North Carolina Branch or Harrington Wealth Management Company) existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, only and to the fullest extent to which the Company or the applicable Company Subsidiary is or was required by law or their respective Articles of Incorporation and Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Articles of Incorporation and Bylaws of such entity, in each case as in effect on the date hereof; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

    (c) Any Indemnified Party wishing to claim indemnification under
Section 5.10(b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the appropriate Indemnifying Party thereof, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not prejudice the Indemnifying Party. In the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective
Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction);
(ii) the Indemnified Parties will cooperate in the defense of any such matter; and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

    (d) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs, beneficiaries and representatives.

    5.11 FURTHER ASSURANCES; FORM OF TRANSACTION. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    (b) If necessary to expedite the Closing of the Merger, the Bank Merger and any other transactions contemplated by this Agreement, the parties agree that each will take or perform any additional reasonably necessary or advisable steps to restructure the transactions contemplated hereby; provided, however, that any such restructuring will not result in any change in the Merger Consideration, or result in any adverse consequences to the Purchaser, the Company or the shareholders of the Company.

    5.12 WARN ACT. The Company agrees that, if requested by Purchaser, it shall, on behalf of Purchaser or any subsidiary of Purchaser, issue such notices as are required under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similarly applicable state or local law. Such request by Purchaser shall be given in time to permit the Company to issue notices sufficiently in advance of any time of closing of such offices so that Purchaser or any subsidiary of Purchaser shall not be liable under the WARN Act for any penalty or payment in lieu of notice to any employee or governmental entity. Purchaser and the Company shall cooperate in the preparation and giving of such notices, and no such notices shall be given without the approval of Purchaser.

    5.13 NON-COMPETE. (a) For a period of three (3) years from the Effective Time, the Majority Shareholder shall not and shall not permit any of his Affiliates to (a) engage in a banking or mortgage origination business in Hamilton, Wayne or Marion County, Indiana (the "Geographic Area"), or (b) acquire, enter into an agreement to acquire or enter into a joint venture or other business combination with, any corporation or other business entity engaged in the banking or mortgage origination business in the Geographic Area. It is understood and agreed that this non-compete clause is a material inducement for Purchaser entering into this Agreement and consummating the Merger; provided, however, for purposes of this Section 5.13, the Majority Shareholder and his Affiliates may maintain passive investments not in excess of fifteen percent (15%) of the capital stock of any Person if the Majority Shareholder or Affiliate does not "control" (as defined in the definition of Affiliate) such Person.

    (b) In the event that any court shall hold that the time, Geographic Area or any other restriction stated in Section 5.13(a) above constitutes an unreasonable restriction upon the Majority Shareholder, the Majority Shareholder hereby expressly agrees that the provisions of Section 5.13(a) shall not be rendered void, but shall apply as to such time and to such extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved. The parties hereto desire that such provisions shall be enforced as if they were drawn to the extent providing the maximum legal protection to the Purchaser.

    (c) It is acknowledged and agreed that all customer lists, proprietary business information and all materials regarding the business of the Company and the Bank which are not a matter of public knowledge will not be used by the Majority Shareholder or any Affiliate for any purpose and shall be deemed confidential and proprietary information. Any and all copies of such confidential information in the possession of the Majority Shareholder or any Affiliate shall be turned over to the Company prior to the Closing.

    5.14 COMPANY SALES. The Company shall consummate the Company Sales prior to the earlier of (i) the Closing, or (ii) December 15, 2001, in accordance with
Section 3.25 above and all legal requirements (including appropriate applications to and approvals by the necessary federal and state bank regulatory authorities) and on an "as is, where is" basis, to a Company Sales Buyer. The Company shall structure the Company Sales so that neither the Company nor any Company Subsidiary provides any indemnification to any Company Sales Buyer, and any and all representations, warranties and covenants regarding the sale transaction or the assets sold shall not survive the closing of such Company Sale.

    5.15 NAME AND TRADEMARKS. The Company shall grant to (a) the applicable Company Sales Buyer of the Kansas Branch (i) a perpetual license to use the name "Harrington" in its banking business in the State of Kansas, and, except as set forth below, in any other State except for the State of Indiana, and the Company Sales Buyer of the Kansas Branch shall be entitled to sub-license its license to the Company Sales Buyer of the North Carolina Branch, (ii) ownership in the domain name "harrington-kc.com" effective at the closing of the Company Sales Agreement, and (iii) ownership in certain other marks and domain names relating to the "Harrington" name effective December 31, 2006, and (b) Harrington Wealth Management Company a perpetual license to use the name "Harrington" in its asset management business; provided, however, in no event shall the "Harrington" name be permitted by any Company Sales Buyer or Harrington Wealth Management Company to be used by a financial institution in the State of Indiana for a period of five (5) years. In return for the grant of such license, Harrington Wealth Management Company shall agree not to use, and to destroy upon the Effective Time, any existing customer list of the Bank. The terms of this Section 5.15 shall be memorialized and evidenced by that certain License and Concurrent Use Agreement and that certain Assignment of Marks and Domain Names in form and substance attached hereto as Exhibits D and E, respectively (the "Mark Agreements").

    5.16 RESIGNATIONS. The Company shall use its commercially reasonable efforts to procure and deliver to Purchaser the resignations, together with a release of claim, of each officer and director of the Company and each Company Subsidiary as shall have been specified by the Purchaser not more than thirty
(30) days from the date of this Agreement.

    5.17 TRANSACTION LIABILITY INSURANCE. The Company shall obtain, prior to the Closing, transaction liability insurance for the benefit of Purchaser from an insurer acceptable to Purchaser, covering certain risks in connection with the transactions contemplated herein determined appropriate by Purchaser. The cost of the transaction liability insurance shall be borne by the Company, with such cost not to exceed $200,000. All costs and expenses relating to the transaction liability insurance shall be paid by the Company prior to the Closing.

    5.18 ESTOPPEL LETTERS. The Company shall use its best efforts to obtain and deliver to Purchaser at the Closing with respect to all real estate (i) owned by the Company or any Company Subsidiary and used as a banking or mortgage-related facility, an estoppel letter dated as of the Closing Date in the form of Exhibit F from all tenants, and (ii) leased by the Company or any Company Subsidiary, an estoppel letter dated as of the Closing Date in the form of Exhibit G from all lessors.

    5.19 PINE STREET MORTGAGE CORP. Pine Street Mortgage Corp. shall be dissolved and all liabilities related thereto fully discharged and satisfied prior to the Closing.

                                   ARTICLE VI
                                   CONDITIONS

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) REGULATORY APPROVALS. The Regulatory Approvals necessary for the consummation of the transactions contemplated hereby shall have been obtained (including, but not limited to, the Merger and the Bank Merger), and none of such approvals shall contain or be subject to any terms or conditions that individually or in the aggregate would so materially reduce the economic or business benefit of the transactions contemplated by this Agreement such that had such terms or conditions been known, the Purchaser and the Company would not have entered into this Agreement, and all applicable statutory or regulatory waiting periods shall have lapsed.

        (b) NO ADVERSE PROCEEDINGS. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

        (a) REPRESENTATIONS; PERFORMANCE. The material representations and warranties of Purchaser set forth in Article IV shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date). Purchaser shall in all material respects have performed each material obligation and agreement and complied in all material respects with each covenant to be performed as set forth in Article V and as otherwise provided hereunder at or prior to the Effective Time.

        (b) OFFICERS' CERTIFICATE. Purchaser shall have furnished to the Company a certificate of an Executive Officer and the Chief Financial Officer of Purchaser dated as of the Effective Time, in which such officers shall certify to their best knowledge that they have no reason to believe that the conditions set forth in Section 6.2(a) above have not been fulfilled.

        (c) SECRETARY'S CERTIFICATE. Purchaser shall have furnished to the Company (i) copies of the text of the resolutions by which the corporate action on the part of Purchaser and Merger Sub necessary to approve this Agreement and the transactions contemplated hereby were taken,
    (ii) certificates dated as of the Effective Time executed on behalf of Purchaser and Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of each of Purchaser and Merger Sub by their respective corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Purchaser and of Merger Sub executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by Purchaser or Merger Sub, as the case may be.

        (d) OPINION OF COUNSEL. The Company shall have received an opinion letter dated as of the Effective Time addressed to the Company from Vedder, Price, Kaufman & Kammholz, counsel to Purchaser, substantially in the form previously attached hereto as Exhibit H delivered and agreed upon.

        (e) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of the percentage of the Company's capital stock required for such approval under the provisions of the Company's Articles of Incorporation and applicable law.

    6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB. The obligation of Purchaser and Merger Sub to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

        (a) REPRESENTATIONS; PERFORMANCE. The material representations and warranties of the Company set forth in Article III shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Effective Time as though made on and as of Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), as updated pursuant to Section 5.5 hereof, and the Company shall in all material respects have performed each material obligation and agreement and complied in all material respects with each covenant to be performed as set forth in Article V and as otherwise provided hereunder at or prior to the Effective Time.

        (b) OFFICERS' CERTIFICATE. The Company shall have furnished to Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Effective Time, in which such officers shall certify to their best knowledge that they have no reason to believe that the conditions set forth in Section 6.3(a) above have not been fulfilled.

        (c) SECRETARY'S CERTIFICATE. The Company shall have furnished to Purchaser (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary or an assistant corporate secretary certifying to Purchaser that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary or an assistant corporate secretary certifying the signature and office of each officer of the Company executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by the Company.

        (d) OPINION OF COUNSEL. Purchaser shall have received an opinion letter dated as of the Effective Time addressed to Purchaser from Kelley, Drye & Warren LLP, counsel to the Company, and Indiana counsel to Purchaser (which Indiana counsel shall be reasonably acceptable to Purchaser), substantially in the form attached hereto as Exhibit I.

        (e) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, the Company shall not have suffered or experienced a Material Adverse Effect; provided, however, that this Section 6.3(f) shall not apply to matters properly disclosed to Purchaser by the Company in a Disclosure Schedule Update and cured by the Company within the applicable Cure Period for which Purchaser has a specific right of termination under Section 7.1(f) hereof.

        (f) MINIMUM SHAREHOLDER EQUITY. At the Effective Date, the Total Shareholders' Equity of the Company shall be not less than Twenty-One Million Seven Hundred Ninety-Five Thousand Dollars ($21,795,000).

        (g) AFFILIATE TRANSACTION. Purchaser shall have received evidence, satisfactory to Purchaser, that the Company Sales have been completed pursuant to the Company Sales Agreements and at least thirty (30) days have elapsed subsequent to the closing of the Company Sales Agreements.

        (h) BANK BRANCH MATERIALS. The Company shall have caused to be delivered to the Richmond, Indiana branch of the Bank all records and documents relating to the Indiana operations of the Company or the Bank including, but not limited to, any such records and documents located in the North Carolina Branch or Kansas Branch.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1  TERMINATION.  This Agreement may be terminated prior to the Effective
Time:

        (a) by mutual consent of the Boards of Directors of Purchaser and the Company; or

        (b) by either Purchaser or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if such party is not then in breach or default in any respect of this Agreement; or

        (c) by the Board of Directors of Purchaser if (i) there has been a breach or default in any material respect by the Company of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement of which notice has been given in writing by Purchaser and which has not been cured within thirty (30) days of receipt of such notice; or (ii) the Effective Time has not occurred prior to January 31, 2002, without fault on the part of Purchaser; or (iii) a public announcement with respect to a proposal, plan or intention to effect an Acquisition Transaction shall have been made by any Person other than Purchaser or an Affiliate of Purchaser and the Board of Directors of the Company shall have (A) failed to publicly reject or oppose such proposed Acquisition Transaction within ten (10) days of the public announcement of such proposal, plan or intention or (B) shall have modified, amended or withdrawn its recommended approval of this Agreement and the Merger to the Company's shareholders; or (iv) the Board of Directors of the Company shall fail to recommend that the shareholders of the Company approve this Agreement and the Merger; or

        (d) by the Board of Directors of the Company if (i) there has been a breach or default in any material respect by Purchaser of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement of which notice has been given in writing by the Company and which has not been cured within thirty (30) days of receipt of such notice; or (ii) the Effective Time has not occurred prior to January 31, 2002, without fault on the part of the Company; or

        (e) by the Board of Directors of either Purchaser or the Company at any time after the date that (i) the shareholders of the Company fail to approve this Agreement and the Merger by an affirmative vote of at least a majority of the outstanding shares of the Company Common Stock at a meeting held for such purpose; or (ii) if any one of the Applicable Governmental Authorities has denied approval for the Merger and, if such denial is appealable, neither Purchaser nor the Company has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by the governmental agency of such order of denial; or

        (f) by Purchaser pursuant to Section 5.5(b).

    7.2 EFFECT OF TERMINATION. (a) If this Agreement is terminated for any reason, no party shall have any further liability hereunder to the other parties, provided, however, that notwithstanding the foregoing, (i) Section 7.2(a) shall not preclude liability from attaching to a party who has caused the termination hereof by either performing or failing to perform an act in violation of this Agreement; and (ii) the termination of this Agreement shall not affect the provisions of this Agreement in Section 5.6(c) (with respect to confidentiality), Section 7.2(b), Section 7.2(c) or Section 9.2 (with respect to the payment of expenses).

    (b) If this Agreement is terminated by the Purchaser pursuant to
Section 7.1(c)(i), 7.1(c)(iii), 7.1(c)(iv), or 7.1(e)(i), then in such case the Company shall pay to Purchaser in immediately available funds not later than two (2) business days after demand therefor an amount equal to Two Million Dollars ($2,000,000) plus all costs and expenses incurred by the Purchaser in connection with this Agreement or the Merger.

    (c) If (i) the Purchaser fails to consummate the transactions contemplated hereby, when it is otherwise obligated to do so under this Agreement and all of the conditions to the Purchaser's obligations to consummate such transactions under Article VI hereof have been satisfied, because of Purchaser's inability to obtain sufficient funds and/or capital (regulatory or otherwise) as of the Effective Date to carry out its obligations under this Agreement, or (ii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(i), the Purchaser shall pay to the Company in immediately available funds not later than two (2) business days after demand therefor an amount equal to Two Million Dollars ($2,000,000) plus all costs and expenses incurred by the Company in connection with this Agreement or the Merger.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 PUBLICITY. Neither the Company nor Purchaser shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other parties; provided, however, that either Purchaser or the Company may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law. To the extent practicable, each of the Company and Purchaser will consult with the other with respect to any such public announcement or statement.

    8.2 EXPENSES. The costs and expenses of Purchaser and the Company shall be allocated as follows:

        (a) Purchaser shall bear all fees and expenses of its counsel and accountants and all other costs and expenses incurred by it in the preparation of this Agreement, the investigation of the Company, the preparation and prosecution of its application for regulatory approval, and all costs and expenses of any appeals therefrom.

        (b) The Company or the Bank shall bear all fees and expenses of its counsel, accountants and investment bankers, all filing fees to be paid to the SEC in connection with the Proxy Statement, the costs of printing and mailing the Proxy Statement for use at the meeting of Company shareholders to consider the Merger, and all other costs and expenses incurred by such persons or firms in the preparation of this Agreement, the calling, noticing and holding of a meeting of shareholders to consider and act upon the Merger and the furnishing of information or other cooperation to Purchaser in connection with the preparation of regulatory applications.

    8.3 SURVIVAL. The representations and warranties of the parties hereto shall expire at the Effective Time and shall not survive the consummation of the Merger. All covenants and agreements contemplated to be performed prior to the Effective Time shall expire at the Effective Time and shall not survive the consummation of the Merger, and all covenants and agreements of Purchaser contemplated to be performed, partially or in full, after the Effective Time, shall survive the Effective Time and the consummation of the transactions contemplated hereby.

    8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopies, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

    If to Purchaser or to Merger Sub:

        Hasten Bancshares
       3901 West 86th Street, Suite 425
       Indianapolis, Indiana
       Telecopy:(317) 872-8522

        Attention: Hart N. Hasten, Chairman
                Mark Hasten, President

    with a copy to:

        Vedder, Price, Kaufman & Kammholz
       222 North LaSalle Street
       Suite 2600
       Chicago, Illinois 60601-1003
       Telecopy: (312) 609-5005
       Attention: Michael A. Nemeroff, Esq.

    If to the Company, addressed to:

        Harrington Financial Group, Inc.
       10801 Mastin Boulevard, Suite 740
       Overland Park, Kansas 66210
       Telecopy: (913) 663-0185

        Attention: Craig J. Cerny
                President & Chief Executive Officer

    with a copy to:

        Kelley, Drye & Warren LLP
       8000 Towers Crescent Drive, Suite 1200
       Vienna, Virginia 22182
       Telecopy: (703) 918-2450

        Attention: Norman B. Antin, Esq.
                Jeffrey D. Haas, Esq.

    If to the Majority Shareholder, addressed to:

        Douglas T. Breeden
       Smith Breeden Associates, Inc.
       100 Europa Drive, Suite 200
       Chapel Hill, North Carolina 27514
       Telecopy: (919) 933-3356

    All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; when received, if delivered by registered or certified mail (postage prepaid and return receipt requested); when receipt acknowledged, if faxed or telecopied; and the next day delivery after being timely delivered to a recognized overnight delivery service.

    8.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

    8.6 WAIVER. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts of the other party hereto or waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

    8.7 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Company Disclosure Schedule hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

    8.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

    8.9 MISCELLANEOUS. This Agreement and all other documents and instruments referred to herein: (i) constitute the entire agreement, and supersede all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (ii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana, without giving effect to the principles of conflict of laws thereof, and by the laws of the United States where applicable; and (iii) shall not be assigned by operation of law or otherwise.

    8.10 CONSENT TO JURISDICTION. Each of the parties hereto agree that any suit, action or proceeding instituted by or against such party under or in connection with this Agreement shall be brought in the United States District Court for the Southern District of the State of Indiana located in Marion County, Indiana. By its execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such court or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of such court in any such action, suit or proceeding.

    8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. A facsimile copy of a counterpart signature page of this Agreement shall be deemed an original instrument.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Company, Purchaser, Merger Sub and the Majority Shareholder have caused this Agreement and Plan of Merger to be executed on the date first written above.

                                                       HASTEN BANCSHARES

                                                                        /s/ MARK HASTEN
                                                            ---------------------------------------
                                                       By:                Mark Hasten
                                                       Its:                PRESIDENT

                                                       AL ACQUISITION CORP.

                                                                       /s/ BERNARD HASTEN
                                                            ---------------------------------------
                                                       By:               Bernard Hasten
                                                       Its:                PRESIDENT

                                                       HARRINGTON FINANCIAL GROUP, INC.

                                                                       /s/ CRAIG J. CERNY
                                                            ---------------------------------------
                                                       By:               Craig J. Cerny
                                                       Its:  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                     /s/ DOUGLAS T. BREEDEN
                                                            ---------------------------------------
                                                                       Douglas T. Breeden

                                                                      APPENDIX B

                                OPTION AGREEMENT

    This OPTION AGREEMENT (the "Agreement") is entered into on May 30, 2001, by and between Harrington Financial Group, Inc., an Indiana corporation ("Company"), and Hasten Bancshares, an Indiana corporation ("Purchaser").

    WHEREAS, Company, Purchaser, Al Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), and Douglas T. Breeden, have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for, among other things, the merger ("Merger") of Company with and into Merger Sub with Company as the surviving corporation. In connection with the Merger, each share of outstanding common stock of Company, $0.125 par value per share ("Common Stock"), would be converted into the right to receive the Merger Consideration. Purchaser and Merger Sub have expressly indicated to Company that it would be unwilling to enter into the Merger Agreement and consummate the transactions contemplated thereby without the benefit of this Option Agreement. In order to encourage Purchaser and Merger Sub to proceed with the Merger and to prepare required federal and state applications for approvals from the Applicable Governmental Authorities and to incur substantial expense in connection therewith, Company has determined that it is in its best interests to grant to Purchaser an option to purchase additional shares of its authorized but unissued Common Stock. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

    In consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, Company and Purchaser agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Company hereby grants to Purchaser an option (the "Option") to purchase up to 19.9% of the fully paid and nonassessable shares (the "Option Shares") of Common Stock on a when-issued basis at a purchase price of $8.00 per share (such price, as adjusted if applicable, the "Purchase Price"). Notwithstanding anything contained herein or in the Merger Agreement to the contrary, the amount that Purchaser (including any successor-in-interest, Affiliate or transferee) shall be entitled to receive, whether as (a) consideration for the Option Shares or the Option (including, without limitation, any payments in the form of Repurchase Consideration) from any Person, including Company (whether in a single transaction or a series of transactions), less any Purchase Price actually paid by Purchaser, or (b) reimbursement amounts paid to Purchaser pursuant to Section 7.2(b) of the Merger Agreement shall not exceed Two Million Dollars ($2,000,000) in the aggregate plus all costs, fees and expenses incurred by Purchaser in connection with the Merger Agreement and the transactions contemplated thereby (the "Limit"). In the event that Purchaser receives or is entitled to receive consideration and/or payments described in (a) and
(b) above in excess of the Limit, such excess amount shall be deemed to be held in constructive trust by Purchaser for the benefit of Company and shall be immediately paid by Purchaser to Company at the time and in the form such amount is received by Purchaser. Each certificate evidencing Option Shares issued to Purchaser upon exercise of the Option shall bear a legend in form and substance acceptable to Company to the effect that such shares are subject to the foregoing restrictions. The foregoing restrictions with respect to the Limit shall expire and be of no further force and effect on the day after the second anniversary of the occurrence of a Triggering Event (as defined below).

    2.  EXERCISE OF OPTION.

        (a) The Option may be exercised in whole or in part prior to the termination of this Agreement and after the occurrence of a Triggering Event, as defined in Section 4 hereof. In the event that Purchaser desires to exercise the Option at any time, Purchaser shall notify Company as to the number of shares of Common Stock it wishes to purchase and a place and date, not less than 2 business days nor more than 10 business days after the date such notice is given (the

    "Closing Date"), for the closing of such purchase; provided, however, that notwithstanding the establishment of such Closing Date, the consummation of the exercise of the Option may take place only after all regulatory or supervisory agency approvals required by any applicable law, rule or regulation shall have been obtained and each such approval shall have become final. Company shall fully cooperate with Purchaser in the filing of the required notice or application for approval and the obtaining of any such approval.

        (b) On the Closing Date, Purchaser shall (i) pay to Company, in immediately available funds by wire transfer to a bank account designated by Company, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on the Closing Date, and (ii) present and surrender this Agreement to Company at the address of Company specified in
    Section 11(f) hereof.

        (c) On the Closing Date, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 2(b) above, (i) Company shall deliver to Purchaser a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and, if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares hereunder, and (ii) Purchaser shall deliver to Company a letter agreeing that Purchaser shall not offer to sell or otherwise dispose of the Option Shares in violation of the provisions of this Agreement.

        (d) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

       THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, STATE SECURITIES LAWS AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED MAY 30, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY HARRINGTON FINANCIAL GROUP, INC. OF A WRITTEN REQUEST THEREFOR.

    The above legend shall be removed by delivery of substitute certificate(s) without the legend if Purchaser shall deliver to Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Company and its counsel, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended (the "1933 Act").

        (e) Upon the giving of written notice of exercise by Purchaser to Company and the tender of the applicable purchase price in immediately available funds, Purchaser shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Purchaser. Company shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Purchaser or its assignee, transferee or designee.

    3. TERMINATION OF OPTION. The Option shall terminate and be of no further force and effect upon the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement), (ii) fifteen (15) months after the occurrence of a Triggering Event (as defined below), (iii) termination of the Merger Agreement by reason of wrongful termination thereof by Purchaser, by reason of an uncured breach or default thereof on the part of Purchaser or by mutual agreement of the parties, or (iv) twelve (12) months after the termination of the Merger Agreement for any other reason.

    4. CONDITIONS TO EXERCISE. Purchaser may exercise the Option, in whole or in part, at any time prior to its termination following the occurrence of a Triggering Event. The term "Triggering Event" shall mean the occurrence of any of the following events:

        (a) if the Board of Directors of Company shall withdraw its support of the Merger by resolution or by authorization of specific action inconsistent with consummation of the Merger, or if it fails to recommend approval of the Merger;

        (b) a Person (as defined by Section 13(d)(3)(e) of the 1934 Act), other than Purchaser or an Affiliate of Purchaser:

           (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of ten percent (10%) or more of the then outstanding Common Stock of Company or securities representing, or the right or option to acquire beneficial ownership of, or to vote securities representing, ten percent (10%) or more of the then outstanding Common Stock of Company, and after the occurrence of such acquisition the Board of Directors of Company (A) recommends such acquisition to its shareholders for acceptance, or (B) fails to recommend, or withdraws its approval of, the Merger Agreement to the shareholders of Company;

           (ii) enters into any binding or non-binding letter of intent or agreement with Company pursuant to which such Person or any affiliate of such Person would (A) merge or consolidate, or enter into any similar transaction, with Company or (B) acquire all or substantially all of the assets of Company; or

          (iii) makes a bona fide proposal (a "Proposal") for any merger, consolidation or acquisition of all or substantially all the assets of Company or other business combination involving Company, and thereafter, but before such Proposal has been Publicly Withdrawn, (as defined below), Company willfully commits any material breach of any covenant of the Merger Agreement and such breach (A) would entitle Purchaser to terminate the Merger Agreement without regard to the cure periods provided for therein, (B) is not cured and (C) would materially interfere with Company's ability to consummate the Merger or materially reduce the value of the transaction to Purchaser; or

        (c) if the shareholders of the Company shall fail to approve the Merger.

The phrase "Publicly Withdrawn" for purposes of clause (iii) above shall mean an unconditional bona fide withdrawal of the Proposal or a formal rejection of such Proposal by Company in writing. Company shall notify Purchaser promptly in writing of the occurrence of any of the events set forth in paragraphs (b)(i),
(ii), or (iii) above, it being understood that the giving of such notice by Company shall not be a condition to the right of Purchaser to transfer or exercise the Option.

    5. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to Purchaser as follows:

        (a) Company has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein (including, without limitation, the approval of Board of Governors of the Federal Reserve ("FRB"), if necessary), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company.

        (b) Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver the

Option Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Common Stock necessary for Purchaser to exercise the Option, and Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued upon exercise of the Option. The Option Shares, including all additional shares of Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto and payment therefor, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Company.

        (c) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Company of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or
    (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Company's performance under this Agreement.

        (d) Company agrees: (i) that it will not, by amendment to its article of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Company except pursuant to the Merger; (ii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB, or to any federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with Purchaser in preparing such applications or notices and providing such information to the FRB or such regulatory authority as they may require) in order to permit Purchaser to exercise the Option and Company duly and effectively to issue shares of Common Stock pursuant hereto; and
    (iii) promptly to take all action provided herein to protect the rights of Purchaser against dilution on or prior to the Closing Date.

    6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Company that:

        (a) Purchaser has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser.

        (b) The Option is not being, and any Option Shares or other securities acquired by Purchaser upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act, as amended.

    7.  ADIUSTMENT UPON CHANGES IN CAPITALIZATION; REPURCHASE OF OPTION.

        (a) In the event of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Purchaser shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Purchaser would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If, prior to the exercise of the Option, any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

        (b) If a Triggering Event described in Section 4(b)(i) or
    4(b)(ii) above shall occur and the transaction that is the subject of such Triggering Event is consummated, or if any Person other than Purchaser or an Affiliate of Purchaser acquires beneficial ownership of 50% or more of the then outstanding shares of Common Stock, Company, if requested by Purchaser, shall pay to Purchaser, in lieu of delivery of the Option Shares an amount in cash equal to the Spread (as defined below) multiplied by the total number of Option Shares for which the Option is exercisable (such aggregate amount is referred to as the "Repurchase Consideration").

        (c) As used herein, "Spread" shall mean the excess, if any, over the Purchase Price (as defined in Section 1) of the higher of (i) highest closing price per share of Common Stock as reported on the NASDAQ within six months immediately preceding the date that Purchaser requests cash in lieu of shares pursuant to this Section (the "Request Date"), (ii) the price per share of Common Stock at which a tender offer or an exchange offer therefor has been made, (iii) the price per share of Common Stock to be paid to any third party pursuant to an agreement with Company, or (iv) in the event of a sale of all or a substantial portion of Company's assets the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Company determined by a nationally recognized investment banking firm mutually selected by Purchaser, on the one hand, and Company, on the other, divided by the number of shares of Common Stock of Company outstanding at the time of such sale. In determining the Repurchase Consideration, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by Purchaser, on the one hand, and Company on the other.

        (d) Upon exercise of its right to receive cash pursuant to this Section, any and all obligations of Purchaser to make payment pursuant to
    Section 2(b) and all obligations of Company to deliver a certificate or certificates representing shares of Common Stock pursuant to
    Section 2(c) shall be terminated. If Purchaser exercises its rights under this Section 7, Company shall, within 2 business days after the Request Date, pay the Repurchase Consideration to Purchaser in immediately available funds, and Purchaser shall surrender to Company the Option. Notwithstanding the foregoing, to the extent that prior notification to or approval of the FRB or other regulatory authority is required in connection with the payment of all or any portion of the Repurchase Consideration, Purchaser shall have the ongoing option to revoke its request for repurchase pursuant to
    Section 7(b) or to require that Company deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and Company shall cooperate with Purchaser in the filing of any such notice or application and the obtaining of any such approval). If the FRB or any other regulatory authority disapproves of any part of Company's proposed repurchase pursuant to Section 7(b), Company shall promptly give notice of such fact to Purchaser and Purchaser shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date.

    8.  REGISTRATION RIGHTS.

        (a) Upon the occurrence of a Triggering Event and at the written demand of Purchaser, the Company shall, within four (4) months following such demand, promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective as soon as practicable after filing and to remain effective for up to 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option in accordance with any plan of disposition requested by Purchaser. Purchaser shall have the right to demand two such registrations. Purchaser will provide such information as may be necessary for Company's preparation of such a registration statement, and any such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact nor will such information omit to state any material facts with respect to Purchaser or its intended plan of disposition of Option Shares. The foregoing notwithstanding, if, at the time of any request by Purchaser for registration of Option Shares as provided above, Company is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith reasonable judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of Purchaser's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Company, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced ("Underwriter Reduction"); provided, however, that after any such required reduction, the number of Option Shares to be included in such offering for the account of Purchaser shall constitute at least 25% of the total number of shares to be sold by Purchaser and Company in the aggregate; provided, further, however, that if such reduction occurs, then Company shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur.

        If requested by Purchaser in connection with such registration, Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Company.

        (b) If after the occurrence of a Triggering Event, Company effects a registration under the Securities Act of Company Common Stock for its own account or for any other stockholders of Company (other than on Form S-4 or Form S-8, or any successor forms or any form with respect to a dividend reinvestment or similar plan), it shall allow Purchaser the right to participate in such registration, and such participation shall not affect the obligation of Company to effect a registration statement for Purchaser under Section 8(a); provided, however, that if the circumstances give rise to an Underwriter Reduction as provided in 8(a) above then the procedure set forth in Section 8(a) governing the number of Option Shares to be included in such registration shall apply.

        (c) In connection with any registration pursuant to this Section 8, Company and Purchaser shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. Any registration statement prepared and filed under this Section 8 and any sale covered thereby shall be at Company's expense except for underwriting discounts or commissions, brokers' fees, taxes and the fees and disbursements of Purchaser's counsel related thereto.

        9. (a) In the event that prior to the termination of the Option, Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Purchaser or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Purchaser or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Purchaser or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Purchaser, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

        (b) The following terms have the meanings indicated:

           (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Company (if other than Company), (ii) Company in a merger in which Company is the continuing or surviving person, and (iii) the transferee of all or substantially all of Company's assets.

           (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

           (3) "Assigned Value" shall mean the highest of (i) the price per share of common stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of common stock to be paid by any third party pursuant to an agreement with Company, or (iii) in the event of a sale of all or substantially all of Company's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Company as determined by a nationally recognized investment banking firm selected by Purchaser divided by the number of shares of Common Stock of Company outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Purchaser.

           (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if Company is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Company or by any company which controls or is controlled by such person, as Purchaser may elect.

        (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to Purchaser. The issuer of the Substitute Option shall also enter into an agreement with Purchaser in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

    (f) Company shall not enter into any transaction described in subsection
(a) of this Section 9 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Company hereunder.

    10. LISTING. If Company Common Stock to be acquired upon exercise of the Option is then authorized for listing on the NASDAQ or on any other national securities exchange or automated quotation system, Company will promptly file an application to authorize for listing the shares of Company Common Stock to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or quotation system and will use its best efforts to obtain approval of such listing as soon as practicable.

    11.  MISCELLANEOUS.

        (a) EXPENSES. Except as otherwise provided in Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Purchaser to acquire, or does not require Company to repurchase, the full number of shares of Company Common Stock as provided in Sections 2 and 7, it is the express intention of Company to allow Purchaser to acquire or to require Company to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana without regard to any applicable conflicts of law rules.

        (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Purchaser, addressed to:

        Hasten Bancshares
       3901 West 86th Street
       Suite 425
       Indianapolis, Indiana
       Telecopy: (317) 872-8522

        Attention: Hart N. Hasten, Chairman
                Mark Hasten, President

    with a copy to:

        Vedder, Price, Kaufman & Kammholz
       222 North LaSalle Street
       Suite 2600
       Chicago, Illinois 60601-1003
       Telecopy: (312) 609-5005
       Attention: Michael A. Nemeroff, Esq.

    If to Company, addressed to:

        Harrington Financial Group, Inc.
       10801 Mastin Boulevard
       Suite 740
       Overland Park, Kansas 66210
       Telecopy: (913) 663-0185

        Attention: Craig Cerny, President & Chief Executive Officer

    with a copy to:

        Kelley, Drye & Warren LLP
       8000 Towers Crescent Drive
       Suite 1200
       Telecopy: (703) 918-2450

        Attention: Norman B. Antin, Esq.
                Jeffrey D. Haas, Esq.

    or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

        (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

        (h) ASSIGNMENT. TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may assign this Agreement to a wholly owned subsidiary of Purchaser. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Purchaser, Company and Purchaser shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

        (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    IN WITNESS WHEREOF, Company and Purchaser have caused this Option Agreement to be signed by their respective officers, all as of the day and year first written above.

                                                       HASTEN BANCSHARES

                                                       By:               /s/ MARK HASTEN
                                                             --------------------------------------
                                                                           Mark Hasten
                                                       Its:                 PRESIDENT

                                                       HARRINGTON FINANCIAL GROUP, INC.

                                                       By:             /s/ CRAIG J. CERNY
                                                             --------------------------------------
                                                                         Craig J. Cerny
                                                       Its:   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX C

                            , 2001

Board of Directors
Harrington Financial Group, Inc.
10801 Mastin Boulevard
Suite 740
Overland Park, Kansas 66210

Dear Members of the Board:

    You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Harrington Financial Group, Inc. ("HFGI"), of the consideration to be paid by Hasten Bancshares, Inc. ("Hasten") in the merger (the "Merger") between HFGI and Hasten. We have not been requested to opine as to, and our opinion does not in any manner address, HFGI's underlying business decision to proceed with or effect the Merger.

    Pursuant to the Agreement and Plan of Merger, dated May 30, 2001, by and among HFGI and Hasten (the "Agreement"), at the effective time of the Merger, Hasten will acquire all of HFGI's issued and outstanding shares of common stock. Hasten will issue to the holders of HFGI's common stock $12.49 in cash for each share of HFGI common stock outstanding. The options of HFGI that remain outstanding at the Effective Time will be cashed out at the difference between $12.49 per share and the exercise price. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

    Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

    In connection with this opinion we reviewed certain financial and other business data supplied to us by HFGI including (i) the Agreement and Plan of Merger by and among HFGI and Hasten, (ii) Annual Report, Proxy Statement and Form 10-K for the years ended June 30, 1999 and 2000, (iii) the quarterly reports on Form 10-Q for the quarters ended September 30, and December 31, 2000 and March 31, 2001; and (iii) other information we deemed relevant. We discussed with management and the Board of Directors of HFGI and its wholly owned subsidiary, Harrington Bank, the current position and prospective outlook for HFGI. We considered historical quotations and the prices of recorded transactions in HFGI's common stock. We reviewed financial and stock market data of other savings institutions, particularly in the Midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

    For Hasten, we reviewed the financial statements for the year ended December 31, 2000 and certain other information deemed relevant.

    For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by HFGI and Hasten and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from HFGI, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of HFGI's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of HFGI or Hasten. We have further relied on the assurances of management of HFGI and Hasten that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

    In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to HFGI or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

    Consistent with the engagement letter with you, we have acted as financial advisor to HFGI in connection with the Merger and will receive a fee for such services. In addition, HFGI has agreed to indemnify us for certain liabilities arising out of our engagement by HFGI in connection with the Merger.

    Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by Hasten in the Merger is fair, from a financial point of view, to the stockholders of HFGI.

    This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of HFGI used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of HFGI in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

Keefe, Bruyette, & Woods, Inc.

                                 REVOCABLE PROXY

                        HARRINGTON FINANCIAL GROUP, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRINGTON FINANCIAL GROUP, INC. (THE "COMPANY") FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ________, 2001 AND AT ANY ADJOURNMENT THEREOF.

      The undersigned being a stockholder of the Company as of _____, 2001, hereby authorizes the Board of Directors of the Company, or any successors thereto, as proxies, to represent the undersigned at the Special Meeting of the Stockholders of the Company to be held at _________________________________ on ______________, 2001, at _______ _m., Eastern Time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

                  (Continued and to be signed on reverse side.)

                                 Please Detach and Mail in the Envelope Provided

[X]   Please mark your votes as in this example

1. Proposal to approve the adoption of the Agreement and Plan of Merger dated as of May 30, 2001, by and among Harrington Financial Group, Inc., Hasten Bancshares, Al Acquisition Corp. and Douglas T. Breeden.

      [__]  FOR               [__]  AGAINST           [__]  ABSTAIN

      SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

2. Proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies.

      [__]  FOR               [__]  AGAINST           [__]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business matters as may properly come before the meeting.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.


-------------------------
Signature of Stockholder


Dated:__________________